As filed with the Securities and Exchange Commission on December 23, 2009
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

K. HOVNANIAN ENTERPRISES, INC.
HOVNANIAN ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Its Charter)

California	Delaware
(State or Other Jurisdiction of Incorporation or Organization)

1520	1531
(Primary Standard Industrial Classification Code Number)

22-2423583	22-1851059
(I.R.S. Employer Identification Number)

110 West Front Street	110 West Front Street
P.O. Box 500	P.O. Box 500
Red Bank, New Jersey 07701	Red Bank, New Jersey 07701
(732) 747-7800	(732) 747-7800
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
SEE TABLE OF ADDITIONAL REGISTRANTS

J. Larry Sorsby
Hovnanian Enterprises, Inc.
110 West Front Street
P.O. Box 500
Red Bank, New Jersey 07701
(732) 747-7800
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Vincent Pagano Jr., Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
(212) 455-2000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered	per Unit	Offering Price	Registration Fee
10 5/8% Senior Secured Notes due 2016	$785,000,000	100%(1)	$785,000,000(1)	$55,970.50(2)
Guarantees of 10 5/8% Senior Secured Notes due 2016	N/A	N/A	N/A	None(3)
Total	$785,000,000	100%(1)	$785,000,000(1)	$55,970.50(2)

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457 of the Securities Act of 1933.

(2)	The registration fee for the securities offered hereby has been calculated under Rule 457(f)(2) of the Securities Act of 1933.

(3)	Pursuant to Rule 457(n) under the Securities Act, no consideration will be received for the Guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Address Including Zip
	State or Other		Code, and Telephone
	Jurisdiction of	IRS Employer	Number Including Area
Exact Name of Registrant	Incorporation	Identification	Code, of Registrant’s
as Specified in Its Charter	or Organization	Number	Principal Executive Offices

Auddie Enterprises, L.L.C.	NJ	26-1956909	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Builder Services NJ, L.L.C.	NJ	20-1131408	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Builder Services NY, L.L.C.	NY	20-5676716	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Builder Services PA, L.L.C.	PA	20-5425686	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Dulles Coppermine, L.L.C.	VA	31-1820770	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Eastern Title Agency, Inc.	NJ	22-2822803	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
F & W Mechanical Services, L.L.C.	NJ	20-4186885	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Founders Title Agency of Maryland, L.L.C.	MD	20-1480338	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Founders Title Agency, Inc.	VA	22-3293533	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Governor’s Abstract Co., Inc.	PA	22-3278556	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Homebuyers Financial Services, L.L.C.	MD	20-3529161	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Hovnanian Developments of Florida, Inc.	FL	22-2416624	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone
	Jurisdiction of	IRS Employer	Number Including Area
Exact Name of Registrant	Incorporation	Identification	Code, of Registrant’s
as Specified in Its Charter	or Organization	Number	Principal Executive Offices

Hovnanian Land Investment Group of Georgia, L.L.C.	GA	20-3286439	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Hovnanian Land Investment Group of Pennsylvania, L.L.C.	PA	20-4641720	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. H. San Marcos Conservancy Holdings, L.L.C.	CA	26-3367457	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hov IP, Inc.	CA	95-4892009	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hov International, Inc.	NJ	22-3188610	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hov IP, II, Inc.	CA	57-1135061	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Acquisitions, Inc.	NJ	22-3406671	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Allenberry, L.L.C.	PA	20-5295827	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Bakersfield 463, L.L.C.	CA	26-4230522	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Bernards IV, Inc.	NJ	22-3292171	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Bridgeport, Inc.	CA	22-3547807	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Bridgewater VI, Inc.	NJ	22-3243298	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Broad and Walnut, L.L.C.	PA	20-3477133	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone
	Jurisdiction of	IRS Employer	Number Including Area
Exact Name of Registrant	Incorporation	Identification	Code, of Registrant’s
as Specified in Its Charter	or Organization	Number	Principal Executive Offices

K. Hovnanian at Calabria, Inc.	CA	22-3324654	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Cameron Chase, Inc.	VA	22-3459993	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Camp Hill, L.L.C.	PA	20-4215810	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Carmel Del Mar, Inc.	CA	22-3320550	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Castile, Inc.	CA	22-3356308	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Chaparral, Inc.	CA	22-3565730	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Cielo, L.L.C.	CA	20-3393453	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Clarkstown, Inc.	NY	22-2618176	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Coastline, L.L.C.	CA	20-4751032	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Crestline, Inc.	CA	22-3493450	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Dominguez Hills, Inc.	CA	22-3602177	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at East Brandywine, L.L.C.	PA	20-8353499	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at East Whiteland I, Inc.	PA	22-3483220	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone
	Jurisdiction of	IRS Employer	Number Including Area
Exact Name of Registrant	Incorporation	Identification	Code, of Registrant’s
as Specified in Its Charter	or Organization	Number	Principal Executive Offices

K. Hovnanian at El Dorado Ranch, L.L.C.	CA	26-4273163	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at El Dorado Ranch II, L.L.C.	CA	26-4273232	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Elk Township, L.L.C.	NJ	20-5199963	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Evergreen, L.L.C.	CA	20-1618392	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Ewing, L.L.C.	NJ	20-8327131	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Fiddyment Ranch, LLC	CA	27-0614848	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Fifth Avenue, L.L.C.	NJ	20-4594377	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Forks Twp. I, L.L.C.	PA	20-4202483	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Freehold Township I, Inc.	NJ	22-2459186	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Galloway, L.L.C.	NJ	26-0395034	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Hackettstown, Inc.	NJ	22-2765936	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Hazlet, L.L.C.	NJ	20-4568967	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Hershey’s Mill, Inc.	PA	22-3445102	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone
	Jurisdiction of	IRS Employer	Number Including Area
Exact Name of Registrant	Incorporation	Identification	Code, of Registrant’s
as Specified in Its Charter	or Organization	Number	Principal Executive Offices

K. Hovnanian at Highland Vineyards, Inc.	CA	22-3309241	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Hilltop, L.L.C.	NJ	20-3476959	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Hudson Pointe, L.L.C.	NJ	20-2695809	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Keyport, L.L.C.	NJ	20-4918777	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at La Costa Greens, L.L.C.	CA	20-3920917	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at La Laguna, L.L.C.	CA	26-4230543	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at La Terraza, Inc.	CA	22-3303807	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lake Rancho Viejo, LLC	CA	20-1337056	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lakewood, Inc.	NJ	22-2618178	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lee Square L.L.C.	VA	27-1092841	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Little Egg Harbor III, L.L.C.	NJ	20-4861624	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lower Moreland III, L.L.C.	PA	20-4863743	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Macungie, L.L.C.	PA	20-4863710	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone
	Jurisdiction of	IRS Employer	Number Including Area
Exact Name of Registrant	Incorporation	Identification	Code, of Registrant’s
as Specified in Its Charter	or Organization	Number	Principal Executive Offices

K. Hovnanian at Mahwah VI, Inc.	NJ	22-3188612	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Malan Park, L.L.C.	PA	26-4230566	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Manalapan, Inc.	NJ	22-2442998	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Maple Avenue, L.L.C.	NJ	20-4863855	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Marlboro Township III, Inc.	NJ	22-2847875	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Marlboro Township IV, Inc.	NJ	22-3301196	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Matsu, L.L.C.	CA	20-4135542	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Middle Township II, L.L.C.	NJ	20-3832384	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Monroe II, Inc.	NY	22-2718071	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Monroe NJ, L.L.C.	NJ	20-3512199	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Montgomery I, Inc.	PA	22-3165601	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at New Brunswick Urban Renewal, L.L.C.	NJ	20-4053097	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at North Caldwell III, L.L.C.	NJ	20-4863775	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone
	Jurisdiction of	IRS Employer	Number Including Area
Exact Name of Registrant	Incorporation	Identification	Code, of Registrant’s
as Specified in Its Charter	or Organization	Number	Principal Executive Offices

K. Hovnanian at Northern Westchester, Inc.	NY	22-2814372	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Northlake, Inc.	CA	22-3336696	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Ocean Township, Inc.	NJ	22-3094742	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Ocean Walk, Inc.	CA	22-3565732	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Oceanport, L.L.C.	NJ	20-5811042	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Perkiomen I, Inc.	PA	22-3094743	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Philadelphia II, L.L.C.	PA	20-1706785	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Piazza D’Oro, L.L.C.	CA	11-3760903	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Piazza Serena, L.L.C.	CA	26-4230582	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Port Imperial Urban Renewal IV, L.L.C.	NJ	20-2293457	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Port Imperial Urban Renewal V, L.L.C.	NJ	20-2293478	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Port Imperial Urban Renewal VI, L.L.C.	NJ	20-2909190	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Port Imperial Urban Renewal VII, L.L.C.	NJ	20-2909213	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone
	Jurisdiction of	IRS Employer	Number Including Area
Exact Name of Registrant	Incorporation	Identification	Code, of Registrant’s
as Specified in Its Charter	or Organization	Number	Principal Executive Offices

K. Hovnanian at Port Imperial Urban Renewal VIII, L.L.C.	NJ	20-2909227	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Rancho Cristianitos, Inc.	CA	22-3369102	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Reservoir Ridge, Inc.	NJ	22-2510587	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Ridgemont, L.L.C.	NJ	20-3375106	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Ridgestone, L.L.C.	MN	20-3563233	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Sage, L.L.C.	CA	20-3230547	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at San Sevaine, Inc.	CA	22-3493454	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Saratoga, Inc.	CA	22-3547806	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Sawmill, Inc.	PA	22-3602924	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Scotch Plains II, Inc.	NJ	22-3464496	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Scotch Plains, L.L.C.	NJ	22-1149329	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Silver Spring, L.L.C.	PA	20-3230502	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Skye Isle, LLC	CA	31-1820095	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone
	Jurisdiction of	IRS Employer	Number Including Area
Exact Name of Registrant	Incorporation	Identification	Code, of Registrant’s
as Specified in Its Charter	or Organization	Number	Principal Executive Offices

K. Hovnanian at Smithville, Inc.	NJ	22-1732674	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Sparta, L.L.C.	NJ	20-4326573	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Stone Canyon, Inc.	CA	22-3512641	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Sycamore, Inc.	CA	22-3493456	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Tannery Hill, Inc.	NJ	22-3396608	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at The Bluff, Inc.	NJ	22-1841019	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at The Monarch, L.L.C.	NJ	20-3215837	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Thornbury, Inc.	PA	22-3462983	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Tierrasanta, Inc.	CA	22-3351875	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Trenton, L.L.C.	NJ	20-3728778	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Trovata, Inc.	CA	22-3369099	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Union Township I, Inc.	NJ	22-3027952	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Upper Freehold Township I, Inc.	NJ	22-3415873	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone
	Jurisdiction of	IRS Employer	Number Including Area
Exact Name of Registrant	Incorporation	Identification	Code, of Registrant’s
as Specified in Its Charter	or Organization	Number	Principal Executive Offices

K. Hovnanian at Upper Makefield I, Inc.	PA	22-3302321	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Vail Ranch, Inc.	CA	22-3320537	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Verona Urban Renewal, L.L.C.	NJ	20-4359783	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Victorville, L.L.C.	CA	26-4230607	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Vista Del Sol, L.L.C.	CA	26-4233963	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Wall Township VI, Inc.	NJ	22-2859303	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Wall Township VIII, Inc.	NJ	22-3434643	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Washingtonville, Inc.	NY	22-2717887	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Wayne V, Inc.	NJ	22-2790299	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at West View Estates, L.L.C.	CA	26-4273312	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Wildrose, Inc.	CA	22-3312525	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Wildwood Bayside, L.L.C.	NJ	20-4385082	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Classics CIP, L.L.C.	NJ	20-3684969	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone
	Jurisdiction of	IRS Employer	Number Including Area
Exact Name of Registrant	Incorporation	Identification	Code, of Registrant’s
as Specified in Its Charter	or Organization	Number	Principal Executive Offices

K. Hovnanian Classics, L.L.C.	NJ	20-3761401	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Communities, Inc.	CA	95-4892007	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Companies Northeast, Inc.	NJ	22-2445216	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Companies of California, Inc.	CA	22-3301757	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Companies of Maryland, Inc.	MD	22-3331050	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Companies of New York, Inc.	NY	22-2618171	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Companies of Pennsylvania, Inc.	PA	22-2390174	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Companies of Southern California, Inc.	CA	22-3493449	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Companies of Virginia, Inc.	VA	22-3169584	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Connecticut Acquisitions, L.L.C.	CT	20-3921070	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Construction II, Inc.	NJ	22-2246316	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Construction III, Inc.	NJ	22-1945444	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Construction Management, Inc.	NJ	22-3406668	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone
	Jurisdiction of	IRS Employer	Number Including Area
Exact Name of Registrant	Incorporation	Identification	Code, of Registrant’s
as Specified in Its Charter	or Organization	Number	Principal Executive Offices

K. Hovnanian Craftbuilt Homes of South Carolina, L.L.C.	SC	20-4467887	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Delaware Acquisitions, L.L.C.	DE	20-4823251	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Arizona, Inc.	AZ	31-1825442	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of California, Inc.	CA	22-3303806	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Connecticut, Inc.	CT	20-3920999	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of D.C., Inc.	DC	20-2377106	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Delaware, Inc.	DE	20-1528466	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Georgia, Inc.	GA	20-3286085	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Illinois, Inc.	IL	20-2421053	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Indiana, Inc.	IN	20-3278908	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Kentucky, Inc.	KY	20-5156963	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Maryland, Inc.	MD	22-3331045	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Michigan, Inc.	MI	31-1826348	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone
	Jurisdiction of	IRS Employer	Number Including Area
Exact Name of Registrant	Incorporation	Identification	Code, of Registrant’s
as Specified in Its Charter	or Organization	Number	Principal Executive Offices

K. Hovnanian Developments of Minnesota, Inc.	MN	20-1073868	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of New Jersey II, Inc.	CA	59-3762294	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of New Jersey, Inc.	CA	22-2664563	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of New York, Inc.	NY	22-2626492	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of North Carolina, Inc.	NC	22-2765939	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Ohio, Inc.	OH	32-0069375	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Pennsylvania, Inc.	PA	22-1097670	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of South Carolina, Inc.	SC	58-2659968	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Texas, Inc.	TX	22-3685786	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of Virginia, Inc.	VA	22-3188615	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Developments of West Virginia, Inc.	WV	31-1826831	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Florida Realty, L.L.C.	FL	26-0509482	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes — DFW, L.L.C.	TX	20-5856823	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone
	Jurisdiction of	IRS Employer	Number Including Area
Exact Name of Registrant	Incorporation	Identification	Code, of Registrant’s
as Specified in Its Charter	or Organization	Number	Principal Executive Offices

K. Hovnanian Forecast Homes Northern, Inc.	CA	20-4996073	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes at Greenway Farm Park Towns, L.L.C.	MD	20-3921234	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes at Greenway Farm, L.L.C.	MD	20-3921143	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes at Jones Station 1, L.L.C.	MD	20-3882481	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes at Jones Station 2, L.L.C.	MD	20-3882532	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes at Payne Street, L.L.C.	VA	20-4215898	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes at Primera, L.L.C.	MD	20-3749553	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes of Georgia, L.L.C.	GA	20-4467858	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes of Houston, L.L.C.	TX	20-5856877	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes of Indiana, L.L.C.	IN	20-3278918	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes of North Carolina, Inc.	NC	56-1458833	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes of Virginia, Inc.	VA	52-0898765	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone
	Jurisdiction of	IRS Employer	Number Including Area
Exact Name of Registrant	Incorporation	Identification	Code, of Registrant’s
as Specified in Its Charter	or Organization	Number	Principal Executive Offices

K. Hovnanian Liberty on Bluff Creek, LLC	MN	27-1226006	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian PA Real Estate, Inc.	PA	22-3188608	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian of Houston II, L.L.C.	TX	20-5856770	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Port Imperial Urban Renewal, Inc.	NJ	22-3027956	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Properties of Red Bank, Inc.	NJ	22-3092532	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Standing Entity, L.L.C.	FL	20-2751668	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Summit Homes of Kentucky, L.L.C.	KY	20-5166566	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian T&C Homes at Florida, L.L.C.	FL	20-2387167	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian T&C Homes at Illinois, L.L.C.	IL	20-2421114	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian T&C Homes at Minnesota, L.L.C.	MN	20-2383651	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Venture I, L.L.C.	NJ	02-0572173	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian’s Four Seasons at Bailey’s Glenn, L.L.C.	NC	26-1180295	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian’s Four Seasons at Beaumont, LLC	CA	31-1823029	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone
	Jurisdiction of	IRS Employer	Number Including Area
Exact Name of Registrant	Incorporation	Identification	Code, of Registrant’s
as Specified in Its Charter	or Organization	Number	Principal Executive Offices

K. Hovnanian’s Four Seasons at Charlottesville, L.L.C.	VA	20-3375037	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian’s Four Seasons at Hamptonburgh, L.L.C.	NY	26-1346213	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian’s Four Seasons at Huntfield, L.L.C.	WV	20-3375034	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian’s Four Seasons at Moreno Valley, L.L.C.	CA	26-4273623	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian’s Four Seasons at New Kent Vineyards, L.L.C.	VA	20-3375087	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian’s Four Seasons at Renaissance, L.L.C.	NC	20-8190357	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian’s Four Seasons at Rush Creek, L.L.C.	MN	20-3923972	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian’s Four Seasons at Rush Creek II, LLC	MN	27-1228535	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian’s Parkside at Towngate, L.L.C.	CA	20-3158839	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Landarama, Inc.	NJ	22-1978612	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Long Branch, Inc.	NJ	22-3359254	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Copper Beech, L.L.C.	NJ	20-5355079	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Crescent Court, L.L.C.	NJ	20-5085522	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone
	Jurisdiction of	IRS Employer	Number Including Area
Exact Name of Registrant	Incorporation	Identification	Code, of Registrant’s
as Specified in Its Charter	or Organization	Number	Principal Executive Offices

M&M at East Rutherford, L.L.C.	NJ	20-4514649	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Station Square, L.L.C.	NJ	20-8354517	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Union, L.L.C.	NJ	26-1628832	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
MCNJ, Inc.	NJ	22-2722906	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Midwest Building Products & Contractor Services of Kentucky, L.L.C.	KY	20-5166559	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Midwest Building Products & Contractor Services of Michigan, L.L.C.	MI	20-5065088	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Midwest Building Products & Contractor Services of Pennsylvania, L.L.C.	PA	20-5071295	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Midwest Building Products & Contractor Services of West Virginia, L.L.C.	WV	20-5065126	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Natomas Central Neighborhood Housing, L.L.C.	CA	20-3882414	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
New Land Title Agency, L.L.C.	AZ	26-0598590	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Park Title Company, LLC	TX	20-1293533	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Ridgemore Utility Associates of Pennsylvania, L.L.C.	PA	20-4202417	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Seabrook Accumulation Corporation	CA	33-0989615	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone
	Jurisdiction of	IRS Employer	Number Including Area
Exact Name of Registrant	Incorporation	Identification	Code, of Registrant’s
as Specified in Its Charter	or Organization	Number	Principal Executive Offices

Stonebrook Homes, Inc.	CA	33-0553884	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Terrapin Realty, L.L.C.	NJ	20-4415708	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
The Matzel & Mumford Organization, Inc.	NJ	22-3670677	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Washington Homes, Inc.	DE	22-3774737	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Westminster Homes of Tennessee, Inc.	TN	52-1973363	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Westminster Homes, Inc.	NC	52-1874680	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
WH Land I, Inc.	MD	52-2073468	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
WH Properties, Inc.	MD	52-1662973	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
WH/PR Land Company, L.L.C.	DE	52-0818872	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Hovnanian Land Investment Group, L.L.C.	MD	20-0581911	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Hovnanian Land Investment Group of California, L.L.C.	CA	20-1471139	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Hovnanian Land Investment Group of Florida, L.L.C.	FL	20-1379037	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Hovnanian Land Investment Group of Maryland, L.L.C.	MD	20-1446859	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone
	Jurisdiction of	IRS Employer	Number Including Area
Exact Name of Registrant	Incorporation	Identification	Code, of Registrant’s
as Specified in Its Charter	or Organization	Number	Principal Executive Offices

Hovnanian Land Investment Group of New Jersey, L.L.C.	NJ	20-3002580	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Hovnanian Land Investment Group of North Carolina, L.L.C.	NC	20-1309025	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Hovnanian Land Investment Group of Texas, L.L.C.	TX	20-1442111	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Hovnanian Land Investment Group of Virginia, L.L.C.	VA	20-1020023	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at 4S, L.L.C.	CA	73-1638455	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Acqua Vista, L.L.C.	CA	20-0464160	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Aliso, L.L.C.	CA	20-1218567	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Allentown, L.L.C.	PA	20-3215910	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Almond Estates, LLC	CA	26-4718657	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Arbor Heights, LLC	CA	33-0890775	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Avenue One, L.L.C.	CA	65-1161801	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Barnegat I, L.L.C.	NJ	22-3804316	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Barnegat II, L.L.C.	NJ	20-3030275	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone
	Jurisdiction of	IRS Employer	Number Including Area
Exact Name of Registrant	Incorporation	Identification	Code, of Registrant’s
as Specified in Its Charter	or Organization	Number	Principal Executive Offices

K. Hovnanian at Bella Lago, L.L.C.	CA	20-1218576	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Berkeley, L.L.C.	NJ	22-3644632	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Bernards V, L.L.C.	DE	22-3618587	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Blue Heron Pines, L.L.C.	NJ	22-3630449	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Bridgewater I, L.L.C.	NJ	31-1820703	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Camden I, L.L.C.	NJ	22-3845575	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Capistrano, L.L.C.	CA	20-1618465	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Carmel Village, L.L.C.	CA	52-2147831	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Cedar Grove III, L.L.C.	NJ	22-3818491	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Cedar Grove IV, L.L.C.	NJ	20-1185029	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Charter Way, LLC	CA	26-4718725	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Chester I, L.L.C.	DE	22-3618347	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Chesterfield, L.L.C.	NJ	20-0916310	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone
	Jurisdiction of	IRS Employer	Number Including Area
Exact Name of Registrant	Incorporation	Identification	Code, of Registrant’s
as Specified in Its Charter	or Organization	Number	Principal Executive Offices

K. Hovnanian at Clifton, L.L.C.	NJ	22-3655976	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Cortez Hill, L.L.C.	CA	31-1822959	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Cranbury, L.L.C.	NJ	22-3814347	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Curries Woods, L.L.C.	NJ	22-3776466	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Denville, L.L.C.	NJ	03-0436512	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Deptford Township, L.L.C.	NJ	20-1254802	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Dover, L.L.C.	NJ	20-3072574	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Eastlake, LLC	CA	31-1820096	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Edgewater II, L.L.C.	NJ	20-0374534	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Edgewater, L.L.C.	NJ	31-1825623	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Egg Harbor Township, L.L.C.	NJ	31-1826606	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Egg Harbor Township II, L.L.C.	NJ	20-3158355	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Encinitas Ranch, L.L.C.	CA	33-0890770	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone
	Jurisdiction of	IRS Employer	Number Including Area
Exact Name of Registrant	Incorporation	Identification	Code, of Registrant’s
as Specified in Its Charter	or Organization	Number	Principal Executive Offices

K. Hovnanian at Florence I, L.L.C.	NJ	20-0982613	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Florence II, L.L.C.	NJ	20-0982631	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Forest Meadows, L.L.C.	NJ	16-1639755	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Franklin, L.L.C.	NJ	20-1822595	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Freehold Township, L.L.C.	NJ	31-1819075	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Fresno, LLC	CA	26-4718801	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Gaslamp Square, L.L.C.	CA	20-1454058	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Great Notch, L.L.C.	NJ	31-1819076	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Gridley, LLC	CA	26-4718869	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Guttenberg, L.L.C.	NJ	22-3653007	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Hackettstown II, L.L.C.	NJ	20-0412492	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Hamburg Contractors, L.L.C.	NJ	22-3814175	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Hamburg, L.L.C.	NJ	22-3795544	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone
	Jurisdiction of	IRS Employer	Number Including Area
Exact Name of Registrant	Incorporation	Identification	Code, of Registrant’s
as Specified in Its Charter	or Organization	Number	Principal Executive Offices

K. Hovnanian at Hawthorne, L.L.C.	NJ	20-0946954	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Highland Shores, L.L.C.	MN	20-2705991	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Jackson I, L.L.C.	NJ	56-2290802	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Jackson, L.L.C.	NJ	22-3630450	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Jaeger Ranch, LLC	CA	26-4642631	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Jersey City IV, L.L.C.	NJ	22-3655974	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Jersey City V Urban Renewal Company, L.L.C.	NJ	31-1818646	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at King Farm, L.L.C.	MD	22-3647924	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at La Costa, L.L.C.	CA	31-1820094	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at La Habra Knolls, LLC	CA	31-1819908	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lafayette Estates, L.L.C.	NJ	22-3658926	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lake Ridge Crossing, L.L.C.	VA	22-3778537	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lake Terrapin, L.L.C.	VA	22-3647920	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone
	Jurisdiction of	IRS Employer	Number Including Area
Exact Name of Registrant	Incorporation	Identification	Code, of Registrant’s
as Specified in Its Charter	or Organization	Number	Principal Executive Offices

K. Hovnanian at Landmark, LLC	CA	26-4719012	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at LaPaz, LLC	CA	26-4718948	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Larkspur, LLC	CA	26-4719101	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lawrence V, L.L.C.	DE	22-3638073	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Linwood, L.L.C.	NJ	22-3663731	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Little Egg Harbor Township II, L.L.C.	NJ	20-2689884	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Little Egg Harbor Contractors, L.L.C.	NJ	22-3832077	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Little Egg Harbor, L.L.C.	NJ	22-3795535	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Live Oak II, LLC	CA	26-4719149	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Long Branch I, L.L.C.	NJ	56-2308030	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lower Macungie Township I, L.L.C.	PA	51-0427582	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lower Macungie Township II, L.L.C.	PA	65-1161803	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lower Makefield Township I, L.L.C.	PA	22-3887471	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone
	Jurisdiction of	IRS Employer	Number Including Area
Exact Name of Registrant	Incorporation	Identification	Code, of Registrant’s
as Specified in Its Charter	or Organization	Number	Principal Executive Offices

K. Hovnanian at Lower Moreland I, L.L.C.	PA	22-3785544	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Lower Moreland II, L.L.C.	PA	22-3785539	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Manalapan III, L.L.C.	NJ	31-1819073	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Mansfield I, LLC	DE	22-3556345	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Mansfield II, LLC	DE	22-3556346	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Mansfield III, L.L.C.	NJ	22-3683839	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Marlboro Township IX, L.L.C.	NJ	20-1005879	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Marlboro Township V, L.L.C.	NJ	31-1819074	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Marlboro Township VIII, L.L.C.	NJ	22-3802594	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Marlboro VI, L.L.C.	NJ	22-3791976	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Marlboro VII, L.L.C.	NJ	22-3791977	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Melanie Meadows, LLC	CA	26-4719216	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Mendham Township, L.L.C.	NJ	20-2033800	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone
	Jurisdiction of	IRS Employer	Number Including Area
Exact Name of Registrant	Incorporation	Identification	Code, of Registrant’s
as Specified in Its Charter	or Organization	Number	Principal Executive Offices

K. Hovnanian at Menifee, L.L.C.	CA	52-2147832	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Middle Township, L.L.C.	NJ	03-0473330	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Middletown II, L.L.C.	NJ	04-3695371	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Millville I, L.L.C.	NJ	20-1562308	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Millville II, L.L.C.	NJ	20-2221380	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Monroe III, L.L.C.	NJ	20-0876393	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Monroe IV, L.L.C.	NJ	20-2364423	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Montvale, L.L.C.	NJ	20-1584680	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Mosaic, LLC	CA	55-0820915	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Mt. Olive Township, L.L.C.	NJ	22-3813043	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Muirfield, LLC	CA	26-4719287	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at New Windsor, L.L.C.	NY	20-3158568	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at North Bergen, L.L.C.	NJ	31-1818663	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone
	Jurisdiction of	IRS Employer	Number Including Area
Exact Name of Registrant	Incorporation	Identification	Code, of Registrant’s
as Specified in Its Charter	or Organization	Number	Principal Executive Offices

K. Hovnanian at North Brunswick VI, L.L.C.	DE	22-3627814	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at North Caldwell II, L.L.C.	NJ	20-1185057	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at North Caldwell, L.L.C.	NJ	20-0412508	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at North Haledon, L.L.C.	NJ	22-3770598	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at North Wildwood, L.L.C.	NJ	59-3769684	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Northampton, L.L.C.	PA	22-3785527	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Northfield, L.L.C.	NJ	22-3665826	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Old Bridge, L.L.C.	NJ	55-0787042	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Olde Orchard, LLC	CA	51-0453906	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Pacific Bluffs, L.L.C.	CA	33-0890774	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Paramus, L.L.C.	NJ	22-3687884	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Park Lane, L.L.C.	CA	33-0896285	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Parkside, LLC	CA	30-0550698	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone
	Jurisdiction of	IRS Employer	Number Including Area
Exact Name of Registrant	Incorporation	Identification	Code, of Registrant’s
as Specified in Its Charter	or Organization	Number	Principal Executive Offices

K. Hovnanian at Parsippany-Troy Hills, L.L.C.	NJ	20-2769490	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Philadelphia III, L.L.C.	PA	20-3216099	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Philadelphia IV, L.L.C.	PA	20-3216000	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Pittsgrove, L.L.C.	NJ	20-1562254	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Prado, L.L.C.	CA	20-3158762	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Rancho Santa Margarita, L.L.C.	CA	33-0890773	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Randolph I, L.L.C.	NJ	01-0712196	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Rapho, L.L.C.	PA	20-2293515	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Readington II, L.L.C.	NJ	31-1818662	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Red Bank, L.L.C.	NJ	20-2489028	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Riverbend, L.L.C.	CA	33-0890777	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Rivercrest, LLC	CA	26-4720260	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Roderuck, L.L.C.	MD	22-3756336	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone
	Jurisdiction of	IRS Employer	Number Including Area
Exact Name of Registrant	Incorporation	Identification	Code, of Registrant’s
as Specified in Its Charter	or Organization	Number	Principal Executive Offices

K. Hovnanian at Rosemary Lantana, L.L.C.	CA	20-1786974	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Rowland Heights, L.L.C.	CA	22-2147833	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Santa Nella, LLC	CA	26-4720339	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Sayreville, L.L.C.	NJ	22-3815459	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Sierra Estates, LLC	CA	26-4720508	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Smithville III, L.L.C.	NJ	31-1818661	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Somers Point, LLC	NJ	16-1639761	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at South Brunswick, L.L.C.	NJ	01-0618098	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Springco, L.L.C.	NJ	65-1161805	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Sunsets, L.L.C.	CA	33-0890768	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Teaneck, L.L.C.	NJ	20-1584240	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at the Crosby, L.L.C.	CA	20-0936364	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at the Gables, L.L.C.	CA	33-0890769	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone
	Jurisdiction of	IRS Employer	Number Including Area
Exact Name of Registrant	Incorporation	Identification	Code, of Registrant’s
as Specified in Its Charter	or Organization	Number	Principal Executive Offices

K. Hovnanian at The Preserve, L.L.C.	CA	20-1337079	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Thompson Ranch, L.L.C.	CA	20-1599518	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Trail Ridge, L.L.C.	CA	33-0990615	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Upper Freehold Township II, L.L.C.	NJ	22-3655975	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Upper Freehold Township III, L.L.C.	NJ	22-3666680	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Upper Uwchlan II, L.L.C.	PA	31-1820731	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Upper Uwchlan, L.L.C.	PA	59-3763798	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Valle Del Sol, LLC	CA	26-4720751	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Vineland, L.L.C.	NJ	34-1997435	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Wanaque, L.L.C.	DE	22-3626037	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Warren Township, L.L.C.	NJ	20-2594932	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Washington, L.L.C.	NJ	22-3743403	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Wayne IX, L.L.C.	NJ	22-3828775	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone
	Jurisdiction of	IRS Employer	Number Including Area
Exact Name of Registrant	Incorporation	Identification	Code, of Registrant’s
as Specified in Its Charter	or Organization	Number	Principal Executive Offices

K. Hovnanian at Wayne VIII, L.L.C.	DE	22-3618348	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at West Bradford, L.L.C.	PA	20-2560211	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at West Windsor, L.L.C.	DE	22-3618242	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Westshore, LLC	CA	26-4721970	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Wheeler Ranch, LLC	CA	26-4722075	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Willow Brook, L.L.C.	MD	22-3709105	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Winchester, L.L.C.	CA	52-2147836	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Woodcreek West, LLC	CA	26-4722802	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Woodhill Estates, L.L.C.	NJ	01-0550781	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian at Woolwich I, L.L.C.	NJ	22-3828777	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Cambridge Homes, L.L.C.	FL	20-2387077	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Central Acquisitions, L.L.C.	DE	22-3556343	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Companies Metro D.C. North, L.L.C.	MD	22-3683159	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone
	Jurisdiction of	IRS Employer	Number Including Area
Exact Name of Registrant	Incorporation	Identification	Code, of Registrant’s
as Specified in Its Charter	or Organization	Number	Principal Executive Offices

K. Hovnanian Companies, LLC	CA	59-3762298	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Eastern Pennsylvania, L.L.C.	PA	04-3630089	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian First Homes, L.L.C.	FL	20-3198237	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Four Seasons @ Historic Virginia, L.L.C.	VA	22-3647925	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Four Seasons at Gold Hill, L.L.C.	SC	31-1820161	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Great Western Building Company, L.L.C.	AZ	31-1825443	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Great Western Homes, L.L.C.	AZ	31-1825441	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Holdings NJ, L.L.C.	NJ	02-0651173	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes at Cameron Station, L.L.C.	VA	20-1169628	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes at Camp Springs, L.L.C.	MD	20-0812020	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes at Fairwood, L.L.C.	MD	47-0880125	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes at Forest Run, L.L.C.	MD	20-0812109	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes at Maxwell Place, L.L.C.	MD	37-1493190	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone
	Jurisdiction of	IRS Employer	Number Including Area
Exact Name of Registrant	Incorporation	Identification	Code, of Registrant’s
as Specified in Its Charter	or Organization	Number	Principal Executive Offices

K. Hovnanian Homes at Renaissance Plaza, L.L.C.	MD	20-0364144	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes at Russett, L.L.C.	MD	20-1526150	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes of D.C., L.L.C.	DC	20-2377153	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes of Delaware, L.L.C.	DE	20-1528482	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes of Maryland, L.L.C.	MD	01-0737098	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes of Minnesota, L.L.C.	MN	20-1200484	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes of Pennsylvania, L.L.C.	PA	20-2376938	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes of South Carolina, L.L.C.	SC	58-2660293	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Homes of West Virginia, L.L.C.	WV	20-2828654	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian North Central Acquisitions, L.L.C.	DE	22-3554986	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian North Jersey Acquisitions, L.L.C.	DE	22-3556344	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Northeast Services, L.L.C.	NJ	16-1639452	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Ohio Realty, L.L.C.	OH	32-0069376	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone
	Jurisdiction of	IRS Employer	Number Including Area
Exact Name of Registrant	Incorporation	Identification	Code, of Registrant’s
as Specified in Its Charter	or Organization	Number	Principal Executive Offices

K. Hovnanian Oster Homes, L.L.C.	OH	20-3198273	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Pennsylvania Acquisitions, L.L.C.	PA	54-2064618	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Shore Acquisitions, L.L.C.	DE	22-3556342	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian South Jersey Acquisitions, L.L.C.	DE	22-3556341	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Southern New Jersey, L.L.C.	NJ	01-0648280	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Summit Holdings, L.L.C.	VA	31-1818027	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Summit Homes of Michigan, L.L.C.	MI	31-1826351	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Summit Homes of Pennsylvania, L.L.C.	PA	20-0310776	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Summit Homes of West Virginia, L.L.C.	WV	31-1826832	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Summit Homes, L.L.C.	OH	32-0069379	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian T & C Investment, L.L.C.	NJ	20-2364394	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian T & C Management Co., L.L.C.	CA	20-2393546	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone
	Jurisdiction of	IRS Employer	Number Including Area
Exact Name of Registrant	Incorporation	Identification	Code, of Registrant’s
as Specified in Its Charter	or Organization	Number	Principal Executive Offices

K. Hovnanian Timbres at Elm Creek, LLC.	MN	27-1226085	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian Windward Homes, L.L.C.	FL	20-0301995	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian’s Four Seasons at Ashburn Village, L.L.C.	VA	20-0385213	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian’s Four Seasons at Bakersfield, L.L.C.	CA	20-1454116	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian’s Four Seasons at Dulles Discovery Condominium, L.L.C.	VA	20-1442155	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian’s Four Seasons at Dulles Discovery, L.L.C.	VA	20-1169675	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian’s Four Seasons at Hemet, L.L.C.	CA	47-0884181	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian’s Four Seasons at Kent Island, L.L.C.	MD	22-3668315	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian’s Four Seasons at Kent Island Condominiums, L.L.C.	MD	20-1727101	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian’s Four Seasons at Los Banos, LLC.	CA	26-4722883	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian’s Four Seasons at Palm Springs, L.L.C.	CA	57-1145579	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian’s Four Seasons at St. Margarets Landing, L.L.C.	MD	22-3688864	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian’s Four Seasons at Vint Hill, L.L.C.	VA	31-1828049	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone
	Jurisdiction of	IRS Employer	Number Including Area
Exact Name of Registrant	Incorporation	Identification	Code, of Registrant’s
as Specified in Its Charter	or Organization	Number	Principal Executive Offices

K. Hovnanian’s Four Seasons at Westshore, LLC.	CA	26-4722936	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian’s Four Seasons, L.L.C.	CA	52-2147837	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
K. Hovnanian’s Private Home Portfolio, L.L.C.	NJ	22-3766856	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
KHIP, LLC	NJ	01-0752776	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Chesterfield, LLC	NJ	56-2290506	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Morristown, L.L.C.	NJ	22-3834775	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Spinnaker Pointe, L.L.C.	NJ	22-3825041	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Spruce Hollow, L.L.C.	NJ	22-3825064	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Spruce Run, L.L.C.	NJ	22-3825037	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Tamarack Hollow, L.L.C.	NJ	20-2033836	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at West Orange, L.L.C.	NJ	55-0820919	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M at Wheatena Urban Renewal, L.L.C.	NJ	20-1516521	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Matzel & Mumford at Egg Harbor, L.L.C.	NJ	20-1706817	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone
	Jurisdiction of	IRS Employer	Number Including Area
Exact Name of Registrant	Incorporation	Identification	Code, of Registrant’s
as Specified in Its Charter	or Organization	Number	Principal Executive Offices

Matzel & Mumford at Montgomery, L.L.C.	NJ	22-3500542	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Matzel & Mumford at South Bound Brook Urban Renewal, L.L.C.	NJ	20-0489677	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Midwest Building Products & Contractor Services, L.L.C	OH	20-2882866	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
MMIP, L.L.C.	NJ	02-0651174	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Paddocks, L.L.C.	MD	20-0027663	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Pine Ayr, L.L.C.	MD	20-2229495	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Ridgemore Utility, L.L.C.	MD	31-1820672	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Washington Homes at Columbia Town Center, LLC	MD	22-3757772	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Westminster Homes of Alabama, L.L.C.	MD	63-1222540	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Westminster Homes of Mississippi, L.L.C.	MS	64-0907820	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
Woodland Lake Condominiums at Bowie New Town, L.L.C.	MD	06-1643401	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800
M&M Investments, L.P.	NJ	22-3685183	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

SUBJECT TO COMPLETION, DATED DECEMBER 23, 2009

PRELIMINARY PROSPECTUS

$785,000,000
K. Hovnanian Enterprises, Inc.
Guaranteed by
Hovnanian Enterprises, Inc.

Offer to Exchange All Outstanding
10 5/8% Senior Secured Notes due 2016
($785,000,000 aggregate principal amount outstanding)
for 10 5/8% Senior Secured Notes due 2016, which have been registered under the Securities Act of 1933

The Exchange Offer Will Expire at 5:00 p.m., New York City Time, on          , 2010, Unless Extended

The Exchange Offer:

•	We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradeable.

•	You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offer.

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2010, unless extended. We do not currently intend to extend the expiration date.

•	The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

The Exchange Notes:

•	The exchange notes are being offered in order to satisfy some of our obligations under the registration rights agreement entered into in connection with the placement of the outstanding notes.

•	The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will be freely tradeable.

The Exchange Guarantees:

•	Hovnanian Enterprises, Inc., the parent company of the issuer of the exchange notes, K. Hovnanian Enterprises, Inc., and each of its wholly-owned subsidiaries, other than the issuer and certain of Hovnanian Enterprises, Inc.’s financial service subsidiaries, joint ventures and subsidiaries holding interests in joint ventures, will fully and unconditionally guarantee our obligations under the exchange notes.

Resales of Exchange Notes:

•	The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the exchange notes on a national market.

You should consider carefully the “Risk Factors” beginning on page 14 of this prospectus before participating in the exchange offer.

Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. The letter of transmittal states that, by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities.

We have agreed that, for a period of up to 180 days after the consummation of this exchange offer, we will use our best efforts to make this prospectus available to any broker-dealer for use in connection with the resale of exchange notes. See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offer or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated          , 2010.

Page

Prospectus Summary	1
Risk Factors	14
Ratio of Earnings to Fixed Charges	30
Use of Proceeds	31
Capitalization	32
Selected Historical Consolidated Financial Data	33
The Exchange Offer	34
Description of Notes	45
Exchange Offer; Registration Rights	84
Book-Entry, Delivery and Form	86
Certain United States Federal Tax Consequences	89
Plan of Distribution	94
Legal Matters	95
Experts	95
Available Information	95
Incorporation of Certain Documents by Reference	95
EX-4.4
EX-5.1
EX-12.1
EX-23.2
EX-23.3
EX-25.1
EX-99.1
EX-99.2
EX-99.3
EX-99.4

The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies. No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offer contained herein and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in our affairs or that of our subsidiaries since the date hereof.

Except in the section under the caption “Description of Notes” and unless the context otherwise requires or indicates, all references in this prospectus to:

•	“Issuer” or “K. Hovnanian” means K. Hovnanian Enterprises, Inc., a California corporation;

•	“Hovnanian,” “us,” “we,” “our” or “Company” means Hovnanian Enterprises, Inc., a Delaware corporation, together with its consolidated subsidiaries, including K. Hovnanian;

•	“guarantors” are to Hovnanian and its restricted subsidiaries that guarantee the outstanding notes and that will guarantee the exchange notes offered hereby;

•	“Second Lien Notes” means the Issuer’s 11 1/2% Senior Secured Notes due 2013;

•	“Third Lien Notes” means the Issuer’s 18.0% Senior Secured Notes due 2017;

•	“Existing Secured Notes” means the Second Lien Notes and Third Lien Notes;

•	“Senior Unsecured Notes” means our 8% Senior Notes due 2012, 6 1/2% Senior Notes due 2014, 6 3/8% Senior Notes due 2014, 6 1/4% Senior Notes due 2015, 7 1/2% Senior Notes due 2016, 6 1/4% Senior Notes due 2016 and 8 5/8% Senior Notes due 2017;

•	“outstanding notes” means the $785,000,000 aggregate principal amount of 10 5/8% Senior Secured Notes due 2016, which were issued on October 20, 2009;

•	“exchange notes” means the $785,000,000 aggregate principal amount of 10 5/8% Senior Secured Notes due 2016, which we are offering in this exchange offer; and

•	“notes” means both the outstanding notes and the exchange notes offered hereby.

This prospectus incorporates important business and financial information about the Company that is not included in or delivered with the prospectus. Hovnanian will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the information incorporated by reference in this prospectus, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for such copies should be directed to Paul W. Buchanan, Senior Vice President and Chief Accounting Officer, Hovnanian Enterprises, Inc., 110 West Front Street, P.O. Box 500, Red Bank, New Jersey 07701, (telephone: (732) 747-7800). To obtain timely delivery, security holders must request the information no later than five business days before          , 2010, the expiration date of the exchange offer.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although we believe that our plans, intentions and expectations reflected in, or suggested by such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and industry and business conditions, (2) adverse weather conditions and natural disasters, (3) changes in market conditions and seasonality of the Company’s business, (4) changes in home prices and sales activity in the markets where the Company builds homes, (5) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in, and price fluctuations of, raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company, (11) utility shortages and outages or rate fluctuations, (12) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (13) operations through joint ventures with third parties; (14) product liability litigation and warranty claims; (15) successful identification and integration of acquisitions; (16) significant influence of the Company’s controlling stockholders; (17) geopolitical risks, terrorist acts and other acts of war; and (18) other factors described in detail in our Form 10-K for the year ended October 31, 2009 and in this prospectus under “Risk Factors”. All forward-looking statements attributable to the Company or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements and risk factors contained throughout this prospectus. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

ii

PROSPECTUS SUMMARY

The following summary contains information about the Company and the exchange offer. It does not contain all of the information that may be important to you in making a decision to participate in the exchange offer. For a more complete understanding of the Company and the exchange offer, we urge you to read this prospectus carefully, including the “Risk Factors” section and the financial statements and the notes to those statements incorporated by reference herein.

The Company

We design, construct, market and sell single-family detached homes, attached townhomes and condominiums, mid-rise and high-rise condominiums, urban infill and active adult homes in planned residential developments and are one of the nation’s largest builders of residential homes. Founded in 1959 by Kevork Hovnanian, Hovnanian Enterprises, Inc. was incorporated in New Jersey in 1967 and reincorporated in Delaware in 1983. Since the incorporation of our predecessor company and including unconsolidated joint ventures, we have delivered in excess of 286,000 homes, including 5,659 homes in the year ended October 31, 2009. The Company consists of two distinct operations: homebuilding and financial services. Our homebuilding operations consist of six segments: Northeast, Mid-Atlantic, Midwest, Southeast, Southwest and West. Our financial services operations provide mortgage loans and title services to the customers of our homebuilding operations.

We are currently, excluding unconsolidated joint ventures, offering homes for sale in 179 communities in 39 markets in 18 states throughout the United States. We market and build homes for first-time buyers, first-time and second-time move-up buyers, luxury buyers, active adult buyers and empty nesters. We offer a variety of home styles at base prices ranging from $36,000 (low income housing) to $1,800,000 with an average sales price, including options, of $283,900 nationwide in fiscal 2009.

Our operations span all significant aspects of the home-buying process — from design, construction and sale, to mortgage origination and title services.

The following is a summary of our growth history:

1959 — Founded by Kevork Hovnanian as a New Jersey homebuilder.

1983 — Completed initial public offering.

1986 — Entered the North Carolina market through the investment in New Fortis Homes.

1992 — Entered the greater Washington, D.C. market.

1994 — Entered the Coastal Southern California market.

1998 — Expanded in the greater Washington, D.C. market through the acquisition of P.C. Homes.

1999 — Entered the Dallas, Texas market through our acquisition of Goodman Homes. Further diversified and strengthened our position as New Jersey’s largest homebuilder through the acquisition of Matzel & Mumford.

2001 — Continued expansion in the greater Washington, D.C. and North Carolina markets through the acquisition of Washington Homes. This acquisition further strengthened our operations in each of these markets.

2002 — Entered the Central Valley market in Northern California and Inland Empire region of Southern California through the acquisition of Forecast Homes.

2003 — Expanded operations in Texas and entered the Houston market through the acquisition of Parkside Homes and Brighton Homes. Entered the greater Ohio market through our acquisition of Summit Homes and entered the greater metro Phoenix market through our acquisition of Great Western Homes.

2004 — Entered the greater Tampa, Florida market through the acquisition of Windward Homes, and started operations in the Minneapolis/St. Paul, Minnesota market.

2005 — Entered the Orlando, Florida market through our acquisition of Cambridge Homes and entered the greater Chicago, Illinois market and expanded our position in Florida and Minnesota through the acquisition of the operations of Town & Country Homes, which occurred concurrently with our entering into a joint venture with affiliates of Blackstone Real Estate Advisors to own and develop Town & Country’s existing residential communities. We also entered the Fort Myers market through the acquisition of First Home Builders of Florida, and the Cleveland, Ohio market through the acquisition of Oster Homes.

2006 — Entered the coastal markets of South Carolina and Georgia through the acquisition of Craftbuilt Homes.

Hovnanian markets and builds homes that are constructed in 21 of the nation’s top 50 housing markets. We segregate our homebuilding operations geographically into the following six segments:

Northeast: New Jersey, New York, Pennsylvania

Mid-Atlantic: Delaware, Maryland, Virginia, West Virginia, Washington, D.C.

Midwest: Illinois, Kentucky, Minnesota, Ohio

Southeast: Florida, Georgia, North Carolina, South Carolina

Southwest: Arizona, Texas

West: California

We employed approximately 1,750 full-time employees (which we refer to as associates) as of October 31, 2009.

Our corporate offices are located at 110 West Front Street, P. O. Box 500, Red Bank, New Jersey 07701, our telephone number is (732) 747-7800, and our Internet website address is www.khov.com. Information on our website is not a part of, or incorporated by reference in, this prospectus.

Summary of the Terms of the Exchange Offer

On October 20, 2009, K. Hovnanian completed a private offering of the outstanding notes.

General	In connection with the private offering of the outstanding notes, we entered into a registration rights agreement in which the Issuer and the guarantors agreed, among other things, to deliver this prospectus to you and to complete an exchange offer for the outstanding notes within the time period specified in the registration rights agreement. See “Exchange Offer; Registration Rights.”

You are entitled to exchange in the exchange offer your outstanding notes for exchange notes, which are identical in all material respects to the outstanding notes except:

• the exchange notes have been registered under the Securities Act of 1933, as amended, which we refer to as the “Securities Act”;

• the exchange notes are not entitled to certain registration rights which are applicable to the outstanding notes under the registration rights agreement; and

• certain additional interest rate provisions are no longer applicable.

Outstanding Notes	$785,000,000 aggregate principal amount of 10 5/8% Senior Secured Notes due 2016, which were issued on October 20, 2009.

Exchange Notes	$785,000,000 aggregate principal amount of 10 5/8% Senior Secured Notes due 2016, which we are offering in this exchange offer.

The Exchange Offer	We are offering to exchange up to $785,000,000 aggregate principal amount of our exchange notes, which have been registered under the Securities Act, for a like aggregate principal amount of the outstanding notes. You may only exchange outstanding notes in denominations of $2,000 and higher integral multiples of $1,000.

Subject to the satisfaction or waiver of specified conditions, we will exchange the exchange notes for all outstanding notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer. We will cause the exchange to be consummated promptly after the expiration of the exchange offer.

Upon completion of the exchange offer, there may be no market for the outstanding notes and you may have difficulty selling them. See “The Exchange Offer.”

Resales	Based on interpretations by the staff of the Securities and Exchange Commission, or the “SEC,” set forth in no-action letters issued to third parties referred to below, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act, if:

(1) you are not an “affiliate” of K. Hovnanian or any guarantor of the exchange notes within the meaning of Rule 405 under the Securities Act;

(2) you are not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes; and

(3) you are acquiring the exchange notes in the ordinary course of your business.

If you are an affiliate of K. Hovnanian or the guarantors of the exchange notes, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business:

(1) you cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co., Inc. (available June 5, 1991), Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling (available July 2, 1993), or similar no-action letters; and

(2) in the absence of an exception from the position of the SEC stated in (1) above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale or other transfer of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making or other trading activities, you must acknowledge that you will deliver a prospectus, as required by law, in connection with any resale or other transfer of the exchange notes that you receive in the exchange offer. See “The Exchange Offer — Resale of Exchange Notes” and “Plan of Distribution.”

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2010 unless extended by us. We do not currently intend to extend the expiration date. See “The Exchange Offer — Expiration Date; Extensions, Amendment.”

Withdrawal	You may withdraw the tender of your outstanding notes at any time prior to the expiration date. We will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer. See “The Exchange Offer — Withdrawal Rights.”

Interest on the Exchange Notes and the Outstanding Notes	Each exchange note will bear interest at the rate of 10 5/8% per annum from the most recent date to which interest has been paid on the outstanding notes or, if no interest has been paid on the outstanding notes, from October 20, 2009. The interest will be payable semi-annually on each April 15 and October 15, beginning April 15, 2010. No interest will be paid on outstanding notes following their acceptance for exchange.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may assert or waive. See “The Exchange Offer — Conditions to the Exchange Offer.”

Procedures for Tendering Outstanding Notes	If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of the letter of transmittal, together with the outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal. If you hold outstanding notes through The Depository Trust Company, or “DTC,” and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC, by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

(1) you are not an “affiliate” of K. Hovnanian or the guarantors of the notes within the meaning of Rule 405 under the Securities Act;

(2) you are not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes;

(3) you are acquiring the exchange notes in the ordinary course of your business; and

(4) if you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making or other trading activities, that you will deliver a prospectus, as required by law, in connection with any resale or other transfer of such exchange notes.

If you are an affiliate of K. Hovnanian or the guarantors of the notes or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business, you cannot rely on the applicable positions and interpretations of the staff of the SEC and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale or other transfer of the exchange notes. See “The Exchange Offer — Procedures for Tendering.”

Special Procedures for Beneficial Owners	If you are a beneficial owner of outstanding notes that are held in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those outstanding notes in the exchange offer, you should contact such person promptly and instruct such person to tender those outstanding notes on your behalf.

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal and any other documents required by the letter of transmittal or you cannot comply with the DTC procedures for book-entry transfer prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer — Guaranteed Delivery Procedures.”

Effect on Holders of Outstanding Notes	In connection with the sale of the outstanding notes, we entered into a registration rights agreement, which grants the holders of outstanding notes registration rights. By making this exchange offer, we will have fulfilled most of our obligations under the registration rights agreement. Accordingly, we will not be obligated to pay additional interest as described in the registration rights agreement. If you do not tender your outstanding notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the indenture, except we will not have any further obligation to you to provide for the registration of the outstanding notes under the registration rights agreement and we will not be obligated to pay additional interest as described in the registration rights agreement, except in certain limited circumstances. See “Exchange Offer; Registration Rights.”

To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for outstanding notes could be adversely affected.

Consequences of Failure to Exchange	All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the outstanding notes under the Securities Act. See “The Exchange Offer — Consequences of Failure to Exchange.”

Certain Income Tax Considerations	The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. See “Certain United States Federal Tax Consequences.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of exchange notes in the exchange offer.

Exchange Agent	Wilmington Trust Company, whose address and telephone number are set forth in the section captioned “The Exchange Offer — Exchange Agent” of this prospectus, is the exchange agent for the exchange offer.

Summary of the Terms of the Exchange Notes

The terms of the exchange notes are identical in all material respects to the terms of the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be governed by the same indenture under which the outstanding notes were issued and the exchange notes and the outstanding notes will constitute a single class and series of notes for all purposes under the indenture.

Issuer	K. Hovnanian Enterprises, Inc.

Notes Offered	K. Hovnanian is offering $785,000,000 aggregate principal amount of 10 5/8% Senior Secured Notes due 2016.

Maturity Date	October 15, 2016.

Interest Payment Dates	Each April 15 and October 15, beginning April 15, 2010.

Optional Redemption	K. Hovnanian may redeem some or all of the notes at any time on or after October 15, 2012, at the redemption prices specified under the section “Description of Notes — Redemption” plus accrued and unpaid interest, if any. In addition, K. Hovnanian may redeem up to 35% of the aggregate principal amount of the notes before October 15, 2012 with the net cash proceeds from certain equity offerings at a price equal to 110.625% of the principal amount thereof plus accrued and unpaid interest, if any.

Change of Control	Upon a Change of Control as described in the section “Description of Notes — Certain covenants — Repurchase of Notes upon Change of Control,” you may require us to repurchase all or part of your notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. We can give no assurance that, upon such an event, we will have sufficient funds to repurchase any of the notes.

Guarantees	The guarantors of the notes are Hovnanian Enterprises, Inc., the parent corporation of the Issuer, and substantially all of the parent’s existing and future restricted subsidiaries. If the Issuer cannot make payments on the notes when they are due, the guarantors must make the payments instead. As of the date of this prospectus, our home mortgage subsidiaries, our joint ventures and subsidiaries holding interests in our joint ventures and certain of our title insurance subsidiaries are not guarantors or restricted subsidiaries.

Ranking	The exchange notes and the guarantees thereof will be the Issuer’s and the guarantors’ general senior secured obligations and will:

• rank senior in right of payment to the Issuer’s and the guarantors’ existing and future debt and other obligations that expressly provide for their subordination to the notes and the guarantees;

• be effectively senior to all of the Issuer’s and the guarantors’ debt that is unsecured or secured by junior-priority liens (including the Existing Secured Notes), to the extent of the value of the collateral;

• rank equally in right of payment to all of the Issuer’s and the guarantors’ existing and future unsubordinated debt, including our Existing Secured Notes and Senior Unsecured Notes;

• be effectively subordinated to any of the Issuer’s or any of the guarantors’ debt that is secured by permitted liens on assets that are not part of the collateral securing the notes, to the extent of the value of such assets (see “— Collateral” below); and

• be structurally subordinated to all of the existing and future liabilities, including trade payables, of our subsidiaries that do not guarantee the notes.

Furthermore, the indenture governing the notes requires (except with respect to certain assets excluded from the collateral securing the notes, including $25.0 million of cash and cash equivalents collateralizing letters of credit or similar instruments) that the holders of the notes have a security interest in the cash and cash equivalents that collateralize certain letter of credit agreements, facilities or similar instruments on a basis that is junior to the lien granted to the applicable issuing bank. Accordingly, upon an enforcement event or insolvency proceeding, proceeds from such cash and cash equivalents will be applied first to satisfy such letter of credit obligations and then to satisfy the obligations on the notes.

At October 31, 2009, the Issuer and the guarantors had:

• approximately $797.2 million of secured indebtedness outstanding ($783.1 million, net of discount), including the outstanding notes;

• approximately $824.3 million of Senior Unsecured Notes ($822.3 million, net of discount); and

• approximately $146.2 million of senior subordinated notes.

In addition, as of October 31, 2009, we had $130.3 million in aggregate face amount of letters of credit issued under cash collateralized letter of credit agreements or facilities.

Under the terms of our indentures governing our senior secured, senior and senior subordinated notes we are currently limited in our ability to incur additional indebtedness other than certain permitted indebtedness, refinancing indebtedness and non-recourse indebtedness as described under “Description of Notes — Certain covenants — Limitations on indebtedness.”

In addition, as of October 31, 2009, our non-guarantor subsidiaries had approximately $72.5 million of liabilities, including trade payables, but excluding intercompany obligations.

See “Description of Notes — Ranking.”

Collateral	The exchange notes and the guarantees thereof will be secured by a first-priority lien on substantially all the assets owned by the Issuer and the guarantors on October 20, 2009 (the issue date of the outstanding notes) or thereafter acquired, subject to permitted liens and certain exceptions.

The collateral will not include:

• the pledge of stock of guarantors or of K. Hovnanian JV Holdings, L.L.C. to the extent such pledge would result in separate financial statements of such guarantor being required in SEC filings;

• personal property where the cost of obtaining a security interest or perfection thereof exceeds its benefits;

• real property subject to a lien securing indebtedness incurred for the purpose of financing the acquisition thereof;

• real property located outside of the United States;

• unentitled land;

• real property which is leased or held for the purpose of leasing to unaffiliated third parties;

• equity interests in subsidiaries other than restricted subsidiaries, except for K. Hovnanian JV Holdings, L.L.C., our wholly-owned holding company subsidiary that owns our equity interests in substantially all of our joint ventures, and subject to future grants under certain circumstances as required under the indenture;

• any real property in a community under development with a dollar amount of investment as of the most recent month-end (determined in accordance with GAAP) of less than $2.0 million or with less than 10 lots remaining;

• up to $50.0 million of assets received in certain asset dispositions or asset swaps or exchanges made in accordance with the indenture;

• assets with respect to which any applicable law or contract prohibits the creation or perfection of security interests therein; and

• up to $25.0 million of cash and cash equivalents securing letters of credit and similar instruments, provided that we will use commercially reasonable efforts to obtain the necessary consent of the banks issuing the letters of credit in order to have such cash and cash equivalents securing letters of credit and similar instruments secure the exchange notes. Upon release of such cash or cash equivalents from the liens securing such letters of credit, such cash and cash equivalents will become subject to a lien in favor of the holders of the exchange notes, pending usage as permitted by the indenture.

Furthermore, the Issuer and the guarantors will not be required to provide control agreements with respect to certain deposit, checking or securities accounts with average balances below a certain dollar amount.

At October 31, 2009, the aggregate book value of the real property that would constitute part of the collateral securing the exchange notes was approximately $780.7 million, which does not include the impact of inventory investments, home deliveries or impairments thereafter and which may differ from the appraised value. In addition, cash that would constitute a part of the collateral securing the exchange notes was $426.0 million as of October 31, 2009, which includes $135.2 million of restricted cash collateralizing certain letters of credit. Subsequent to such date, cash uses include general business operations and real estate and other investments. The incremental value of the stock of guarantors that would constitute a part of the collateral securing the exchange notes is not meaningful because the underlying assets of such guarantors have been separately pledged as collateral.

For more details, see “Description of Notes — Security.”

Sharing of Liens	We have also granted liens on the collateral to secure our outstanding Second Lien Notes and Third Lien Notes, which liens are subordinated to the liens securing the exchange notes offered hereby pursuant to intercreditor agreements. See “Description of Notes — Security — Intercreditor Agreements.”

In certain circumstances, we may secure specified indebtedness and other obligations, including letters of credit and similar instruments, permitted to be incurred under the indenture governing the notes by granting liens upon any or all of the collateral securing the exchange notes. Such indebtedness and other obligations may be secured, subject to certain limits, on an equal or a junior basis with respect to the exchange notes.

Certain Covenants	The exchange notes will be issued under the same indenture as the outstanding notes were issued. The indenture contains covenants that, among other things, restrict the Issuer’s ability and the ability of the guarantors to:

• borrow money;

• pay dividends and distributions on our common and preferred stock;

• repurchase senior and senior subordinated notes and common and preferred stock;

• make investments in subsidiaries and joint ventures that are not restricted;

• sell certain assets;

• incur certain liens;

• merge with or into other companies; and

• enter into certain transactions with our affiliates.

These covenants will be subject to a number of important exceptions and qualifications. For more details, see “Description of Notes — Certain covenants.”

Original Issue Discount	The outstanding notes were issued with original issue discount (“OID”) for U.S. federal income tax purposes. Thus, in addition to the stated interest on the notes, a U.S. holder will be required to include such OID in gross income on a constant yield to maturity basis in advance of the receipt of cash payment thereof and regardless of such holder’s method of accounting for U.S. federal income tax purposes. For more details, see “Certain United States Federal Tax Consequences.”

Absence of a Public Market	The exchange notes will generally be freely transferable (subject to certain restrictions discussed in “Exchange Offer; Registration Rights”) but will be a new issue of securities for which there will not initially be a market. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes. We do not intend to apply for a listing of the exchange notes on any securities exchange or automated dealer quotation system.

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. For a description of the use of proceeds from the private offering of the outstanding notes, see “Use of Proceeds.”

Summary Financial Information

The following table presents summary historical consolidated financial and other data of Hovnanian Enterprises, Inc. and subsidiaries as of and for the years ended October 31, 2009, 2008 and 2007. The consolidated financial and other data for the years ended October 31, 2009, 2008 and 2007 have been derived from Hovnanian Enterprises, Inc.’s audited consolidated financial statements. You should read this data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Hovnanian Enterprises, Inc. Annual Report on Form 10-K for the fiscal year ended October 31, 2009, which is incorporated by reference herein, and with the consolidated financial statements, related notes and other financial information included and incorporated by reference herein.

	Year Ended
	October 31,	October 31,	October 31,
	2009	2008	2007
	(Dollars in thousands, except per share data)

Income Statement and Other Data
Revenues	$1,596,290	$3,308,111	$4,798,921
Inventory impairment loss and land option write-offs	(659,475)	(710,120)	(457,773)
Gain on extinguishment of debt	410,185	—	—
(Loss) income from unconsolidated joint ventures	(46,041)	(36,600)	(28,223)
Pre-tax (loss) income excluding land related charges, intangible impairments and gain on extinguishment of debt(l)	(379,118)	(391,323)	(20,887)
(Loss) income before income taxes	(672,019)	(1,168,048)	(646,966)
State and Federal income tax (benefit) provision	44,693	(43,458)	(19,847)

Net (loss) income	(716,712)	(1,124,590)	(627,119)
Less: preferred stock dividends	—	—	10,674

Net (loss) income attributable to common stockholders	$(716,712)	$(1,124,590)	$(637,793)

Per share data:
Basic and Assuming dilution:
(Loss) income per common share	$(9.16)	$(16.04)	$(10.11)
Weighted average number of common shares outstanding	78,238	70,131	63,079

(1)	Pre-tax (loss) income excluding land related charges, intangible impairments and gain on extinguishment of debt is not a financial measure calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The most directly comparable GAAP financial measure is (loss) income before income taxes. The reconciliation of pre-tax (loss) income excluding land related charges, intangible impairments and gain on extinguishment of debt to (loss) income before income taxes is presented below. Pre-tax (loss) income excluding land related charges, intangible impairments and gain on extinguishment of debt should be considered in addition to, but not as a substitute for, (loss) income before income taxes, net (loss) income and other measures of financial performance prepared in accordance with GAAP that are presented on the financial statements and notes incorporated by reference herein. Additionally, our calculation of pre-tax (loss) income excluding land related charges, intangible impairments and gain on extinguishment of debt may be different from the calculation used by other companies, and, therefore, comparability may be affected. Management believes pre-tax (loss) income excluding land related charges, intangible impairments and gain on extinguishment of debt to be relevant and useful information because it provides a better metric for our operating performance.

Reconciliation of pre-tax (loss) income excluding land related charges, intangible impairments and gain on extinguishment of debt to (loss) income before income taxes:

	Year Ended
	October 31,	October 31,	October 31,
	2009	2008	2007
	(Dollars in thousands)

(Loss) income before income taxes	$(672,019)	$(1,168,048)	$(646,966)
Inventory impairment loss and land option write-offs	(659,475)	(710,120)	(457,773)
Goodwill and definite life intangible impairments	—	35,363	135,206
Unconsolidated joint venture investment, intangible and land related charges	43,611	31,242	33,100
Gain on extinguishment of debt	(410,185)	—	—

Pre-tax (loss) income excluding land related charges, intangible impairments and gain on extinguishment of debt	$(379,118)	$(391,323)	$(20,887)

	October 31,	October 31,	October 31,
	2009	2008	2007
	(Dollars in thousands)

Summary Consolidated Balance Sheet Data
Total assets	$2,024,577	$3,637,322	$4,540,548
Mortgages, term loans, revolving credit agreements, and notes payable	$77,364	$107,913	$410,298
Senior secured notes, senior notes and senior subordinated notes	$1,751,701	$2,505,805	$1,910,600
Stockholders’ (deficit) equity	$(349,598)	$330,264	$1,321,803

Important indicators of our future results are recently signed contracts and home contract backlog for future deliveries. Our sales contracts and homes in contract backlog, which primarily use base sales prices by segment, are set forth below:

	Net Contracts(1) for the		Contract Backlog as of
	Year Ended October 31,		October 31,
	2009	2008	2009	2008
	(Dollars in thousands)

Northeast:
Dollars	$350,515	$381,401	$196,262	$215,604
Homes	783	934	457	497
Mid-Atlantic:
Dollars	$281,194	$313,405	$150,819	$165,871
Homes	789	880	386	385
Midwest:
Dollars	$95,764	$106,887	$46,418	$61,108
Homes	482	497	253	291
Southeast:
Dollars	$103,173	$132,245	$35,970	$45,657
Homes	461	584	135	163
Southwest:
Dollars	$377,292	$518,565	$77,418	$100,305
Homes	1,798	2,285	351	420
West:
Dollars	$220,369	$421,292	$52,666	$57,642
Homes	914	1,366	190	151
Consolidated total:
Dollars	$1,428,307	$1,873,795	$559,553	$646,187
Homes	5,227	6,546	1,772	1,907
Unconsolidated joint ventures:
Dollars	$56,886	$221,858	$88,263	$157,167
Homes	193	540	159	263
Totals:
Dollars	$1,485,193	$2,095,653	$647,816	$803,354
Homes	5,420	7,086	1,931	2,170

(1)	Net contracts are defined as new contracts during the period for the purchase of homes, less cancellations of prior contracts in the same period.

RISK FACTORS

In addition to the other information included in this prospectus and the documents incorporated by reference in this prospectus, you should carefully consider the following risk factors before you decide to participate in the exchange offer.

Risks Related to the Exchange Offer

If you choose not to exchange your outstanding notes in the exchange offer, the transfer restrictions currently applicable to your outstanding notes will remain in force and the market price of your outstanding notes could decline.

If you do not exchange your outstanding notes for exchange notes in the exchange offer, then you will continue to be subject to the transfer restrictions on the outstanding notes as set forth in the confidential offering circular distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to “Prospectus Summary — Summary of the Terms of the Exchange Offer” and “The Exchange Offer” for information about how to tender your outstanding notes.

The tender of outstanding notes under the exchange offer will reduce the principal amount of the outstanding notes outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the outstanding notes due to reduction in liquidity.

You must follow the exchange offer procedures carefully in order to receive the exchange notes.

If you do not follow the procedures described herein, you will not receive any exchange notes. The exchange notes will be issued to you in exchange for outstanding notes only after timely receipt by the exchange agent of:

•	your outstanding notes and either:

•	a properly completed and executed letter of transmittal and all other required documents; or

•	a book-entry delivery by electronic transmittal of an agent’s message through the Automated Tender Offer Program of DTC.

If you want to tender your outstanding notes in exchange for exchange notes, you should allow sufficient time to ensure timely delivery. No one is under any obligation to give you notification of defects or irregularities with respect to tenders of outstanding notes for exchange. For additional information, see the section captioned “The Exchange Offer” in this prospectus.

Risks Related to Our Business

The homebuilding industry is significantly affected by changes in general and local economic conditions, real estate markets, and weather conditions, which could affect our ability to build homes at prices our customers are willing or able to pay, could reduce profits that may not be recaptured, could result in cancellation of sales contracts, and could affect our liquidity.

The homebuilding industry is cyclical, has from time to time experienced significant difficulties, and is significantly affected by changes in general and local economic conditions such as:

•	employment levels and job growth;

•	availability of financing for home buyers;

•	interest rates;

•	foreclosure rates;

•	inflation;

•	adverse changes in tax laws;

•	consumer confidence;

•	housing demand; and

•	population growth.

Turmoil in the financial markets could affect our liquidity. In addition, our cash balances are primarily invested in short-term government-backed instruments. The remaining cash balances are held at numerous financial institutions and may, at times, exceed insurable amounts. We believe we help to mitigate this risk by depositing our cash in major financial institutions and diversifying our investments. In addition, our homebuilding operations often require us to obtain letters of credit. In connection with the issuance of our senior secured first lien notes in the fourth quarter of fiscal 2009, we terminated our revolving credit facility and refinanced the borrowing capacity thereunder. In addition, we entered into certain stand alone letter of credit facilities, and agreements pursuant to which all of the outstanding letters of credit under our revolving credit facility were replaced with letters of credit issued under such new letter of credit facilities and agreements. However, we will likely need additional letters of credit above the amounts provided under these new letter of credit facilities and agreements. If we are unable to obtain such additional letters of credit as needed to operate our business, we may be adversely affected.

Weather conditions and natural disasters such as hurricanes, tornadoes, earthquakes, floods, and fires can harm the local homebuilding business. Our business in Florida was adversely affected in late 2005 and into 2006 due to the impact of Hurricane Wilma on materials and labor availability and pricing. Conversely, Hurricane Ike, which hit Houston in September 2008, did not have an impact on materials and labor availability or pricing, but did impact the volume of home sales in subsequent weeks.

The difficulties described above could cause us to take longer and incur more costs to build our homes. We may not be able to recapture increased costs by raising prices in many cases because we fix our prices up to 12 months in advance of delivery by signing home sales contracts. In addition, some home buyers may cancel or not honor their home sales contracts altogether.

The homebuilding industry is undergoing a significant and sustained downturn which has, and could continue to, materially and adversely affect our business, liquidity, and results of operations.

The homebuilding industry is now experiencing a significant and sustained downturn. An industry-wide softening of demand for new homes has resulted from a lack of consumer confidence, decreased housing affordability, decreased availability of mortgage financing, and large supplies of resale and new home inventories. In addition, an oversupply of alternatives to new homes, such as rental properties, resale homes, and foreclosures, has depressed prices and reduced margins for the sale of new homes. Industry conditions had a material adverse effect on our business and results of operations during fiscal years 2007, 2008, and 2009 and are continuing to materially adversely affect our business and results of operations in fiscal 2010. Further, we substantially increased our inventory through fiscal 2006, which required significant cash outlays and which has increased our price and margin exposure as we continue to work through this inventory. Although our absorption rate per community is stabilizing or even increasing, we expect our aggregate net sales to continue to decline due to the further reduction of active communities as we deliver our final homes therein without replacements at an equivalent rate. Looking forward, given the continued deterioration in the housing market, it will become more difficult to generate positive cash flow. General economic conditions in the U.S. remain weak. Market volatility has been unprecedented and extraordinary in the last 18 months, and the resulting economic turmoil may continue to exacerbate industry conditions or have other unforeseen consequences, leading to uncertainty about future conditions in the homebuilding industry. There can be no assurances that government responses to the disruptions in the financial markets will restore consumer confidence, stabilize the markets, or increase liquidity and the availability of credit, or whether any such results will be sustainable. Continuation or worsening of this downturn or general economic conditions would continue to have a material adverse effect on our business, liquidity, and results of operations.

The housing market has benefited from a number of government programs, including:

•	tax credits for home buyers provided by the federal government and certain state governments, including California; and

•	support of the mortgage market, including through purchases of mortgage-backed securities by The Federal Reserve Bank and the underwriting of a substantial amount of new mortgages by the Federal Housing Administration (“FHA”) and other governmental agencies.

These programs are expected to wind down over time; for example the California tax credit ended recently and the federal tax credit is scheduled to expire in April 2010. In addition, recent remarks from the U.S. Department of Housing and Urban Development (“HUD”) secretary suggest that FHA underwriting standards may be tightened. We cannot assure that the housing markets will not decline further as these programs are ended.

Leverage places burdens on our ability to comply with the terms of our indebtedness, may restrict our ability to operate, may prevent us from fulfilling our obligations, and may adversely affect our financial condition.

We have a significant amount of debt.

•	our debt, as of October 31, 2009, including the debt of the subsidiaries that guarantee our debt, was $1,767.7 million ($1,751.7 million net of discount); and

•	our debt service payments for the 12-month period ended October 31, 2009, which include interest incurred and mandatory principal payments on our corporate debt under the terms of our indentures (but which do not include principal and interest on non-recourse secured debt and debt of our financial subsidiaries), were $176.9 million.

In addition, as of October 31, 2009, we had $130.3 million in aggregate outstanding face amount of letters of credit issued under various letter of credit facilities and agreements, which were collateralized by $135.2 million of restricted cash. We also had substantial contractual commitments and contingent obligations, including approximately $446.0 million of performance bonds as of October 31, 2009. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Contractual Obligations” in our Annual Report on Form 10-K for the year ended October 31, 2009, which is incorporated by reference herein.

Our significant amount of debt could have important consequences. For example, it could:

•	limit our ability to obtain future financing for working capital, capital expenditures, acquisitions, debt service requirements, or other requirements;

•	require us to dedicate a substantial portion of our cash flow from operations to the payment of our debt and reduce our ability to use our cash flow for other purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business;

•	place us at a competitive disadvantage because we have more debt than some of our competitors; and

•	make us more vulnerable to downturns in our business and general economic conditions.

Our ability to meet our debt service and other obligations will depend upon our future performance. We are engaged in businesses that are substantially affected by changes in economic cycles. Our revenues and earnings vary with the level of general economic activity in the markets we serve. Our businesses are also affected by customer sentiment and financial, political, business, and other factors, many of which are beyond our control. The factors that affect our ability to generate cash can also affect our ability to raise additional funds for these purposes through the sale of equity securities, the refinancing of debt, or the sale of assets. Changes in prevailing interest rates may affect our ability to meet our debt service obligations to the extent we have any floating rate indebtedness. A higher interest rate on our debt service obligations could result in lower earnings or increased losses.

Our sources of liquidity are limited and may not be sufficient to meet our needs.

In connection with the issuance of our senior secured first lien notes in the fourth quarter of fiscal 2009, we terminated our revolving credit facility and refinanced the borrowing capacity thereunder. Because we no longer have a revolving credit facility, we are dependent on our current cash balance and future cash flows from operations (which may not be positive) to enable us to service our indebtedness, to cover our operating expenses, and/or to fund our other liquidity needs. We may need to refinance all or a portion of our debt on or before maturity, which we may not be able to do on favorable terms or at all. If our cash flows and capital resources are insufficient to fund our debt service obligations or we are unable to refinance our indebtedness, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital, or restructure our indebtedness. These alternative measures may not be successful and may not permit us to meet our debt service obligations. We have also entered into certain cash collateralized letter of credit agreements and facilities that require us to maintain specified amounts of cash in segregated accounts as collateral to support our letters of credit issued thereunder, which will affect the amount of cash we have available for other uses. If our available cash and capital resources are insufficient to meet our debt service obligations, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions, or the proceeds from the dispositions may not be adequate to meet any debt service obligations then due.

Restrictive covenants in our debt instruments may restrict our ability to operate and if our financial performance worsens, we may not be able to maintain compliance with the financial covenants of our debt instruments.

The indentures governing our outstanding debt securities impose certain restrictions on our operations and activities. The most significant restrictions relate to debt incurrence, sales of assets, cash distributions, including paying dividends on common and preferred stock, capital stock and debt repurchases, and investments by us and certain of our subsidiaries. Because of these restrictions, we are currently prohibited from paying dividends on our preferred stock and anticipate that we will remain prohibited for the foreseeable future.

If we fail to comply with any of the restrictions or covenants of our debt instruments, and are unable to amend the instrument or obtain a waiver, or make timely payments on this debt and other material indebtedness, the trustees under the indentures governing our debt instruments could cause our debt to become due and payable prior to maturity. In such a situation, there can be no assurance that we would be able to obtain alternative financing. Either situation could have a material adverse effect on the solvency of the Company.

The terms of our debt instruments allow us to incur additional indebtedness.

Under the terms of our indebtedness under our indentures, we have the ability, subject to our debt covenants, to incur additional amounts of debt. The incurrence of additional indebtedness could magnify the risks described above. In addition, certain obligations such as standby letters of credit and performance bonds issued in the ordinary course of business, including those issued under our stand-alone letter of credit agreements and facilities, are not considered indebtedness under our indentures (and may be secured), and therefore, are not subject to limits in our debt covenants.

We could be adversely affected by a negative change in our credit rating.

Our ability to access capital on favorable terms is a key factor in our ability to service our indebtedness to cover our operating expenses, and to fund our other liquidity needs. On March 16, 2009, Fitch lowered the Company’s issuer default rating to CCC from B−. On April 7, 2009, Moody’s affirmed our corporate family rating of Caa1, with a negative outlook. On April 1, 2009, S&P lowered our B− corporate credit rating to CCC, with a negative outlook. On October 5, 2009, S&P raised our corporate credit rating to CCC+ from CCC and revised our outlook to developing from negative. Downgrades may make it more difficult and costly for us to access capital, therefore, any further downgrade by any of the principal credit agencies may exacerbate these difficulties.

Our business is seasonal in nature and our quarterly operating results can fluctuate.

Our quarterly operating results generally fluctuate by season. Historically, a large percentage of our agreements of sale have been entered into in the winter and spring. The construction of a customer’s home typically begins after signing the agreement of sale and can take 12 months or more to complete. Weather-related problems, typically in the late winter and early spring, can delay starts or closings and increase costs and thus reduce profitability. In addition, delays in opening communities could have an adverse impact on our sales and revenues. Due to these factors, our quarterly operating results may continue to fluctuate.

Our success depends on the availability of suitable undeveloped land and improved lots at acceptable prices and our having sufficient liquidity to fund such investments.

Our success in developing land and in building and selling homes depends in part upon the continued availability of suitable undeveloped land and improved lots at acceptable prices. The availability of undeveloped land and improved lots for purchase at favorable prices depends on a number of factors outside of our control, including the risk of competitive over-bidding on land and lots and restrictive governmental regulation. Should suitable land opportunities become less available, the number of homes we may be able to build and sell would be reduced, which would reduce revenue and profits. In addition, our ability to make land purchases will depend upon us having sufficient liquidity to fund such purchases. We may be at a disadvantage in competing for land due to our significant debt obligations, which require substantial cash resources.

Raw material, labor shortages and price fluctuations could delay or increase the cost of home construction and adversely affect our operating results.

The homebuilding industry has from time to time experienced raw material and labor shortages. In particular, shortages and fluctuations in the price of lumber or in other important raw materials could result in delays in the start or completion of, or increase the cost of, developing one or more of our residential communities. In addition, we contract with subcontractors to construct our homes. Therefore, the timing and quality of our construction depends on the availability, skill, and cost of our subcontractors. Delays or cost increases caused by shortages and price fluctuations could harm our operating results, the impact of which may be further affected depending on our ability to raise sales prices.

Changes in economic and market conditions could result in the sale of homes at a loss or holding land in inventory longer than planned, the cost of which can be significant.

Land inventory risk can be substantial for homebuilders. We must continuously seek and make acquisitions of land for expansion into new markets and for replacement and expansion of land inventory within our current markets. The market value of undeveloped land, buildable lots, and housing inventories can fluctuate significantly as a result of changing economic and market conditions. In the event of significant changes in economic or market conditions, we may have to sell homes at a loss or hold land in inventory longer than planned. In the case of land options, we could choose not to exercise them, in which case we would write off the value of these options. Inventory carrying costs can be significant and can result in losses in a poorly performing project or market. The assessment of communities for indication of impairment is performed quarterly. While we consider available information to determine what we believe to be our best estimates as of the reporting period, these estimates are subject to change in future reporting periods as facts and circumstances change. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies” in our Annual Report on Form 10-K for the year ended October 31, 2009, which is incorporated by reference herein. For example, during 2009, 2008, and 2007, we decided not to exercise many option contracts and walked away from land option deposits and predevelopment costs, which resulted in land option write-offs of $45.4 million, $114.1 million and $126.0 million, respectively. Also, in 2009, 2008, and 2007, as a result of the difficult market conditions, we recorded inventory impairment losses on owned property of $614.1 million, $596.0 million, and $331.8 million, respectively. If market conditions continue to worsen, additional inventory impairment losses and land option write-offs will likely be necessary.

Home prices and sales activities in the California, New Jersey, Texas, Virginia, and Maryland markets have a large impact on our results of operations because we conduct a significant portion of our business in these markets.

We presently conduct a significant portion of our business in the California, New Jersey, Texas, Virginia, and Maryland markets. Home prices and sales activities in these markets, and in most of the other markets in which we operate, have declined from time to time, particularly as a result of slow economic growth. In particular, California, New Jersey, Virginia, and Maryland have declined significantly since the end of 2006. Furthermore, precarious economic and budget situations at the state government level may adversely affect the market for our homes in those affected areas. If home prices and sales activity decline in one or more of the markets in which we operate, our costs may not decline at all or at the same rate and may negatively impact our results of operations.

Because almost all of our customers require mortgage financing, increases in interest rates or the decreased availability of mortgage financing could impair the affordability of our homes, lower demand for our products, limit our marketing effectiveness, and limit our ability to fully realize our backlog.

Virtually all of our customers finance their acquisitions through lenders providing mortgage financing. Increases in interest rates or decreases in availability of mortgage financing could lower demand for new homes because of the increased monthly mortgage costs to potential home buyers. Even if potential customers do not need financing, changes in interest rates and mortgage availability could make it harder for them to sell their existing homes to potential buyers who need financing. This could prevent or limit our ability to attract new customers as well as our ability to fully realize our backlog because our sales contracts generally include a financing contingency. Financing contingencies permit the customer to cancel his obligation in the event mortgage financing at prevailing interest rates, including financing arranged or provided by us, is unobtainable within the period specified in the contract. This contingency period is typically four to eight weeks following the date of execution of the sales contract.

Over the last several quarters, many lenders have significantly tightened their underwriting standards, and many subprime and other alternative mortgage products are no longer being made available in the marketplace. If these trends continue and mortgage loans continue to be difficult to obtain, the ability and willingness of prospective buyers to finance home purchases or to sell their existing homes will be adversely affected, which will adversely affect our operating results. In addition, we believe that the availability of mortgage financing, including Federal National Mortgage Association, Federal Home Loan Mortgage Corp. and FHA/VA financing, is an important factor in marketing many of our homes. Recently, remarks from the HUD secretary suggest that FHA underwriting standards may be tightened. Any limitations or restrictions on the availability of those types of financing could reduce our sales.

We conduct certain of our operations through unconsolidated joint ventures with independent third parties in which we do not have a controlling interest. These investments involve risks and are highly illiquid.

We currently operate through a number of unconsolidated homebuilding and land development joint ventures with independent third parties in which we do not have a controlling interest. At October 31, 2009, we had invested an aggregate of $41.3 million in these joint ventures, which had borrowings outstanding of approximately $11.5 million. In addition, as part of our strategy, we intend to continue to evaluate additional joint venture opportunities.

These investments involve risks and are highly illiquid. There are a limited number of sources willing to provide acquisition, development, and construction financing to land development and homebuilding joint ventures, and as market conditions become more challenging, it may be difficult or impossible to obtain financing for our joint ventures on commercially reasonable terms. Recently, we have been unable to obtain financing for newly created joint ventures. In addition, we lack a controlling interest in these joint ventures, and therefore, are usually unable to require that our joint ventures sell assets or return invested capital, make additional capital contributions, or take any other action without the vote of at least one of our venture partners. Therefore, absent partner agreement, we will be unable to liquidate our joint venture investments to generate cash.

Homebuilders are subject to a number of federal, local, state, and foreign laws and regulations concerning the development of land, the homebuilding, sales, and customer financing processes and protection of the environment, which can cause us to incur delays and costs associated with compliance and which can prohibit or restrict our activity in some regions or areas.

We are subject to extensive and complex regulations that affect the development and home building, sales, and customer financing processes, including zoning, density, building standards, and mortgage financing. These regulations often provide broad discretion to the administering governmental authorities. This can delay or increase the cost of development or homebuilding. In light of recent developments in the home building industry and the financial markets, federal, state, or local governments may seek to adopt regulations that limit or prohibit homebuilders from providing mortgage financing to their customers. If adopted, any such regulations could adversely affect future revenues and earnings. In addition, some state and local governments in markets where we operate have approved, and others may approve, slow-growth or no-growth initiatives that could negatively impact the availability of land and building opportunities within those areas. Approval of these initiatives could adversely affect our ability to build and sell homes in the affected markets and/or could require the satisfaction of additional administrative and regulatory requirements, which could result in slowing the progress or increasing the costs of our homebuilding operations in these markets. Any such delays or costs could have a negative effect on our future revenues and earnings.

We also are subject to a variety of local, state, federal, and foreign laws and regulations concerning protection of health and the environment. The particular environmental laws which apply to any given community vary greatly according to the community site, the site’s environmental conditions, and the present and former uses of the site. These environmental laws may result in delays, may cause us to incur substantial compliance, remediation, and/or other costs, and can prohibit or severely restrict development and homebuilding activity.

For example, during 2005, we received two requests for information pursuant to Section 308 of the Clean Water Act from Region 3 of the Environmental Protection Agency (the “EPA”). These requests sought information concerning storm water discharge practices in connection with completed, ongoing, and planned homebuilding projects by subsidiaries in the states and district that comprise EPA Region 3. We also received a notice of violations for one project in Pennsylvania and requests for sampling plan implementation in two projects in Pennsylvania. We have subsequently received notification from the EPA alleging violations of storm water discharge practices at other locations and requesting related information. We provided the EPA with information in response to its requests. The Department of Justice (“DOJ”) is also involved in the review of these practices and enforcement with respect to them. We are engaged in discussions with the DOJ and EPA regarding a resolution of these matters, which we anticipate will include a monetary fine and an agreement to implement certain operational and training measures nationwide to ensure ongoing compliance with storm water regulations. Although we do not currently anticipate that we will incur any material costs in excess of the amount we have reserved for this matter, we cannot predict whether our discussions with the DOJ and EPA will result in a resolution, or what any resolution of these matters ultimately will require of us.

We anticipate that increasingly stringent requirements will be imposed on developers and homebuilders in the future. Although we cannot predict the effect of these requirements, they could result in time-consuming and expensive compliance programs and in substantial expenditures, which could cause delays and increase our cost of operations. In addition, the continued effectiveness of permits already granted or approvals already obtained is dependent upon many factors, some of which are beyond our control, such as changes in policies, rules, and regulations and their interpretation and application.

Product liability litigation and warranty claims that arise in the ordinary course of business may be costly.

As a homebuilder, we are subject to construction defect and home warranty claims arising in the ordinary course of business. Such claims are common in the homebuilding industry and can be costly. In addition, the amount and scope of coverage offered by insurance companies is currently limited, and this coverage may be further restricted and become more costly. If we are not able to obtain adequate insurance against such claims, we may experience losses that could hurt our financial results. Our financial results could also be adversely affected if we were to experience an unusually high number of claims or unusually severe claims. Recently, other homebuilders in Florida have had construction defect claims associated with allegedly defective drywall manufactured in China (Chinese Drywall) that may be responsible for noxious smells and accelerated corrosion of certain metals in the home. We have identified only 15 homes with this potential issue, however, if additional homes are identified to have this issue, or our actual costs to remediate differ from our current estimated costs, it may require us to revise our warranty reserves.

We compete on several levels with homebuilders that may have greater sales and financial resources, which could hurt future earnings.

We compete not only for home buyers but also for desirable properties, financing, raw materials, and skilled labor often within larger subdivisions designed, planned, and developed by other homebuilders. Our competitors include other local, regional, and national homebuilders, some of which have greater sales and financial resources.

The competitive conditions in the homebuilding industry together with current market conditions have, and could continue to, result in:

•	difficulty in acquiring suitable land at acceptable prices;

•	increased selling incentives;

•	lower sales; or

•	delays in construction.

Any of these problems could increase costs and/or lower profit margins.

We may have difficulty in obtaining the additional financing required to operate and develop our business.

Our operations require significant amounts of cash, and we may be required to seek additional capital, whether from sales of equity or borrowing additional money, for the future growth and development of our business. The terms or availability of additional capital is uncertain. Moreover, the indentures for our outstanding debt securities contain provisions that restrict the debt we may incur and the equity we may issue in the future. If we are not successful in obtaining sufficient capital, it could reduce our sales and may hinder our future growth and results of operations. In addition, pledging substantially all of our assets to support our first, second, and third lien senior secured notes may make it more difficult to raise additional financing in the future.

Our future growth may include additional acquisitions of companies that may not be successfully integrated and may not achieve expected benefits.

Acquisitions of companies have contributed to our historical growth and may again be a component of our growth strategy in the future. In the future, we may acquire businesses, some of which may be significant. As a result of acquisitions of companies, we may need to seek additional financing and integrate product lines, dispersed operations, and distinct corporate cultures. These integration efforts may not succeed or may distract our management from operating our existing business. Additionally, we may not be able to enhance our earnings as a result of acquisitions. Our failure to successfully identify and manage future acquisitions could harm our operating results.

Our controlling stockholders are able to exercise significant influence over us.

Members of the Hovnanian family, including Ara K. Hovnanian, our chairman of the board, president and chief executive officer, have voting control, through personal holdings and family owned entities, of Class A and Class B common stock that enables them to cast approximately 70% of the votes that may be cast by the holders of our outstanding Class A and Class B common stock combined. Their combined stock ownership enables them to exert significant control over us, including power to control the election of our Board of Directors and to approve matters presented to our stockholders. This concentration of ownership may also make some transactions, including mergers or other changes in control, more difficult or impossible without their support. Also, because of their combined voting power, circumstances may occur in which their interests could be in conflict with the interests of other stakeholders.

Our net operating loss carryforwards could be substantially limited if we experience an ownership change as defined in the Internal Revenue Code.

Based on recent impairments and our current financial performance, we generated a federal net operating loss carryforward of $1.3 billion through the year ended October 31, 2009, and we may generate net operating loss carryforwards in future years.

Section 382 of the Internal Revenue Code contains rules that limit the ability of a company that undergoes an ownership change, which is generally any change in ownership of more than 50% of its stock over a three-year period, to utilize its net operating loss carryforwards and certain built-in losses recognized in years after the ownership change. These rules generally operate by focusing on ownership changes among stockholders owning directly or indirectly 5% or more of the stock of a company and any change in ownership arising from a new issuance of stock by the company.

If we undergo an ownership change for purposes of Section 382 as a result of future transactions involving our common stock, including purchases or sales of stock between 5% shareholders, our ability to use our net operating loss carryforwards and to recognize certain built-in losses would be subject to the limitations of Section 382. Depending on the resulting limitation, a significant portion of our net operating loss carryforwards could expire before we would be able to use them. Our inability to utilize our net operating loss carryforwards could have a negative impact on our financial position and results of operations.

In August 2008, we announced that our Board of Directors adopted a shareholder rights plan designed to preserve shareholder value and the value of certain tax assets primarily associated with net loss carryforwards and built-in losses under Section 382 of the Internal Revenue Code and on December 5, 2008, our stockholders approved the Board of Directors’ decision to adopt the shareholder rights plan. In addition, on December 5, 2008, our stockholders approved an amendment to our Certificate of Incorporation to restrict certain transfers of Class A common stock in order to preserve the tax treatment of our net operating loss carryforwards and built-in losses under Section 382 of the Internal Revenue Code. See Note 3 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended October 31, 2009, which is incorporated by reference herein, for further details.

Utility shortages and outages or rate fluctuations could have an adverse effect on our operations.

In prior years, the areas in which we operate in California have experienced power shortages, including periods without electrical power, as well as significant fluctuations in utility costs. We may incur additional costs and may not be able to complete construction on a timely basis if such power shortages/outages and utility rate fluctuations continue. Furthermore, power shortages and outages, such as the blackout that occurred in 2003 in the Northeast, and rate fluctuations may adversely affect the regional economies in which we operate, which may reduce demand for our homes. Our operations may be adversely affected if further rate fluctuations and/or power shortages and outages occur in California, the Northeast, or in our other markets.

Geopolitical risks and market disruption could adversely affect our operating results and financial condition.

Geopolitical events, such as the aftermath of the war with Iraq and the continuing involvement in Iraq and Afghanistan, may have a substantial impact on the economy and the housing market. The terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001 had an impact on our business and the occurrence of similar events in the future cannot be ruled out. The war and the continuing involvement in Iraq and Afghanistan, terrorism, and related geopolitical risks have created many economic and political uncertainties, some of which may have additional material adverse effects on the U.S. economy, and our customers and, in turn, our results of operations and financial condition.

Risks Related to the Notes

We have a significant amount of indebtedness and we may incur additional indebtedness.

At October 31, 2009, the Issuer and the guarantors had approximately $1,767.7 million ($1,751.7 million, net of discount) of debt (including the outstanding notes) outstanding. We and our subsidiaries may incur additional indebtedness in the future. While the terms of the indenture under which the outstanding notes were, and the exchange notes will be, issued and our other existing debt instruments restrict us or our subsidiaries from incurring additional indebtedness, these restrictions include exceptions that will allow us and our subsidiaries to incur additional debt. If indebtedness is added to our current debt levels, the risks related to the notes and our indebtedness generally that we and our subsidiaries now face could intensify.

The notes and the guarantees thereof will be structurally subordinated to indebtedness of our non-guarantor subsidiaries and joint ventures.

The notes and the guarantees thereof will be structurally subordinated to the indebtedness (including trade payables) of any non-guarantor subsidiary and joint venture to the extent of the value of their assets, and holders of the notes will not have any claim as a creditor against any non-guarantor subsidiary or joint venture. In addition, the indenture under which the outstanding notes were, and the exchange notes will be, issued permits, subject to certain limitations, non-guarantor subsidiaries and joint ventures to incur additional indebtedness and will not contain any limitation on the amount of liabilities (such as trade payables) that may be incurred by them. At October 31, 2009, non-guarantor subsidiaries and joint ventures had approximately $72.5 million and $270.0 million, respectively, of outstanding liabilities, including trade payables.

Our non-guarantor subsidiaries and joint ventures are not subject to the restrictive covenants in the indenture under which the outstanding notes were, and the exchange notes will be, issued.

Certain of our subsidiaries and all of our joint venture operations are not subject to the restrictive covenants in the indenture under which the outstanding notes were, and the exchange notes will be, issued. This means that these entities will be able to engage in many of the activities that we and our restricted subsidiaries are prohibited or limited from doing under the terms of such indenture, such as incurring additional debt, securing assets in priority to the claims of the holders of the notes, paying dividends, making certain investments, selling assets and entering into mergers or other business combinations. If non-guarantors and joint ventures engage in any of these activities, their actions could reduce the amount of cash that we will have available to us to fund payments of principal and interest on the notes when due and to comply with our other obligations under the notes, and could reduce the amount of our assets that would be available to satisfy your claims should we default on the notes.

The liens securing the notes will provide holders of the notes with a secured claim only to the extent of the value of the assets that have been granted as security for the notes and we may be able to incur additional secured indebtedness.

Substantially all the assets owned by the Issuer and the guarantors on October 20, 2009 (the date of the indenture) or thereafter acquired, and all proceeds therefrom, will be subject to first-priority liens in favor of the collateral agent for the benefit of the trustee and the holders of the notes. Under the indenture governing the notes and the indentures governing our other outstanding debt instruments, we may incur additional secured debt, including debt that is secured by assets that are not pledged to the holders of notes or secured on a parity basis or, as described below, on an effectively senior basis. Any such indebtedness may further limit the recovery of the value of such collateral to satisfy the claims of the holders of the notes. For example, the indenture governing the notes requires (except with respect to certain assets excluded from the collateral securing the notes, including $25.0 million of cash and cash equivalents collateralizing letters of credit or similar instruments) that the holders of the notes have a security interest in the cash and cash equivalents that collateralize certain letter of credit agreements, facilities or similar instruments, but that such liens will be on a basis that is junior to the lien granted to the applicable issuing bank. Accordingly, upon an enforcement event or insolvency proceeding, proceeds from such cash and cash equivalents will be applied first to satisfy such letter of credit obligations and then to satisfy the obligations on the notes.

Furthermore, the fair market value of real property and other collateral securing the notes is subject to fluctuations based on factors that include, among others, the condition of the homebuilding industry, our ability to implement our business strategy, the ability to sell the collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. In addition, courts could limit recoverability if they apply non-New York law to a proceeding and deem a portion of the interest claim usurious in violation of public policy. The amount to be received upon a sale of any collateral would be dependent on numerous factors, including, but not limited, to the actual fair market value of the collateral at such time and the timing and the manner of the sale. By its nature, some or all of the collateral may be illiquid and may have no readily ascertainable market value. In the event that a bankruptcy case is commenced by or against us, if the value of the collateral is less than the amount of principal and accrued and unpaid interest on the notes and all other senior secured obligations, interest may cease to accrue on the notes from and after the date the bankruptcy petition is filed. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, we cannot assure you that the proceeds from any sale or liquidation of the collateral will be sufficient to pay our obligations due under the notes.

In addition, not all of our assets secure the notes. With respect to those assets that are not part of the collateral securing the notes but which secure other obligations, the notes will be effectively junior to these obligations to the extent of the value of such assets. See “Description of Notes — Security.” For example, the collateral will not include:

•	pledges of stock of guarantors to the extent they would result in the filing of separate financial statements of such guarantor being required in SEC filings;

•	personal property where the cost of obtaining a security interest or perfection thereof exceeds its benefits;

•	real property subject to a lien securing indebtedness incurred for the purpose of financing the acquisition thereof;

•	real property located outside of the United States;

•	unentitled land;

•	real property which is leased or held for the purpose of leasing to unaffiliated third parties;

•	equity interests in subsidiaries other than restricted subsidiaries, except for K. Hovnanian JV Holdings, L.L.C., our wholly-owned holding company subsidiary that owns our equity interests in substantially all of our joint ventures, and subject to future grants under certain circumstances as required under the indenture;

•	any real property in a community under development with a dollar amount of investment as of the most recent month-end (determined in accordance with GAAP) of less than $2.0 million or with less than 10 lots remaining;

•	up to $50.0 million of assets received in certain asset dispositions or asset swaps or exchanges made in accordance with the indenture;

•	assets with respect to which any applicable law or contract prohibits the creation or perfection of security interests therein; and

•	up to $25.0 million of cash and cash equivalents securing letters of credit and similar instruments provided that we will use commercially reasonable efforts to obtain the necessary consent of the banks issuing the letters of credit in order to have such cash and cash equivalents securing such letters of credit and similar instruments secure the notes.

In addition, the Issuer and the guarantors will not be required to provide control agreements with respect to certain deposit, checking or securities accounts with average balances below a certain dollar amount.

To the extent that the claims of the holders of the notes exceed the value of the assets securing those notes, those claims will rank equally with the claims of the holders of our outstanding secured and unsecured senior notes and any other unsubordinated indebtedness. As a result, if the value of the assets pledged as security for the notes is less than the value of the claims of the holders of the notes, those claims may not be satisfied in full.

We will, absent the occurrence and continuance of an event of default under the indenture governing the notes, have control over the collateral, and the sale of particular assets by us could reduce the pool of assets securing the notes and the guarantees thereof.

Absent the occurrence and continuance of any event of default under the indenture governing the notes, the indenture and the security documents relating to the collateral allow us to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the collateral securing the notes and the guarantees.

Your rights to the collateral securing the notes and the guarantees thereof may be adversely affected by the failure to perfect security interests in the collateral and other issues generally associated with the realization of security interests in collateral.

Applicable law requires that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. In addition, applicable law requires that certain property and rights acquired after the grant of a general security interest, such as real property, can only be perfected at the time such property and rights are acquired and identified. The indenture governing the notes and the security documents provide that at any time the Issuer or the guarantors of the notes acquires property that is required to be pledged as collateral that is not automatically subject to a perfected security interest under the security documents or a subsidiary becomes a guarantor, then the Issuer or guarantor will, as soon as practical after such property’s acquisition, provide security over such property (or, in the case of a new guarantor, all of its assets that are required to be pledged as collateral) in favor of the collateral agent and cause the lien granted to be duly perfected. See “Description of Notes — Security — General.”

There can be no assurance that the trustee or the collateral agent for the notes will monitor the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. The collateral agent for the notes has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest. Such failure may result in the loss of the security interest in the collateral or the priority of the security interest in favor of the notes and the guarantees against third parties.

In addition, the security interest of the collateral agent will be subject to practical challenges generally associated with the realization of security interests in collateral. For example, the collateral agent may need to obtain the consent of a third party to obtain or enforce a security interest in a contract. We cannot assure you that the collateral agent will be able to obtain any such consent. We also cannot assure you that the consents of any third parties will be given when required to facilitate a foreclosure on such assets. Accordingly, the collateral agent may not have the ability to foreclose upon those assets and the value of the collateral may significantly decrease.

There are circumstances other than repayment, defeasance or discharge of the notes under which the collateral securing the notes and guarantees thereof will be released automatically, without your consent or the consent of the trustee or collateral agent.

Under various circumstances, collateral securing the notes will be released automatically, including a sale, transfer or other disposal of such collateral in a transaction not prohibited under the indenture and, with respect to collateral held by a guarantor, upon the release of such guarantor from its guarantee.

In addition, the guarantee of a guarantor will be automatically released to the extent it is released in connection with a sale of such guarantor in a transaction not prohibited by the indenture.

The indenture will also permit, subject to the terms of the indenture, us to designate one or more of our restricted subsidiaries that is a guarantor of the notes as an unrestricted subsidiary. If we designate a guarantor as an unrestricted subsidiary for purposes of the indenture governing the notes, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the notes by such subsidiary or any of its subsidiaries will be released under the indenture governing the notes. Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral securing the notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a senior claim on the assets of such unrestricted subsidiary and its subsidiaries.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

Any default under the agreements governing our other indebtedness and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our other indebtedness, or if we otherwise fail to comply with the various covenants in our debt instruments, we could be in default under the terms of the agreements governing our other indebtedness. In the event of such default,

•	the holders of such indebtedness may be able to cause all of our available cash flow to be used to pay such indebtedness and, in any event, could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest; and/or

•	we could be forced into bankruptcy or liquidation.

If our operating performance declines, we may in the future need to amend or modify the agreements governing our other indebtedness or seek concessions from the holders of such indebtedness.

In the event of our bankruptcy, the ability of the holders of the notes to realize upon the collateral will be subject to certain bankruptcy law limitations.

The ability of holders of the notes to realize upon the collateral will be subject to certain bankruptcy law limitations in the event of our bankruptcy. Under federal bankruptcy law, secured creditors are prohibited from repossessing their security from a debtor in a bankruptcy case, or from disposing of security repossessed from such a debtor, without bankruptcy court approval, which may not be given. Moreover, applicable federal bankruptcy laws generally permit the debtor to continue to use and expend collateral, including cash collateral, and to provide liens senior to the collateral agent for the notes’ liens to secure indebtedness incurred after the commencement of a bankruptcy case, provided that the secured creditor either consents or is given “adequate protection.” “Adequate protection” could include cash payments or the granting of additional security, if and at such times as the presiding court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition of the collateral during the pendency of the bankruptcy case, the use of collateral (including cash collateral) and the incurrence of such senior indebtedness. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a U.S. bankruptcy court, we cannot predict whether or when the collateral agent under the indenture for the notes could foreclose upon or sell the collateral, or whether the holders of the notes will be fully compensated for any delay in payment or loss of value of the collateral through the provision of “adequate protection,” except to the extent of any grant of additional liens. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us, holders of the notes will only be entitled to post-petition interest and “adequate protection” under the bankruptcy code to the extent that the value of their security interest in the collateral is greater than their pre-bankruptcy claim. Holders of the notes that have a security interest in collateral with a value equal or less than their pre-bankruptcy claim will not be entitled to post-petition interest or “adequate protection” under the bankruptcy code. In addition, if any payments of post-petition interest had been made at the time of such a finding of under-collateralization, those payments could be recharacterized by a U.S. bankruptcy court as a reduction of the principal amount of the secured claims with respect to the notes. No appraisal of the fair market value of the collateral has been prepared in connection with this offering, and we therefore cannot assure you that the value of the collateral equals or exceeds the principal amount of the notes.

Security over certain collateral may not be in place on the issue date of the exchange notes or may not be perfected on such date.

Certain security may not be in place on the issue date of the exchange notes or may not be perfected on such date. In particular, we are required by the terms of the indenture to provide and record mortgages over real property collateral no later than 120 days after October 20, 2009 (the date of the indenture). As a result, perfection of such security interests may not occur for some time. Consequently, if a default should occur prior to the perfection of such security interests, holders of the notes may not benefit from such security interests.

Any future grant of collateral might be avoidable by a trustee in bankruptcy.

Any future grant of collateral in favor of the collateral agent for the benefit of the trustee might be avoidable by the grantor (as debtor-in-possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, among others, if the grantor is insolvent at the time of the grant, the grant permits the holders of the notes to receive a greater recovery than if the grant had not been given and a bankruptcy proceeding in respect of the grantor is commenced within 90 days following the grant or, in certain circumstances, a longer period. A substantial portion of the collateral will constitute inventory of real estate. As the inventory is sold and new inventory is acquired, the granting of liens on the new inventory will trigger a new 90-day “preference” period. It is possible, particularly during a time when our inventory is turning over quickly, that liens on a substantial portion of the collateral at any time may have been granted during the preceding 90-day period.

Corporate benefit laws and other limitations on guarantees and security interests may adversely affect the validity and enforceability of the guarantees of the notes and the security granted by the guarantors.

The guarantees of the notes by the guarantors and security granted by such guarantors provide the holders of the notes with a direct claim against the assets of the guarantors. Each of the guarantees and the amount recoverable under the security documents, however, will be limited to the maximum amount that can be guaranteed or secured by a particular guarantor without rendering the guarantee or security interest, as it relates to that guarantor, voidable or otherwise ineffective under applicable law. In addition, enforcement of any of these guarantees or security interest against any guarantor will be subject to certain defenses available to guarantors and security providers generally. These laws and defenses include those that relate to fraudulent conveyance or transfer, voidable preference, corporate purpose or benefit, preservation of share capital, thin capitalization and regulations or defenses affecting the rights of creditors generally. If one or more of these laws and defenses are applicable, a guarantor may have no liability or decreased liability under its guarantee or the security documents to which it is a party.

Federal and state laws allow courts, under specific circumstances, to void guarantees and grants of security and to require you to return payments received from guarantors.

Under U.S. federal bankruptcy law or comparable provisions of state fraudulent transfer laws, future creditors of any guarantor could void the issuance of the related guarantees and the grant of security by the guarantors or subordinate such obligations or liens to all other debts and liabilities of such guarantor, if such creditors were successful in establishing that:

•	the guarantee or grant of security was incurred with fraudulent intent; or

•	the guarantor did not receive fair consideration or reasonably equivalent value for issuing its guarantee or grant of security and

•	was insolvent at the time of the guarantee or grant;

•	was rendered insolvent by reason of the guarantee or grant;

•	was engaged in a business or transaction for which its assets constituted unreasonably small capital to carry on its business; or

•	intended to incur, or believed that it would incur, debt beyond its ability to pay such debt as it matured.

The measures of insolvency for purposes of determining whether a fraudulent conveyance occurred vary depending upon the laws of the relevant jurisdiction and upon the valuation assumptions and methodology applied by the courts. Generally, however, a company would be considered insolvent for purposes of the foregoing if:

•	the sum of the company’s debts, including contingent, unliquidated and unmatured liabilities, is greater than all of such company’s property at a fair valuation; or

•	if the present fair saleable value of the company’s assets is less than the amount that will be required to pay the probable liability on its existing debts as they become absolute and matured.

We cannot assure you as to what standard a court would apply in order to determine whether a guarantor was “insolvent” as of the date its guarantee or grant of a security interest was issued, and we cannot assure you that, regardless of the method of valuation, a court would not determine that such guarantors were insolvent on such date. Guarantees issued by Hovnanian’s subsidiaries could be subject to the claim that, since the guarantees and grant of security interest were incurred for the benefit of the Issuer and Hovnanian, and only indirectly for the benefit of the other guarantors, the obligations of the guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration.

Federal and state environmental laws may decrease the value of the collateral securing the notes and may result in you being liable for environmental cleanup costs at our facilities.

The notes and guarantees are secured by liens on real property that may be subject to both known and unforeseen environmental risks, and these risks may reduce or eliminate the value of the real property pledged as collateral for the notes and the guarantees adversely affect the ability of the debtor to repay the notes. See “— Risks Related to our Business — Homebuilders are subject to a number of federal, local, state and foreign laws and regulations concerning the development of land, the homebuilding, sales and customer financing processes and protection of the environment, which can cause us to incur delays and costs associated with compliance and which can prohibit or restrict our activity in some regions or areas” and “Business — Regulation and Environmental Matters” in our Annual Report on Form 10-K for the year ended October 31, 2009, which is incorporated by reference herein.

Moreover, under some federal and state environmental laws, a secured lender may in some situations become subject to its debtor’s environmental liabilities, including liabilities arising out of contamination at or from the debtor’s properties. Such liability can arise before foreclosure, if the secured lender becomes sufficiently involved in the management of the affected facility. Similarly, when a secured lender forecloses and takes title to a contaminated facility or property, the lender could become subject to such liabilities, depending on the circumstances. Before taking some actions, the collateral agent for the notes may request that you provide for its reimbursement for any of its costs, expenses and liabilities. Cleanup costs could become a liability of the collateral agent for the notes, and, if you agreed to provide for the collateral agent’s costs, expenses and liabilities, you could be required to help repay those costs. You may agree to indemnify the collateral agent for the notes for its costs, expenses and liabilities before you or the collateral agent knows what those amounts ultimately will be. If you agreed to this indemnification without sufficient limitations, you could be required to pay the collateral agent an amount that is greater than the amount you paid for the notes. In addition, rather than acting through the collateral agent, you may in some circumstances act directly to pursue a remedy under the indenture. If you exercise that right, you could be considered to be a lender and be subject to the risks discussed above.

Exercise of Change of Control Rights — We may not have the funds necessary to finance any change of control offer required by the indenture.

If a change of control occurs as described under “Description of Notes — Certain covenants — Repurchase of Notes upon Change of Control,” the Issuer would be required to offer to purchase your notes at 101% of their principal amount together with all accrued and unpaid interest, if any, to the date of purchase. If a purchase offer obligation were to arise under the indenture governing your notes, a change of control would have also occurred under the indentures governing the Issuer’s other outstanding indebtedness. Furthermore, any of the Issuer’s future debt agreements may contain similar restrictions and provisions. If a purchase offer were required, the Issuer may not have sufficient funds to pay the purchase price for all indebtedness required to be repurchased. We do not currently have sufficient funds available to purchase all of such outstanding debt.

The outstanding notes were issued with original issue discount for U.S. federal income tax purposes.

The outstanding notes were issued with OID for U.S. federal income tax purposes. Thus, in addition to the stated interest on the notes, a U.S. holder will be required to include such OID in gross income on a constant yield to maturity basis in advance of the receipt of cash payment thereof and regardless of such holder’s method of accounting for U.S. federal income tax purposes. See “Certain United States Federal Tax Consequences.”

If a bankruptcy petition were filed by or against us under the U.S. Bankruptcy Code, the claim by any holder of the notes for the principal amount of the notes may be limited to an amount equal to the sum of:

•	the original issue price for the notes; and

•	that portion of the OID (if any) that does not constitute “unmatured interest” for purposes of the U.S. Bankruptcy Code.

Any OID that was not amortized as of the date of the bankruptcy filing would constitute unmatured interest. Accordingly, holders of the notes under these circumstances may receive a lesser amount than they would be entitled to receive under the terms of the indenture governing the notes, even if sufficient funds are available.

An active trading market may not develop for the exchange notes.

We are offering the exchange notes to the holders of the outstanding notes. The exchange notes are a new issue of securities. There is no active public trading market for the exchange notes. The Issuer does not intend to apply for listing of the exchange notes on any securities exchange or automated dealer quotation system. We cannot assure you that an active trading market will develop for the exchange notes or that the exchange notes will trade as one class with the outstanding notes. In addition, the liquidity of the trading market in the exchange notes and the market prices quoted for the exchange notes may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a consequence, an active trading market may not develop for your exchange notes, you may not be able to sell your exchange notes, or, even if you can sell your exchange notes, you may not be able to sell them at an acceptable price.

RATIO OF EARNINGS TO FIXED CHARGES

For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings from continuing operations before income taxes and income or loss from equity investees, plus fixed charges and distributed income of equity investees, less interest capitalized. Fixed charges consist of all interest incurred plus the amortization of debt issuance costs and bond discounts.

The following table sets forth the ratio of earnings to fixed charges for Hovnanian for each of the periods indicated.

	Year Ended October 31,
	2009		2008		2007		2006	2005

Ratio of earnings to fixed charges	(a	)	(a	)	(a	)	2.0	7.8

(a)	Earnings for the years ended October 31, 2009, 2008 and 2007 were insufficient to cover fixed charges for such period by $616.1 million, $1,138.5 million and $667.5 million, respectively.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement that we entered into in connection with the private offering of the outstanding notes. We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. As consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes, except that the exchange notes will be registered under the Securities Act and will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The outstanding notes that are surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. As a result, the issuance of the exchange notes will not result in any increase or decrease in our capitalization.

The Issuer issued the outstanding notes on October 20, 2009. The net proceeds from the issuance were used, together with cash on hand, to purchase certain of the Issuer’s secured and unsecured notes in tender offers as follows: approximately $599.5 million of 11 1/2% Senior Secured Notes due 2013, approximately $17.6 million of 18.0% Senior Secured Notes due 2017 (the 18.0% Senior Secured Notes were issued on December 3, 2008 in exchange for various series of the Issuer’s unsecured senior notes), approximately $7.9 million of 8% Senior Notes due 2012, approximately $57.1 million of 6 1/2% Senior Notes due 2014, approximately $23.6 million of 6 3/8% Senior Notes due 2014, approximately $36.6 million of 6 1/4% Senior Notes due 2015 and approximately $0.2 million of 7 1/2% Senior Notes due 2016. These purchases resulted in a recognized loss on extinguishment of debt of $36.4 million, net of the write-off of unamortized discounts and fees.

CAPITALIZATION

The following table sets forth our capitalization as of October 31, 2009. This table should be read in conjunction with our consolidated financial statements and the related notes thereto and the other financial information included and incorporated by reference in this prospectus.

As of
October 31, 2009
Actual
(In thousands)

Homebuilding Cash and Cash Equivalents, Excluding Restricted Cash (1)	$419,955

Debt(2):
Nonrecourse Land Mortgages	$0
Nonrecourse Mortgages Secured by Operating Property	21,507
10 5/8% Senior Secured Notes due 2016	770,972
11 1/2% Senior Secured Notes due 2013	474
18.0% Senior Secured Notes due 2017	11,702
8% Senior Notes due 2012	35,425
6 1/2% Senior Notes due 2014	81,347
6 3/8% Senior Notes due 2014	83,714
6 1/4% Senior Notes due 2015	82,270
6 1/4% Senior Notes due 2016	171,369
7 1/2% Senior Notes due 2016	172,269
8 5/8% Senior Notes due 2017	195,918
6% Senior Subordinated Notes due 2010	13,609
8 7/8% Senior Subordinated Notes due 2012	68,039
7 3/4% Senior Subordinated Notes due 2013	64,593

Total Debt (1)	$1,773,208

Stockholders’ (Deficit):
Preferred Stock, $0.01 par value; 100,000 Shares Authorized; issued 5,600 Shares of 7.625% Series A Preferred Stock issued at October 31, 2009 with a liquidation preference of $140,000	$135,299
Common Stock, Class A, $0.01 par value; authorized 200,000,000 shares; issued 74,376,946 shares at October 31, 2009 (including 11,694,720 shares held in Treasury at October 31, 2009)	743
Common Stock, Class B, $0.01 par value (convertible to Class A at time of sale); authorized 30,000,000 shares; issued 15,265,067 shares at October 31, 2009 (including 691,748 shares held in Treasury at October 31, 2009)	153
Paid in Capital — Common Stock	455,471
Accumulated Deficit	(826,007)
Treasury Stock — at Cost	(115,257)

Total Stockholders’ (Deficit)	$(349,598)

Total Capitalization	$1,843,565

(1)	Restricted Cash primarily includes cash placed in segregated accounts to collateralize certain of our letters of credit and similar instruments ($135.2 million at October 31, 2009), collateralize as surety bonds ($14.7 million at October 31, 2009) and customers’ deposits which are restricted from use by us ($7.4 million at October 31, 2009).

(2)	References to our consolidated debt in this prospectus exclude (1) debt of $55.9 million under our secured master repurchase agreement as of October 31, 2009, a short-term borrowing facility used by our mortgage banking subsidiary and (2) letters of credit issued under our letter of credit agreements and facilities described in Note (1) above. In addition, debt amounts reflected in this table are net of discount.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following selected historical consolidated financial data for each of the fiscal years ended October 31, 2009, 2008, 2007, 2006 and 2005 have been derived from the audited consolidated financial statements of Hovnanian Enterprises, Inc. Per common share data and weighted average number of common shares outstanding reflect all stock splits.

You should read the following data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Hovnanian Enterprises, Inc.’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009, which is incorporated by reference herein, and with the consolidated financial statements, related notes, and other financial information included and incorporated by reference herein.

	Year Ended October 31,
	2009	2008	2007	2006	2005
	(Dollars in thousands, except per share data)

Income Statement Data
Revenues	$1,596,290	$3,308,111	$4,798,921	$6,148,235	$5,348,417

Gain on extinguishment of debt	410,185	—	—	—	—
Expenses	2,632,453	4,439,559	5,417,664	5,930,514	4,602,871
(Loss) income from unconsolidated joint ventures	(46,041)	(36,600)	(28,223)	15,385	35,039
(Loss) income before income taxes	(672,019)	(1,168,048)	(646,966)	233,106	780,585
State and federal income tax (benefit) provision	44,693	(43,458)	(19,847)	83,573	308,738

Net (loss) income	(716,712)	(1,124,590)	(627,119)	149,533	471,847
Less: preferred stock dividends	—	—	10,674	10,675	2,758

Net (loss) income attributable to common stockholders	$(716,712)	$(1,124,590)	$(637,793)	$138,858	$469,089

Per Share Data
Basic:
(Loss) income per common share	$(9.16)	$(16.04)	$(10.11)	$2.21	$7.51
Weighted average number of common shares outstanding	78,238	70,131	63,079	62,822	62,490
Assuming Dilution:
(Loss) income per common share	$(9.16)	$(16.04)	$(10.11)	$2.14	$7.16
Weighted average number of common shares outstanding	78,238	70,131	63,079	64,838	65,549
Balance sheet data
Total assets	$2,024,577	$3,637,322	$4,540,548	$5,480,035	$4,726,138
Mortgages, term loans, revolving credit agreements and notes payable	$77,364	$107,913	$410,298	$319,943	$271,868
Senior secured notes, senior notes and senior subordinated notes	$1,751,701	$2,505,805	$1,910,600	$2,049,778	$1,498,739
Stockholders’ (Deficit) equity	$(349,598)	$330,264	$1,321,803	$1,942,163	$1,791,357

THE EXCHANGE OFFER

General

K. Hovnanian hereby offers to exchange a like principal amount of exchange notes for any or all outstanding notes on the terms and subject to the conditions set forth in this prospectus and accompanying letter of transmittal. We refer to this offer as the “exchange offer.” You may tender some or all of your outstanding notes pursuant to the exchange offer.

As of the date of this prospectus, $785,000,000 aggregate principal amount of the outstanding notes is outstanding. This prospectus, together with the letter of transmittal, is first being sent to all holders of outstanding notes known to us on or about          , 2010. K. Hovnanian’s obligation to accept outstanding notes for exchange pursuant to the exchange offer is subject to certain conditions set forth under “— Conditions to the Exchange Offer” below. K. Hovnanian currently expects that each of the conditions will be satisfied and that no waivers will be necessary.

Purpose and Effect of the Exchange Offer

In connection with the offering of the outstanding notes, we entered into a registration rights agreement in which we agreed, under certain circumstances, to file a registration statement relating to an offer to exchange the outstanding notes for exchange notes by February 17, 2010. We also agreed to use our reasonable best efforts to cause such offer to be consummated by June 12, 2010. The exchange notes will have terms substantially identical to the terms of the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The outstanding notes were issued on October 20, 2009.

Under the circumstances set forth below, we will use our reasonable best efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding notes within the time periods specified in the registration rights agreement and to keep the shelf registration statement effective at least one year after the effective date of the shelf registration statement or such shorter period as will terminate when all securities covered by such shelf registration statement have been sold pursuant thereto. These circumstances include:

•	if applicable law or interpretations of the staff of the SEC do not permit K. Hovnanian and the guarantors to effect this exchange offer after we have sought a no-action letter or other favorable decision from the SEC and after we have taken all such other actions as may be requested by the SEC or otherwise required in connection with such decision; and

•	if any holder of the outstanding notes notifies us within 20 business days following the consummation deadline of the exchange offer that:

•	based on an opinion of counsel, such holder was prohibited by law or SEC policy from participating in the exchange offer; or

•	such holder is a broker-dealer and holds the outstanding notes acquired directly from us or our affiliates.

If we fail to comply with certain obligations under the registration rights agreement, we will be required to pay additional interest to holders of the outstanding notes and the exchange notes required to be registered on a shelf registration statement. Please read the section “Exchange Offer; Registration Rights” for more details regarding the registration rights agreement.

Each holder of outstanding notes that wishes to exchange their outstanding notes for exchange notes in the exchange offer will be required to make the following written representations:

•	such holder is not an affiliate of K. Hovnanian or the guarantors within the meaning of Rule 144 of the Securities Act, or, if it is an affiliate, it will comply with all applicable registration and prospectus delivery requirements of the Securities Act;

•	such holder is not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act; and

•	such holder is acquiring the exchange notes in the ordinary course of its business.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Resale of Exchange Notes

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties referred to below, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act, if:

•	you are acquiring the exchange notes in your ordinary course of business;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

•	you are not an affiliate of K. Hovnanian or any guarantor as defined by Rule 405 of the Securities Act; and

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes.

If you are an affiliate of K. Hovnanian or any guarantor, or are engaged in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business:

•	you cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co., Inc. (available June 5, 1991), Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling (available July 2, 1993), or similar no-action letters; and

•	in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

This prospectus may be used for an offer to resell, for resale or for other retransfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read “Plan of Distribution” for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, the Issuer will accept for exchange in the exchange offer outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding notes may only be tendered in denominations of $2,000 and higher integral multiples of $1,000. We will issue $2,000 principal amount of exchange notes (and $1,000 principal amount of exchange notes in excess thereof) in exchange for each $2,000 principal amount of outstanding notes (and $1,000 principal amount of outstanding notes in excess thereof) surrendered in the exchange offer.

The form and terms of the exchange notes will be substantially identical to the form and terms of the outstanding notes, except that the exchange notes will be registered under the Securities Act and will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the same indenture under which the outstanding notes were issued and the exchange notes and the outstanding notes will constitute a single class and series of notes for all purposes under the indenture. For a description of the notes and the indenture, see “Description of Notes.”

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

As of the date of this prospectus, $785,000,000 aggregate principal amount of the outstanding notes is outstanding. This prospectus and a letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits that such holders have under the indenture relating to such holders’ outstanding notes, except for any rights under the registration rights agreement that by their terms terminate upon the consummation of the exchange offer.

The Issuer will be deemed to have accepted for exchange properly tendered outstanding notes when it has given notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from the Issuer and delivering exchange notes to holders. Subject to the terms of the registration rights agreement, the Issuer expressly reserves the right to amend or terminate the exchange offer and to refuse to accept outstanding notes not previously accepted upon the occurrence of any of the conditions specified below under “— Conditions to the Exchange Offer.”

Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read “— Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions, Amendments

As used in this prospectus, the term “expiration date” means 5:00 p.m., New York City time, on          , 2010. However, if the Issuer, in its sole discretion, extends the period of time for which the exchange offer is open, the term “expiration date” will mean the latest time and date to which the Issuer shall have extended the expiration of the exchange offer.

To extend the period of time during which the exchange offer is open, the Issuer will notify the exchange agent of any extension, followed by notification to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

The Issuer reserves the right, in its sole discretion:

•	to delay accepting for exchange any outstanding notes that have not been properly tendered, including because of irregularities in the documents required to be delivered to the exchange agent by tendering holders or if such documents are incomplete, or because of an extension of the exchange offer;

•	to extend the exchange offer or to terminate the exchange offer and to refuse to accept outstanding notes not previously accepted if any of the conditions set forth below under “— Conditions to the

Exchange Offer” have not been satisfied, by giving notice of such delay, extension or termination to the exchange agent; and

•	subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by notice to the registered holders of the outstanding notes. If the Issuer amends the exchange offer in a manner that it determines to constitute a material change, including the waiver of a material condition, the Issuer will promptly disclose the amendment in a manner reasonably calculated to inform the holders of outstanding notes of that amendment and the Issuer will extend the offer period if necessary so that at least five business days remain in the offer following notice of the material change.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, the Issuer will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes, and may terminate or amend the exchange offer as provided in this prospectus before accepting any outstanding notes for exchange if:

•	the exchange offer, or the making of any exchange by a holder of outstanding notes, violates any applicable law or interpretation of the staff of the SEC;

•	any action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair the Company’s ability to proceed with the exchange offer, and any material adverse development shall have occurred in any existing action or proceeding with respect to the Company; or

•	all governmental approvals shall not have been obtained, which approvals the Issuer deems necessary for the consummation of the exchange offer.

In addition, the Issuer will not be obligated to accept for exchange the outstanding notes of any holder that has not made to it:

•	the representations described under “— Purpose and Effect of the Exchange Offer” above and “— Procedures for Tendering” below; and

•	any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to the Issuer an appropriate form for registration of the exchange notes under the Securities Act.

The Issuer expressly reserves the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, the Issuer may delay acceptance of any outstanding notes by giving notice of such extension to their holders. During any such extensions, all outstanding notes previously tendered will remain subject to the exchange offer and the Issuer may accept them for exchange. The Issuer will return any outstanding notes that it does not accept for exchange for any reason without expense to their tendering holders as promptly as practicable after the expiration or termination of the exchange offer.

The Issuer expressly reserves the right to amend or terminate the exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange upon the occurrence of any of the conditions of the exchange offer specified above. The Issuer will give notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

Procedures for Tendering

Only a holder of outstanding notes may tender their outstanding notes in the exchange offer. To tender in the exchange offer, a holder must comply with either of the following:

•	complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, either:

•	the exchange agent must receive outstanding notes along with the letter of transmittal; or

•	prior to the expiration date, the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent’s message; or

•	the holder must comply with the guaranteed delivery procedures described below.

To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under “— Exchange Agent” prior to the expiration date.

A tender to us that is not withdrawn prior to the expiration date constitutes an agreement between us and the tendering holder upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of outstanding notes, letter of transmittal, and all other required documents to the exchange agent is at the holder’s election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. Holders should not send letters of transmittal or certificates representing outstanding notes to us. Holders may request that their respective brokers, dealers, commercial banks, trust companies or other nominees effect the above transactions for them.

If you are a beneficial owner whose outstanding notes are held in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to participate in the exchange offer, you should promptly contact such party and instruct such person to tender outstanding notes on your behalf.

You must make these arrangements or follow these procedures before completing and executing the letter of transmittal and delivering your outstanding notes.

Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, a commercial bank or trust company having an office or correspondent in the United States or another “Eligible Guarantor Institution” within the meaning of Rule 17Ad-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

•	by a registered holder of the outstanding notes who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an Eligible Guarantor Institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes and an Eligible Guarantor Institution must guarantee the signature on the bond power.

If the letter of transmittal or any certificates representing outstanding notes, or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

Book-Entry Delivery Procedures

Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC for purposes of the exchange offer. Any financial institution that is a participant in DTC’s systems may make book-entry delivery of the outstanding notes by causing DTC to transfer those outstanding notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a “book-entry confirmation,” prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent’s account at DTC, the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an “agent’s message,” as defined below, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to DTC does not constitute delivery to the exchange agent. Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent’s account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Tender of Outstanding Notes Held Through The Depository Trust Company

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange offer by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that it is tendering outstanding notes that are the subject of the book-entry confirmation;

•	the participant has received and agrees to be bound by the terms of the letter of transmittal, or, in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

•	we may enforce that agreement against such participant.

Acceptance of Exchange Notes

In all cases, we will issue exchange notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at DTC; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By tendering outstanding notes pursuant to the exchange offer, each holder will represent to us that, among other things:

•	the holder is not an affiliate of K. Hovnanian or the guarantors within the meaning of Rule 405 of the Securities Act;

•	the holder is not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the exchange notes; and

•	the holder is acquiring the exchange notes in the ordinary course of its business.

If the holder is an affiliate of K. Hovnanian or any guarantor, or is engaging in, or intends to engage in, or has any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or is not acquiring the exchange notes in the ordinary course of its business:

•	the holder cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co., Inc. (available June 5, 1991), Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling (available July 2, 1993), or similar no-action letters; and

•	in the absence of an exception from the position stated immediately above, the holder must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

We will interpret the terms and conditions of the exchange offer, including the letter of transmittal and the instructions to the letter of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt, and acceptance of outstanding notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in our or our counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular outstanding notes either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender outstanding notes in the exchange offer.

Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within a reasonable period of time as we determine. Neither we, the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, without cost to the holder, unless otherwise provided in the letter of transmittal, as soon as practicable after the expiration date.

Guaranteed Delivery Procedures

Holders wishing to tender their outstanding notes but whose outstanding notes are not immediately available or who cannot deliver their outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC’s Automatic Tender Offer Program prior to the expiration date may still tender if:

•	the tender is made through an Eligible Guarantor Institution;

•	prior to the expiration date, the exchange agent receives from such Eligible Guarantor Institution either (i) a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or (ii) a properly transmitted agent’s message and notice of guaranteed delivery:

•	setting forth the name and address of the holder, the registered number(s) of such outstanding notes and the principal amount of outstanding notes tendered;

•	stating that the tender is being made thereby;

•	guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the Eligible Guarantor Institution with the exchange agent; and

•	the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent’s account at DTC, and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Withdrawal Rights

Except as otherwise provided in this prospectus, holders of outstanding notes may withdraw their tender of outstanding notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice of withdrawal, which may be by telegram, telex, facsimile or letter, at one of the addresses set forth below under “— Exchange Agent”; or

•	holders must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the principal amount of the outstanding notes; and

•	where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an Eligible Guarantor Institution unless such holder is an Eligible Guarantor Institution.

If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form, and eligibility, including time of receipt, of notices of withdrawal, and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder or, in the case of book-entry transfer, will be credited to an account maintained with DTC, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described under “— Procedures for Tendering” above at any time on or prior to the expiration date.

Exchange Agent

Wilmington Trust Company has been appointed as the exchange agent for the exchange offer. Wilmington Trust Company also acts as trustee under the indenture governing the outstanding notes, which is the same indenture that will govern the exchange notes. You should direct all executed letters of transmittal and all questions and requests for assistance, for additional copies of this prospectus or the letter of transmittal, or for notices of guaranteed delivery to the exchange agent addressed as follows:

Delivery to: Wilmington Trust Company, Exchange Agent

By Mail:	By Overnight Mail or Courier Delivery:	By Hand:

Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, DE 19890-1626 Attn: Corporate Trust Operations	Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, DE 19890-1626 Attn: Corporate Trust Operations	Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, DE 19890-1626 Attn: Corporate Trust Operations

For Facsimile Transmission: (302) 636-4139
Confirm By Telephone: (302) 636-6181

For Information: (302) 636-6181

IF YOU DELIVER THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMIT INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, THAT DELIVERY OR THOSE INSTRUCTIONS WILL NOT BE EFFECTIVE.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail or electronic delivery by the exchange agent. We may make additional solicitations by mail, electronic delivery, facsimile, telephone or in person by our officers and regular employees and our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payment to broker-dealers or others for soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related, reasonable out-of-pocket expenses.

We will pay the estimated cash expenses to be incurred in connection with the exchange offer. The expenses are estimated in the aggregate to be approximately $170,000. They include:

•	SEC registration fees;

•	fees and expenses of the exchange agent and trustee;

•	accounting and legal fees and printing costs; and

•	related fees and expenses.

Accounting Treatment of this Exchange Offer

We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchange.

Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of this exchange offer. We will capitalize the expenses of this exchange offer and amortize them over the life of the notes.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•	certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered; or

•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

Holders of outstanding notes who do not exchange their outstanding notes for exchange notes under the exchange offer will remain subject to the restrictions on transfer of such outstanding notes:

•	as set forth in the legend printed on the notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	otherwise set forth in the confidential offering circular distributed in connection with the private offering of the outstanding notes.

In general, you may not offer or sell the outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. Based on interpretations of the staff of the SEC, exchange notes issued pursuant to the exchange offer may be offered for resale, resold or otherwise transferred by their holders without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	the holder is not an affiliate of K. Hovnanian or any guarantor within the meaning of Rule 405 of the Securities Act;

•	the holder is not engaged in, does not intend to engage in, and does not have an arrangement or understanding with any person to participate in, a distribution of the exchange notes; and

•	the holder is acquiring the exchange notes in the ordinary course of its business.

Any holder who tenders outstanding notes in the exchange offer for the purpose of participating in a distribution of the exchange notes:

•	cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co., Inc. (available June 5, 1991), Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling (available July 2, 1993), or similar no-action letters; and

•	in the absence of an exception from the position stated immediately above, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

Other

Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

DESCRIPTION OF NOTES

In this section, references to the “Company” mean Hovnanian Enterprises, Inc., a Delaware corporation, and do not include K. Hovnanian Enterprises, Inc. or any of its subsidiaries, and references to the “Issuer,” “us,” “we” or “our” mean K. Hovnanian Enterprises, Inc., a California corporation. References to “Notes” in this section are references to the outstanding 10 5/8% Senior Secured Notes due 2016 and the exchange 10 5/8% Senior Secured Notes due 2016 offered hereby, collectively.

The Issuer issued the outstanding notes, and will issue the exchange notes described in this prospectus, under an indenture (the “Indenture”), dated as of October 20, 2009, among the Issuer, the Guarantors and Wilmington Trust Company, a Delaware banking corporation, as trustee (the “Trustee”). The following is a summary of the material terms and provisions of the Notes. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as in effect on the date of the Indenture. The Notes are subject to all such terms, and prospective participants in the exchange offer should refer to the Indenture and the Trust Indenture Act for a statement of such terms. The form and terms of the exchange notes and the outstanding notes are identical in all material respects, except that the exchange notes have been registered under the Securities Act and will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement.

This description of the Notes contains definitions of terms, including those defined under the caption “— Definitions of certain terms used in the Indenture.” Capitalized terms that are used but not otherwise defined herein have the meanings assigned to them in the Indenture.

Any outstanding notes that remain outstanding after consummation of this exchange offer and the exchange notes will constitute a single series of debt securities under the Indenture. Holders of outstanding notes who do not exchange their notes in this exchange offer will vote together with the holders of exchange notes for all relevant purposes under the Indenture. Accordingly, when determining whether the required holders have given notice, consent or waiver or taken any other action permitted under the Indenture, any outstanding notes that are not exchanged pursuant to the exchange offer will be aggregated with the exchange notes. All references herein to specified percentages in aggregate principal amount of Notes outstanding shall be deemed to mean, at any time after this exchange offer is consummated, percentages in aggregate principal amount of outstanding notes and exchange notes outstanding.

General

The Notes will bear interest from the most recent date to which interest has been paid or, if no interest has been paid, from October 20, 2009 at the rate per annum of 10 5/8%, payable semi-annually on April 15 and October 15 of each year, commencing April 15, 2010 to Holders of record at the close of business on April 1 or October 1, as the case may be, immediately preceding each such interest payment date. The Notes will mature on October 15, 2016, and will be issued in denominations of $2,000 and higher integral multiples of $1,000. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

The Indenture initially limits the principal amount of securities that the Issuer may issue thereunder to $785.0 million. Subject to the covenants described below, including “— Certain covenants — Limitations on indebtedness” and “— Certain covenants — Limitations on liens,” the Issuer may issue Notes under the Indenture having the same terms in all respects as the Notes except that interest may accrue on the additional notes (“Additional Notes”) from their date of issuance. The Notes and any Additional Notes issued under the Indenture would be treated as a single class for all purposes under the Indenture, and will vote together as one class on all matters with respect to the Notes.

The outstanding notes are, and the exchange notes will be, guaranteed by the Company and each of the Guarantors (together, the “Guarantors”) pursuant to the Guarantees (the “Guarantees”) described below.

Ranking

The outstanding notes are, and the exchange notes will be, general secured obligations of the Issuer and rank senior in right of payment to all existing and future Indebtedness of the Issuer that is, by its terms, expressly subordinated in right of payment to the Notes and pari passu in right of payment with all existing and future Indebtedness of the Issuer that is not so subordinated, effectively senior to all unsecured Indebtedness to the extent of the value of the Collateral referred to below and effectively junior to any obligations of the Issuer that are secured by assets that are not part of the Collateral securing the Notes, to the extent of the value of the assets securing such obligations. Under specified circumstances, the Issuer may be released from its obligations under the Notes and the Indenture. See “— Condition for Release of the Issuer” below. The Guarantees of the outstanding notes are, and the Guarantees of the exchange notes will be, general secured obligations of the Guarantors and will rank senior in right of payment to all existing and future Indebtedness of the Guarantors that is, by its terms, expressly subordinated in right of payment to the Guarantees and pari passu in right of payment with all existing and future Indebtedness of the Guarantors that is not so subordinated, effectively senior to all unsecured Indebtedness of the Guarantors to the extent of the value of the Collateral and effectively junior to any obligations of any Guarantor that are secured by assets that are not part of the Collateral securing the Guarantees, to the extent of the value of the assets securing such obligations. In addition, the Indenture permits the Issuer and the Guarantors to grant certain “Permitted Liens”, some of which, as a matter of law, may have priority claims over the Collateral.

At October 31, 2009, the Issuer and the Guarantors had:

•	approximately $797.2 million of secured indebtedness outstanding ($783.1 million, net of discount), including the outstanding notes;

•	approximately $824.3 million of Senior Unsecured Notes ($822.3 million, net of discount); and

•	approximately $146.2 million senior subordinated notes.

In addition, as of October 31, 2009, we had $130.3 million in aggregate face amount of letters of credit issued under cash collateralized letter of credit agreements or facilities.

Under the terms of our indentures governing our senior secured, senior and senior subordinated notes we are currently limited in our ability to incur additional indebtedness other than certain permitted indebtedness, refinancing indebtedness and non-recourse indebtedness as described under “— Certain covenants — Limitations on indebtedness.”

In addition, as of October 31, 2009, our non-guarantor subsidiaries had approximately $72.5 million of liabilities, including trade payables, but excluding intercompany obligations.

Security

General

The Notes will be secured by first-priority Liens (the “First-Priority Liens”) granted by the Issuer, the existing Guarantors and any future Guarantor on all of the assets of the Issuer and the Guarantors (whether now owned or hereafter arising or acquired) other than Excluded Property (referred to below) and subject to Permitted Liens and encumbrances described in the Indenture and the Security Documents (collectively the “Collateral”). Certain security may not be in place on the issue date of the exchange notes or may not be perfected on the issue date of the exchange notes. In particular, we are required by the terms of the Indenture to use reasonable best efforts to provide security and record mortgages over real property promptly, but in no event later than 120 days after October 20, 2009 (the date of the Indenture).

The Collateral will not include (collectively, the “Excluded Property”) (a) any pledges of stock of a Guarantor or of K. Hovnanian JV Holdings, L.L.C. to the extent that Rule 3-16 of Regulation S-X under the Securities Act requires or would require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, that would require) the filing with the SEC of separate financial statements of such Guarantor or of K. Hovnanian JV Holdings, L.L.C. that are not otherwise required to be filed, but only to the extent necessary to not be subject to such requirement, (b) up to $50.0 million of assets received in connection with Asset Dispositions and asset swaps or exchanges as permitted by paragraph (3) of the definition of “Permitted Investments,” (c) personal property where the cost of obtaining a security interest or perfection thereof exceeds its benefits (as reasonably determined by the Company’s Board of Directors in a board resolution delivered to the Collateral Agent), (d) real property subject to a Lien securing Indebtedness incurred for the purpose of financing the acquisition thereof, (e) real property located outside the United States, (f) unentitled land, (g) real property that is leased or held for the purpose of leasing to unaffiliated third parties, (h) equity interests in Unrestricted Subsidiaries, except for K. Hovnanian JV Holdings, L.L.C., our wholly owned holding company subsidiary that owns our equity interests in substantially all of our joint ventures, and subject to future grants under certain circumstances as required under the Indenture, (i) any real property in a community under development with a dollar amount of investment as of the most recent month-end (as determined in accordance with GAAP) of less than $2.0 million or with less than 10 lots remaining, (j) assets, with respect to which any applicable law or contract prohibits the creation or perfection of security interests therein and (k) up to $25.0 million of cash or Cash Equivalents that are pledged to secure obligations in respect of letters of credit and similar instruments if, after the use of commercially reasonable efforts by the Company to obtain a Lien on such cash or Cash Equivalents for the benefit of the Holders of the Notes, the entities issuing such letters of credit do not consent to the granting of such Liens. Upon release of such cash or Cash Equivalents from the liens securing such letters of credit and similar instruments, such cash and Cash Equivalents will become subject to a Lien in favor of the Holders of Notes, pending usage as permitted by the Indenture. In addition, under the terms of the Security Documents, the Issuer and the Guarantors will not be required to provide control agreements for the benefit of the First-Priority Liens with respect to certain deposit, checking or securities accounts with average balances below a certain dollar amount. The Issuer and the Guarantors will also not be required to provide title insurance policies in respect of real property Collateral.

If property (other than Excluded Property) is acquired by the Issuer or a Guarantor that is not automatically subject to a perfected security interest under the Security Documents or a Restricted Subsidiary becomes a Guarantor, then the Issuer or Guarantor will, as soon as practical after such property’s acquisition or it no longer being Excluded Property (subject to the post-closing time period described above), provide security over such property (or, in the case of a new Guarantor, all of its assets except Excluded Property) in favor of the Collateral Agent, cause the Liens to be duly perfected and deliver certain certificates and opinions in respect thereof as required by the Indenture or the Security Documents.

In addition, the Indenture will permit the Issuer and the Guarantors to create additional Liens under specified circumstances, including certain additional Liens on the Collateral that may rank equally with the Liens securing the Notes or, in certain circumstances, senior to such Liens. See “— Ranking” below and the definition of “Permitted Liens.”

The Collateral will be pledged to (1) Wilmington Trust Company as collateral agent (together with any successor, the “Collateral Agent”), on a first-priority basis, for the benefit of the Trustee and the Holders of the Notes and (2) Wilmington Trust Company, as collateral agent, on a junior-priority basis, for the benefit of the holders of any outstanding Second Lien Notes, Wilmington Trust Company, as collateral agent, on a junior-priority basis, for the benefit of the holders of any outstanding Third Lien Notes (collectively, the “Outstanding Junior Secured Notes”) and to a collateral agent (together with Wilmington Trust Company and any successors, the “Junior Collateral Agents”) for any future Indebtedness secured by a junior lien on the Collateral as permitted by the Indenture and the Intercreditor Agreements (together with the Outstanding Junior Secured Notes, the “Junior Notes”) and obligations in respect of the Junior Notes (collectively, the “Junior Priority Lien Obligations”). The Junior Priority Lien Obligations will constitute claims separate and apart from (and of different classes from) the First-Priority Lien Obligations and the Liens on the Collateral securing such obligations (the “Junior Priority Liens”) will be junior to the First-Priority Liens. In certain states, mortgages will be granted solely to a single collateral agent, which will hold such mortgages for the benefit of the holders of the First-Priority Liens and the Junior Priority Liens.

Control Over Collateral and Enforcement of Liens

The Security Documents provide that, while any First-Priority Lien Obligations are outstanding, the holders of the First-Priority Liens will control at all times all remedies and other actions related to the Collateral and the Junior-Priority Liens will not entitle the Junior Collateral Agents, the trustees or representatives of any Junior Notes (the “Junior Trustees”) or the holders of any Junior Notes to take any action whatsoever (other than limited actions to preserve and protect the Junior-Priority Liens that do not impair the First-Priority Liens) with respect to the Collateral. As a result, while any First-Priority Lien Obligations are outstanding, none of the Junior Collateral Agents, the Junior Trustees or the holders of the Junior Notes will be able to force a sale of the Collateral or otherwise exercise remedies normally available to secured creditors without the concurrence of the holders of the First-Priority Liens or challenge any decisions in respect thereof by the holders of the First-Priority Liens.

Proceeds realized by the Collateral Agent or the Junior Collateral Agent from the Collateral or in an insolvency proceeding will be applied:

•	first, to amounts owing to the Collateral Agent and the Trustee in their capacities as such in accordance with the terms of the Security Documents;

•	second, to amounts owing to the holders of the First-Priority Lien Obligations in accordance with the terms of the First-Priority Lien Obligations until they are paid in full;

•	third, to amounts owing to the Junior Collateral Agent and the Junior Trustee in their capacity as such in accordance with the terms of the applicable debt instruments;

•	fourth, ratably to amounts owing to the Holders of the Junior Notes in accordance with the terms of the applicable debt instruments; and

•	fifth, to the Issuers and the Guarantors and/or other persons entitled thereto.

The Collateral has not been appraised in connection with the offering of the Notes. At October 31, 2009, the aggregate book value of the real property that would constitute part of the Collateral was approximately $780.7 million, which does not include the impact of inventory investments, home deliveries or impairments thereafter and which may differ from the appraised value. In addition, cash that would constitute a part of the Collateral was $426.0 million as of October 31, 2009, which includes $135.2 million of restricted cash collateralizing certain letters of credit. Subsequent to such date, cash uses include general business operations and real estate and other investments. The incremental value of the stock of Guarantors that would constitute a part of the Collateral securing the Notes is not meaningful because the underlying assets of such Guarantors have been separately pledged as Collateral. The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the condition of the homebuilding industry, our ability to implement our business strategy, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the Collateral would be dependent on numerous factors, including, but not limited to, the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By its nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Likewise, there can be no assurance that the Collateral will be saleable, or, if saleable, that there will not be substantial delays in its liquidation. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, we cannot assure you that the proceeds from any sale or liquidation of the Collateral will be sufficient to pay our obligations under the Notes.

If the proceeds of any of the Collateral were not sufficient to repay all amounts due on the Notes, the Holders of the Notes (to the extent not repaid from the proceeds of the sale of the Collateral) would have only an unsecured claim against the remaining assets of the Issuer and the Guarantors. By its nature, some or all of the Collateral will be illiquid and may have no readily ascertainable market value. Likewise, there can be no assurance that the Collateral will be saleable, or, if saleable, that there will not be substantial delays in its liquidation. To the extent that Liens (including Permitted Liens), rights or easements granted to third parties encumber assets located on property owned by the Issuer or the Guarantors, including the Collateral, such third parties may exercise rights and remedies with respect to the property subject to such Liens that could adversely affect the value of the Collateral and the ability of the Collateral Agent, the Trustee or the Holders of the Notes to realize or foreclose on Collateral.

Release of Liens

The Security Documents and the Indenture provide that the First-Priority Liens securing the Guarantee of any Guarantor will be automatically released when such Guarantor’s Guarantee is released in accordance with the terms of the Indenture. In addition, the First-Priority Liens securing the Notes will be released:

(a) upon discharge of the Indenture or defeasance of the Notes as set forth below under “— Discharge and defeasance of Indenture,”

(b) upon payment in full of principal, interest and all other Obligations on the Notes issued under the Indenture,

(c) with the consent of the requisite Holders of the Notes in accordance with the provisions under “— Amendment, supplement and waiver,” including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes, and

(d) in connection with any disposition of Collateral to any Person other than the Company, the Issuer or any of the Restricted Subsidiaries (but excluding any transaction subject to “Certain Covenants — Limitations on mergers, consolidations and sales of assets” where the recipient is required to become the obligor on the Notes or a Guarantee) that is permitted by the Indenture (with respect to the Lien on such Collateral).

The indentures governing the Outstanding Junior Notes, the security documents related thereto and the Intercreditor Agreements referred to below generally provide that the Junior-Priority Liens will be released upon a release of the First-Priority Liens on all or a part of the Collateral, other than a release contemplated by clause (b) above (except to the extent the Collateral or any portion thereof was disposed of in order to repay the First-Priority Lien Obligations secured by the Collateral, in which case the Junior-Priority Liens will be released).

To the extent applicable, the Issuer will comply with Section 313(b) of the Trust Indenture Act, relating to reports, and, following qualification of the Indenture under Section 314(d) of the Trust Indenture Act, relating to the release of property and to the substitution therefor of any property to be pledged as Collateral for the Notes. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Officer of the Issuer except in cases where Section 314(d) of the Trust Indenture Act requires that such certificate or opinion be made by an independent engineer, appraiser or other expert, who shall be reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary herein, the Issuer and the Guarantors will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if they determine, in good faith based on advice of counsel (which may be internal counsel), that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released Collateral. Without limiting the generality of the foregoing, certain no-action letters issued by the SEC have permitted an indenture qualified under the Trust Indenture Act to contain provisions permitting the release of collateral from Liens under such indenture in the ordinary course of the issuer’s business without requiring the issuer to provide certificates and other documents under Section 314(d) of the Trust Indenture Act.

Intercreditor Agreements

The Issuer, the Guarantors, the Trustee, the Collateral Agent, Wilmington Trust Company (as collateral agent with respect to Liens in certain states for the First-Priority Lien Obligations and the Junior Priority Lien Obligations with respect to such Liens), the Junior Trustees and the Junior Collateral Agents have entered into amended Intercreditor Agreements, which establish the first priority status of the Notes and any other future First-Priority Lien Obligations and the junior priority status of the Junior Priority Liens. In addition to the provisions described above with respect to control of remedies and release of Collateral, the Intercreditor

Agreements also impose certain other customary restrictions and agreements, including the restrictions and agreements described below.

•	Pursuant to the Intercreditor Agreements, the Junior Trustees, the Junior Collateral Agents and the holders of the Junior Notes agree that the Collateral Agent and the Holders have no fiduciary duties to them in respect of the maintenance or preservation of the Collateral (other than, in the case of the Collateral Agent, a duty to hold certain possessory collateral as bailee of the Junior Trustees and the Holders of the Junior Notes for purposes of perfecting the Junior Priority Liens thereon). In addition, the Junior Trustees and the holders of the Junior Notes waive, to the fullest extent permitted by law, any claim against the Collateral Agent, the Trustee and the Holders in connection with any actions they may take under the Indenture or with respect to the Collateral. They further waive, to the fullest extent permitted by law, any right to assert, or request the benefit of, any marshalling or similar rights that may otherwise be available to them.

•	Pursuant to the Intercreditor Agreements, the Junior Collateral Agents and the Junior Trustees, for themselves and on behalf of the holders of the Junior Notes, irrevocably constitute and appoint the Collateral Agent and any officer or agent of the Collateral Agent, with full power of substitution, as their true and lawful attorney-in-fact with full irrevocable power and authority in the place of the Junior Collateral Agents, Junior Trustees or holders of the Junior Notes or in the Collateral Agent’s own name, from time to time in the Collateral Agent’s discretion, for the purpose of carrying out the terms of certain sections of the Intercreditor Agreements (including those relating to the release of the Junior Priority Liens as permitted thereby, including releases upon sales due to enforcement of remedies), to take any and all appropriate action and to execute any and all releases, documents and instruments which may be necessary or desirable to accomplish the purposes of such sections of the Intercreditor Agreements, including any financing statements, mortgage releases, intellectual property releases, endorsements or other instruments or transfer or release of such liens.

•	So long as the First-Priority Lien Obligations are outstanding, the Issuer and the Guarantors will agree that if any of the Junior Collateral Agents and/or the Junior Trustees holds any Lien on any assets of the Issuer or any Guarantor securing any Junior Priority Lien Obligations that are not also subject to First-Priority Liens, the applicable Junior Trustee, at the request of the Collateral Agent or the Issuer, will assign such Lien to the Collateral Agent as security for the First-Priority Lien Obligations (in which case the Junior Collateral Agents will retain a Junior Priority Lien on such assets subject to the terms of the Intercreditor Agreements).

•	The Junior Trustees and the holders of Junior Notes agree that (i) in certain circumstances the holders of the First-Priority Lien Obligations are required by the terms thereof to be repaid with proceeds of dispositions prior to repayment of the Junior Priority Lien Obligations and (ii) they will not accept payments from such dispositions until applied to repayment of the First-Priority Lien Obligations as so required. The Junior Trustees and the holders of the Junior Notes generally agree that if they receive payments from the Collateral in contravention of the Intercreditor Agreements, they will turn such payments over to First-Priority Lien Obligation holders as required by the Intercreditor Agreements.

•	Pursuant to the Intercreditor Agreements, the Trustee and the Collateral Agent, for itself and on behalf of the Holders of the Notes, will agree to amend the Intercreditor Agreements (or to enter into a new intercreditor agreement in form and substance substantially similar to the Intercreditor Agreements) to provide for the inclusion of additional Junior Priority Lien Obligations (to the extent permitted by the Indenture).

In addition, if the Issuer or any Guarantor is subject to any insolvency or liquidation proceeding, the Junior Trustees and the holders of the Junior Notes agree that:

•	they will consent to the Issuer’s use of cash collateral if the First-Priority Lien Obligation holders consent to such usage and the Junior Priority Lien Obligation holders receive adequate protection as set out below;

•	they shall not seek or require the Issuer to provide any adequate protection, or accept any such adequate protection, for Junior Priority Lien Obligations except replacement or additional Liens that are fully junior and subordinate to the Liens securing the First-Priority Lien Obligations, and except for the foregoing, will not seek or accept any payments pursuant to Section 362(d)(3)(B) of Title 11 of the United States Code;

•	if the First-Priority Lien Obligation holders consent to a debtor-in-possession (“DIP”) financing that provides for priming of the First-Priority Lien Obligations, the Junior Trustees and the holders of the Junior Priority Lien Obligations will be deemed to have consented to priming of their Liens and will not object to any DIP financing approved from time to time by holders of the First-Priority Lien Obligations or any adequate protection provided to the First-Priority Lien Obligation holders, except that if the Holders and the Collateral Agent are granted adequate protection in the form of additional collateral, the Junior Trustees may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien is fully junior and subordinate to the Lien granted to the Holders and the Collateral Agent and the DIP financing providers;

•	without the consent of the Collateral Agent acting at the direction of the holders of a majority in principal amount of the Notes and holders of the other First-Priority Lien Obligations, they will not seek relief from the automatic stay so long as any Notes are outstanding or any amounts are outstanding under any other First-Priority Lien Obligations;

•	they will not oppose any sale or other disposition of the Collateral consented to by the First-Priority Lien Obligation holders; and

•	they will not vote in favor of any plan of reorganization unless (1) such plan provides for the payment in full in cash on the effective date of such plan of reorganization of all claims of the Collateral Agent and the Holders, (2) such plan provides for treatment of such claims of the Collateral Agent and the holders of the First-Priority Lien Obligations in a manner that would result in such claims having relative Lien (or, if the obligations, property or assets to be distributed in respect of such clauses under such plan are unsecured, other) priority over the claims of the Junior Trustees and the Holders of the Junior Notes to at least the same extent as the First-Priority Liens have priority over the Junior Priority Liens, whether or not such obligations, property or assets are, in fact secured by any Liens, or (3) such plan is approved by the Collateral Agent and the required holders of the First-Priority Lien Obligations.

No Impairment of the Security Interests

Neither the Issuer nor any of the Guarantors will be permitted to take any action, or knowingly or negligently omit to take any action, which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee and the Holders of the Notes.

The Indenture provides that any release of Collateral in accordance with the provisions of the Indenture and the Security Documents will not be deemed to impair the security under the Indenture, and that any engineer, appraiser or other expert may rely on such provision in delivering a certificate requesting release so long as all other provisions of the Indenture with respect to such release have been complied with.

The Guarantees

The Company and each of the Guarantors will (so long, in the case of a Restricted Subsidiary, as it remains a Restricted Subsidiary) unconditionally guarantee on a joint and several basis all of our obligations under the Notes and the Indenture, including our obligations to pay principal, premium, if any, and interest with respect to the Notes. The obligations of each Guarantor other than the Company are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor other than the Company that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor, determined in accordance with GAAP. Except as provided in “— Certain covenants” below, the Company is not restricted from selling or otherwise disposing of any of the Guarantors.

The Indenture requires that each existing and future Restricted Subsidiary of the Company (other than the Issuer (for so long as it remains the Issuer) and K. Hovnanian Poland, sp.z.o.o.) be a Guarantor. The Company is permitted to cause any Unrestricted Subsidiary to be a Guarantor.

The Indenture provides that if all or substantially all of the assets of any Guarantor other than the Company or all of the Capital Stock of any Guarantor other than the Company is sold (including by consolidation, merger, issuance or otherwise) or disposed of (including by liquidation, dissolution or otherwise) by the Company or any of its Subsidiaries, or, unless the Company elects otherwise, if any Guarantor other than the Company is designated an Unrestricted Subsidiary in accordance with the terms of the Indenture, then such Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Guarantor or a designation as an Unrestricted Subsidiary) or the Person acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be deemed automatically and unconditionally released and discharged from any of its obligations under the Indenture without any further action on the part of the Trustee or any Holder of the Notes.

An Unrestricted Subsidiary that is a Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under its Guarantee upon notice from the Company to the Trustee to such effect, without any further action required on the part of the Trustee or any Holder.

A sale of assets or Capital Stock of a Guarantor may constitute an Asset Disposition subject to the “Certain covenants — Limitations on dispositions of assets” covenant.

Redemption

Except as set forth in the next two paragraphs, the Notes are not redeemable at the option of the Issuer.

At any time and from time to time on or after October 15, 2012, the Issuer may redeem the Notes, in whole or in part, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest to the redemption date.

Period Commencing	Percentage

October 15, 2012	107.969%
October 15, 2013	105.313%
October 15, 2014	102.656%
October 15, 2015 and thereafter	100.000%

At any time and from time to time prior to October 15, 2012, the Issuer may redeem Notes with the net cash proceeds received by the Issuer from any Equity Offering of the Company at a redemption price equal to 110.625% of the principal amount plus accrued and unpaid interest to the redemption date, in an aggregate principal amount for all such redemptions not to exceed 35% of the original aggregate principal amount of the Notes (including Additional Notes) provided that:

(1) in each case the redemption takes place not later than 60 days after the closing of the related Equity Offering, and

(2) not less than 65% of the original aggregate principal amount of the Notes (including Additional Notes) remains outstanding immediately thereafter.

There is no sinking fund for, or mandatory redemption of, the Notes.

Selection and notice

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem appropriate and fair.

No Notes of $2,000 in original principal amount or less shall be redeemed in part. Notices of redemption may not be conditional.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Certain covenants

The following is a summary of certain covenants that are contained in the Indenture. Such covenants are applicable (unless waived or amended as permitted by the Indenture) so long as any of the Notes are outstanding or until discharge of the Indenture or the Notes are defeased pursuant to provisions described under “— Discharge and defeasance of Indenture.”

Repurchase of Notes upon Change of Control.

In the event that there shall occur a Change of Control, each Holder of Notes shall have the right, at such Holder’s option, to require the Issuer to purchase all or any part of such Holder’s Notes on a date (the “Repurchase Date”) that is no later than 90 days after notice of the Change of Control, at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Repurchase Date.

On or before the thirtieth day after any Change of Control, the Issuer is obligated to mail or cause to be mailed, to all Holders of record of Notes and the Trustree, a notice regarding the Change of Control and the repurchase right. The notice shall state the Repurchase Date, the date by which the repurchase right must be exercised, the price for the Notes and the procedure which the Holder must follow to exercise such right. Substantially simultaneously with mailing of the notice, the Issuer shall cause a copy of such notice to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York. To exercise such right, the Holder of such Note must deliver, at least ten days prior to the Repurchase Date, written notice to the Issuer (or an agent designated by the Issuer for such purpose) of the Holder’s exercise of such right, together with the Note with respect to which the right is being exercised, duly endorsed for transfer; provided, however, that if mandated by applicable law, a Holder may be permitted to deliver such written notice nearer to the Repurchase Date than may be specified by the Issuer.

The Issuer will comply with applicable law, including Section 14(e) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 14e-1 thereunder, if applicable, if the Issuer is required to give a notice of a right of repurchase as a result of a Change of Control.

With respect to any disposition of assets, the phrase “all or substantially all” as used in the Indenture (including as set forth under “— Limitations on mergers, consolidations and sales of assets” below) varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Holders have the right to require the Issuer to repurchase Notes.

None of the provisions relating to a repurchase upon a Change of Control is waivable by the Board of Directors of the Issuer or the Company. The Company could, in the future, enter into certain transactions, including certain recapitalizations of the Company, that would not result in a Change of Control, but would increase the amount of Indebtedness outstanding at such time.

The Indenture requires the payment of money for Notes or portions thereof validly tendered to, and accepted for payment by, the Issuer pursuant to a Change of Control offer. In the event that a Change of Control has occurred under the Indenture, a change of control will also have occurred under the indentures governing the Outstanding Junior Secured Notes and the Issuer’s other outstanding notes. If a Change of Control were to occur, there can be no assurance that the Issuer would have sufficient funds to pay the purchase price for all the Notes and amounts due under other Indebtedness that the Company may be required to repurchase or repay or that the Company or the other Guarantors would be able to make such payments. In the event that the Issuer were required to purchase outstanding Notes pursuant to a Change of Control offer, the Company expects that it would need to seek third-party financing to the extent it does not have available funds to enable the Issuer to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.

Failure by the Issuer to purchase the Notes when required upon a Change of Control will result in an Event of Default with respect to the Notes.

These provisions could have the effect of deterring hostile or friendly acquisitions of the Company where the Person attempting the acquisition views itself as unable to finance the purchase of the principal amount of Notes which may be tendered to the Issuer upon the occurrence of a Change of Control.

Limitations on indebtedness.

The Indenture provides that the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary, directly or indirectly, to create, incur, assume, become liable for or guarantee the payment of (collectively, an “incurrence”) any Indebtedness (including Acquired Indebtedness) unless, after giving effect thereto and the application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio on the date thereof would be at least 2.0 to 1.0.

Notwithstanding the foregoing, the provisions of the Indenture will not prevent the incurrence of:

(1) Permitted Indebtedness,

(2) Refinancing Indebtedness,

(3) Non-Recourse Indebtedness,

(4) any Guarantee of Indebtedness represented by the Notes,

(5) any guarantee of Indebtedness incurred under Credit Facilities in compliance with the Indenture, and

(6) any guarantee by the Issuer, the Company or any Guarantor of Indebtedness that is permitted to be incurred in compliance with the Indenture; provided that in the event such Indebtedness that is being guaranteed is subordinated to the Notes or a Guarantee, as the case may be, then the related guarantee shall be subordinated in right of payment to the Notes or such Guarantee, as the case may be.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness may be incurred through the first paragraph of this covenant or by meeting the criteria of one or more of the types of Indebtedness described in the second paragraph of this covenant (or the definitions of the terms used therein), the Company, in its sole discretion,

(1) may classify such item of Indebtedness under and comply with either of such paragraphs (or any of such definitions), as applicable,

(2) may classify and divide such item of Indebtedness into more than one of such paragraphs (or definitions), as applicable, and

(3) may elect to comply with such paragraphs (or definitions), as applicable, in any order.

The Company and the Issuer will not, and will not cause or permit any Guarantor to, directly or indirectly, in any event incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Company or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinated to the Notes or the Guarantee of such Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company or such Guarantor, as the case may be.

Limitations on restricted payments.

The Indenture provides that the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless:

(1) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

(2) immediately after giving effect to such Restricted Payment, the Company could incur at least $1.00 of Indebtedness pursuant to the first paragraph of the “Limitations on indebtedness” covenant; and

(3) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments (including the Fair Market Value of any non-cash Restricted Payment) declared or made on or after the Issue Date does not exceed the sum of:

(a) 50% of the Consolidated Net Income of the Company on a cumulative basis during the period (taken as one accounting period) from and including the Issue Date and ending on the last day of the Company’s fiscal quarter immediately preceding the date of such Restricted Payment (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit), plus

(b) 100% of the aggregate net cash proceeds of and the Fair Market Value of Property received by the Company from (1) any capital contribution to the Company after the Issue Date or any issue or sale after the Issue Date of Qualified Stock (other than (i) to any Subsidiary of the Company or (ii) any Excluded Contribution) and (2) the issue or sale after the Issue Date of any Indebtedness or other securities of the Company convertible into or exercisable for Qualified Stock of the Company that have been so converted or exercised, as the case may be, plus

(c) in the case of the disposition or repayment of any Investment constituting a Restricted Payment (or if the Investment was made prior to the Issue Date, that would have constituted a Restricted Payment if made after the Issue Date, if such disposition or repayment results in cash received by the Company, the Issuer or any Restricted Subsidiary), an amount (to the extent not included in the calculation of Consolidated Net Income referred to in (a)) equal to the lesser of (x) the return of capital with respect to such Investment (including by dividend, distribution or sale of Capital Stock) and (y) the amount of such Investment that was treated (or would have been treated when made) as a Restricted Payment, in either case, less the cost of the disposition or repayment of such Investment (to the extent not included in the calculation of Consolidated Net Income referred to in (a)), plus

(d) with respect to any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary after the Issue Date, in accordance with the definition of Unrestricted Subsidiary (so long as the designation of such Subsidiary as an Unrestricted Subsidiary was treated as a Restricted Payment made after the Issue Date, and only to the extent not included in the calculation of Consolidated Net Income referred to in (a)), an amount equal to the lesser of (x) the proportionate interest of the Company or a Restricted Subsidiary in an amount equal to the excess of (I) the total assets of such Subsidiary, valued on an aggregate basis at the lesser of book value and Fair Market Value thereof, over (II) the total liabilities of such Subsidiary, determined in accordance with GAAP, and (y) the Designation Amount at the time of such Subsidiary’s designation as an Unrestricted Subsidiary

The foregoing clauses (2) and (3) will not prohibit:

(A) the payment of any dividend within 60 days of its declaration if such dividend could have been made on the date of its declaration without violation of the provisions of the Indenture;

(B) the purchase, repayment, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness of the Issuer, the Company or any Restricted Subsidiary or shares of Capital Stock of the Company in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company or constituting an Excluded Contribution) of, shares of Qualified Stock;

(C) (i) the purchase, repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Issuer, the Company or any Restricted Subsidiary in exchange for, or out of proceeds of, Refinancing Indebtedness;

(ii) the purchase, repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Issuer, the Company or any Restricted Subsidiary or the making of Restricted Investments in joint ventures:

(a) in an aggregate amount not to exceed $50.0 million (after giving effect to all subsequent reductions in the amount of any Restricted Investment in a joint venture made pursuant to this clause (a) as a result of the repayment or disposition thereof for cash, not to exceed the amount of such Restricted Investment previously made pursuant to this clause (a)); or

(b) in an aggregate amount made under this clause (ii)(b) not to exceed Excluded Contributions (after giving effect to all subsequent reductions in the amount of any Restricted Investment in a joint venture made pursuant to this clause (b) as a result of the repayment or disposition thereof for cash, not to exceed the amount of such Restricted Investment previously made pursuant to this clause (b)); and

(iii) the purchase, repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Issuer, the Company or any Restricted Subsidiary or the making of Restricted Investments in joint ventures (after giving effect to all subsequent reductions in the amount of any Restricted Investment in a joint venture made pursuant to this clause (iii) as a result of the repayment or disposition thereof for cash, not to exceed the amount of such Restricted Investment previously made pursuant to this clause (iii)), in an aggregate amount not to exceed $150.0 million less the aggregate amount of Restricted Payments previously made under clause (C)(ii)(a) above; provided that, on a pro forma basis after giving effect to any such Restricted Payment, the aggregate fair market value of the Collateral (as determined in good faith by the Company’s chief financial officer) is equal to at least 200% of the aggregate principal amount of Collateralized Debt (such ratio as calculated, the “Collateral Ratio”) as of such date (or, in the case of a Restricted Investment in a joint venture, on the date the Company determines to make such Investment, so long as the Investment is completed within 120 days of such determination date), such fair market value to be determined, with respect to real property Collateral, by reference to (i) the most recent Qualified Collateral Appraisal, as adjusted by the chief financial officer in good faith to reflect changes since the date of such appraisal or (ii) following receipt of a Qualified Collateral Appraisal establishing a Collateral Ratio of at least 300%, book value pursuant to GAAP;

(D) the payment of dividends on Preferred Stock and Disqualified Stock up to an aggregate amount of $10 million in any fiscal year; provided that immediately after giving effect to any declaration of such dividend, the Company could incur at least $1.00 of Indebtedness pursuant to the first paragraph under the “Limitations on indebtedness” covenant;

(E) the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock, of the Company or any Subsidiary held by officers or employees or former officers or employees of the

Company or any Subsidiary (or their estates or beneficiaries under their estates) not to exceed $10 million in the aggregate since the Issue Date; and

(F) the purchase, repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Issuer, the Company or any Restricted Subsidiary from time to time with the proceeds of the offering of the Notes as described in this offering circular under “Use of Proceeds;”

provided, however, that each Restricted Payment described in clauses (A) and (B) of this sentence shall be taken into account for purposes of computing the aggregate amount of all Restricted Payments pursuant to clause (3) of the immediately preceding paragraph.

For purposes of determining the aggregate and permitted amounts of Restricted Payments made, the amount of any guarantee of any Investment in any Person that was initially treated as a Restricted Payment and which was subsequently terminated or expired, net of any amounts paid by the Company or any Restricted Subsidiary in respect of such guarantee, shall be deducted.

In determining the “Fair Market Value of Property” for purposes of clause (3) of the first paragraph of this covenant, Property other than cash, Cash Equivalents and Marketable Securities shall be deemed to be equal in value to the “equity value” of the Capital Stock or other securities issued in exchange therefor. The equity value of such Capital Stock or other securities shall be equal to (i) the number of shares of Common Equity issued in the transaction (or issuable upon conversion or exercise of the Capital Stock or other securities issued in the transaction) multiplied by the closing sale price of the Common Equity on its principal market on the date of the transaction (less, in the case of Capital Stock or other securities which require the payment of consideration at the time of conversion or exercise, the aggregate consideration payable thereupon) or (ii) if the Common Equity is not then traded on the New York Stock Exchange, American Stock Exchange or Nasdaq Stock Market, or if the Capital Stock or other securities issued in the transaction do not consist of Common Equity (or Capital Stock or other securities convertible into or exercisable for Common Equity), the value (if more than $10 million) of such Capital Stock or other securities as determined by a nationally recognized investment banking firm retained by the Board of Directors of the Company.

Solely for the purpose of making Restricted Payments under clause (C)(iii) above, the Indenture will provide that the Company shall seek appraisals of any real property Collateral from an independent appraiser at least once every eighteen months with respect to any one item of real property Collateral. Such appraisal is referred to as a “Qualified Collateral Appraisal”.

The Indenture provides that any restricted payments (without giving effect to the change in the definition of restricted payments pursuant to the Third Supplemental Indenture, dated as of October 6, 2009, among the Issuer, the Company, the guarantors named therein and the Trustee party thereto, as trustee) that were made on or after May 27, 2008, the date of the indenture under which the Second Lien Notes were issued, and prior to the Issue Date under the provisions of the May 27, 2008 indenture governing the Second Lien Notes that are substantially identical to paragraph (C)(ii)(b) above shall be treated as Restricted Payments made under paragraph (C)(ii)(b) above under the Indenture governing the Notes (and subsequent reductions in any Restricted Investments made with such restricted payments shall be given effect as well).

Limitations on transactions with affiliates.

The Indenture provides that the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any property or assets to or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, any Affiliate of the Company or any Affiliate of any of the Company’s Subsidiaries or any holder of 10% or more of the Common Equity of the Company (including any Affiliates of such holders), in a single transaction or series of related transactions (each, an “Affiliate Transaction”), except for any Affiliate Transaction the terms of which are at least as favorable as the terms which could be obtained by the Company, the Issuer or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm’s-

length basis with Persons who are not such a holder, an Affiliate of such a holder or an Affiliate of the Company or any of the Company’s Subsidiaries.

In addition, the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, enter into an Affiliate Transaction unless:

(1) with respect to any such Affiliate Transaction involving or having a value of more than $1 million, the Company shall have (x) obtained the approval of a majority of the Board of Directors of the Company and (y) either obtained the approval of a majority of the Company’s disinterested directors or obtained an opinion of a qualified independent financial advisor to the effect that such Affiliate Transaction is fair to the Company, the Issuer or such Restricted Subsidiary, as the case may be, from a financial point of view, and

(2) with respect to any such Affiliate Transaction involving or having a value of more than $10 million, the Company shall have (x) obtained the approval of a majority of the Board of Directors of the Company and (y) delivered to the Trustee an opinion of a qualified independent financial advisor to the effect that such Affiliate Transaction is fair to the Company, the Issuer or such Restricted Subsidiary, as the case may be, from a financial point of view.

The Indenture also provides that notwithstanding the foregoing, an Affiliate Transaction will not include:

(1) any contract, agreement or understanding with, or for the benefit of, or plan for the benefit of, employees of the Company or its Subsidiaries generally (in their capacities as such) that has been approved by the Board of Directors of the Company,

(2) Capital Stock issuances to directors, officers and employees of the Company or its Subsidiaries pursuant to plans approved by the stockholders of the Company,

(3) any Restricted Payment otherwise permitted under the “Limitations on restricted payments” covenant,

(4) any transaction between or among the Company and one or more Restricted Subsidiaries or between or among Restricted Subsidiaries (provided, however, no such transaction shall involve any other Affiliate of the Company (other than an Unrestricted Subsidiary to the extent the applicable amount constitutes a Restricted Payment permitted by the Indenture)),

(5) any transaction between one or more Restricted Subsidiaries and one or more Unrestricted Subsidiaries where all of the payments to, or other benefits conferred upon, such Unrestricted Subsidiaries are substantially contemporaneously dividended, or otherwise distributed or transferred without charge, to the Company or a Restricted Subsidiary,

(6) issuances, sales or other transfers or dispositions of mortgages and collateralized mortgage obligations in the ordinary course of business between Restricted Subsidiaries and Unrestricted Subsidiaries of the Company, and

(7) the payment of reasonable and customary fees to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company, the Issuer or any Restricted Subsidiary.

Limitations on dispositions of assets.

The Indenture provides that the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, make any Asset Disposition unless:

(a) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value thereof, and

(b) not less than 70% of the consideration received by the Company (or such Restricted Subsidiary, as the case may be) is in the form of cash, Cash Equivalents and Marketable Securities (which must be pledged as Collateral if the assets disposed of constituted Collateral).

The amount of (i) any Indebtedness (other than any Subordinated Indebtedness) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Disposition and (ii) the fair market value (as determined in good faith by the Board of Directors of the Company) of any property or assets (including Capital Stock of any Person that will be a Restricted Subsidiary following receipt thereof) received that are used or useful in a Real Estate Business (provided that (except as permitted by clause (3) under Permitted Investments) to the extent that the assets disposed of in such Asset Disposition were Collateral, such property or assets are pledged as Collateral under the Security Documents substantially simultaneously with such sale, with the Lien on such Collateral securing the Notes being of the same priority with respect to the Notes as the Lien on the assets disposed of), shall be deemed to be consideration required by clause (b) above for purposes of determining the percentage of such consideration received by the Company or the Restricted Subsidiaries.

The Net Cash Proceeds of an Asset Disposition shall, within one year, at the Company’s election, (a) be used by the Company or a Restricted Subsidiary to invest in assets (including Capital Stock of any Person that is or will be a Restricted Subsidiary following investment therein) used or useful in the business of the construction and sale of homes conducted by the Company and the Restricted Subsidiaries (provided that (except as permitted by clause (3) under the definition of “Permitted Investments”) to the extent that the assets disposed of in such Asset Disposition were Collateral, such assets are pledged as Collateral under the Security Documents with the Lien on such Collateral securing the Notes being of the same priority with respect to the Notes as the Lien on the assets disposed of), (b) be used to permanently prepay or permanently repay any (1) Indebtedness which had been secured by the assets sold in the relevant Asset Disposition, to the extent the assets sold were not Collateral or (2) Indebtedness of a Restricted Subsidiary that is not a Guarantor, to the extent the assets sold were not Collateral, or (c) be applied to make an Offer to Purchase Notes and, if the Company or a Restricted Subsidiary elects or is required to do so, to repay, purchase or redeem any other First-Priority Lien Obligations (or cash collateralize letters of credit that constitute First-Priority Lien Obligations incurred in connection with a Credit Facility) and, if the Company or a Restricted Subsidiary elects or is required to do so and the assets disposed of were not Collateral, repay, purchase or redeem any unsubordinated Indebtedness (on a pro rata basis if the amount available for such repayment, purchase, redemption or cash collateralization is less than the aggregate amount of (i) the principal amount of the Notes tendered in such Offer to Purchase, (ii) the lesser of the principal amount, or accreted value, of such other First-Priority Lien Obligations tendered or to be repaid, redeemed, repurchased or cash collateralized and (iii) the lesser of the principal amount, or accreted value, of such unsubordinated Indebtedness tendered or to be repaid, repurchased or redeemed, plus, in each case, accrued interest to the date of repayment, purchase or redemption) at 100% of the principal amount or accreted value thereof, as the case may be, plus accrued and unpaid interest, if any, to the date of repurchase, repayment or redemption. Pending any such application under this paragraph, Net Cash Proceeds may be used to temporarily reduce Indebtedness or otherwise be invested in any manner not prohibited by the Indenture.

Notwithstanding the foregoing, (A) the Company will not be required to apply such Net Cash Proceeds in accordance with clauses (b) or (c) of the preceding paragraph except to the extent that such Net Cash Proceeds, together with the aggregate Net Cash Proceeds of prior Asset Dispositions (other than those so used) which have not been applied in accordance with this provision and as to which no prior prepayments or repayments shall have been made and no Offer to Purchase shall have been made, exceed $25 million and (B) in connection with an Asset Disposition, the Company and the Restricted Subsidiaries will not be required to comply with the requirements of clause (b) of the first paragraph of this covenant to the extent that the non-cash consideration received in connection with such Asset Disposition, together with the sum of all non-cash consideration received in connection with all prior Asset Dispositions that has not yet been converted into cash, Cash Equivalents or Marketable Securities, does not exceed $25 million; provided, however, that when any non-cash consideration is converted into cash, Cash Equivalents or Marketable Securities, such cash shall constitute Net Cash Proceeds and be subject to the preceding paragraph.

Limitations on liens.

The Indenture provides that the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens, other than Permitted Liens, on any of its Property, or on any shares of Capital Stock or Indebtedness of any Restricted Subsidiary.

Limitations on restrictions affecting restricted subsidiaries.

The Indenture provides that the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, create, assume or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than encumbrances or restrictions imposed by law or by judicial or regulatory action or by provisions of agreements that restrict the assignability thereof) on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any other Restricted Subsidiary, or pay interest on or principal of any Indebtedness owed to the Company or any other Restricted Subsidiary,

(2) make loans or advances to the Company or any other Restricted Subsidiary, or

(3) transfer any of its property or assets to the Company or any other Restricted Subsidiary, except for:

(a) encumbrances or restrictions existing under or by reason of applicable law,

(b) contractual encumbrances or restrictions in effect at or entered into on the Issue Date and any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such contractual encumbrances or restrictions, as in effect at or entered into on the Issue Date,

(c) any restrictions or encumbrances arising under Acquired Indebtedness; provided, that such encumbrance or restriction applies only to either the assets that were subject to the restriction or encumbrance at the time of the acquisition or the obligor on such Indebtedness and its Subsidiaries prior to such acquisition,

(d) any restrictions or encumbrances arising in connection with Refinancing Indebtedness; provided, however, that any restrictions and encumbrances of the type described in this clause (d) that arise under such Refinancing Indebtedness shall not be materially more restrictive or apply to additional assets than those under the agreement creating or evidencing the Indebtedness being refunded, refinanced, replaced or extended,

(e) any Permitted Lien, or any other agreement restricting the sale or other disposition of property, securing Indebtedness permitted by the Indenture if such Permitted Lien or agreement does not expressly restrict the ability of a Subsidiary of the Company to pay dividends or make or repay loans or advances prior to default thereunder,

(f) reasonable and customary borrowing base covenants set forth in agreements evidencing Indebtedness otherwise permitted by the Indenture,

(g) customary non-assignment provisions in leases, licenses, encumbrances, contracts or similar assets entered into or acquired in the ordinary course of business,

(h) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition,

(i) encumbrances or restrictions existing under or by reason of the Indenture, the Notes or the Guarantees,

(j) purchase money obligations that impose restrictions on the property so acquired of the nature described in clause (3) of this covenant,

(k) Liens permitted under the Indenture securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien,

(l) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements,

(m) customary provisions of any franchise, distribution or similar agreements,

(n) restrictions on cash or other deposits or net worth imposed by contracts entered into in the ordinary course of business, and

(o) any encumbrance or restrictions of the type referred to in clauses (1), (2) or (3) of this covenant imposed by any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (n) of this covenant, provided, that such amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company’s board of directors, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, supplement, refunding, replacement or refinancing.

Limitations on mergers, consolidations and sales of assets.

The Indenture provides that neither the Issuer nor any Guarantor will consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its obligations under the Notes, the Guarantees or the Indenture (as an entirety or substantially as an entirety in one transaction or in a series of related transactions), to any Person (in each case other than in a transaction in which the Company, the Issuer or a Restricted Subsidiary is the survivor of a consolidation or merger, or the transferee in a sale, lease, conveyance or other disposition) unless:

(1) the Person formed by or surviving such consolidation or merger (if other than the Company, the Issuer or the Guarantor, as the case may be), or to which such sale, lease, conveyance or other disposition or assignment will be made (collectively, the “Successor”), is a corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of the Company, the Issuer or the Guarantor, as the case may be, under the Notes or a Guarantee, as the case may be, and the Indenture and the Security Documents,

(2) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing, and

(3) immediately after giving effect to such transaction, the Company (or its Successor) could incur at least $1.00 of Indebtedness pursuant to the first paragraph of the “Limitations on indebtedness” covenant.

The foregoing provisions shall not apply to:

(a) a transaction involving the sale or disposition of Capital Stock of a Guarantor, or the consolidation or merger of a Guarantor, or the sale, lease, conveyance or other disposition of all or substantially all of the assets of a Guarantor, that in any such case results in such Guarantor being released from its Guarantee as provided under “— The Guarantees” above, or

(b) a transaction the purpose of which is to change the state of incorporation of the Company, the Issuer or any Guarantor.

Reports to holders of Notes.

The Company shall file with the Commission the annual reports and the information, documents and other reports required to be filed pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall file with the Trustee and mail to each Holder of record of Notes such reports, information and documents within 15 days after it files them with the Commission. In the event that the Company is no longer subject to these periodic reporting requirements of the Exchange Act, it will nonetheless continue to file reports with the Commission and the Trustee and mail such reports to each Holder of Notes as if it were subject to such reporting requirements. Regardless of whether the Company is required to furnish such reports to its stockholders pursuant to the Exchange Act, the Company will cause its consolidated financial statements and a “Management’s Discussion and Analysis of Results of Operations and Financial Condition” written report, similar to those that would have been required to appear in annual or quarterly reports, to be delivered to Holders of Notes.

The posting of the reports, information and documents referred to above on the Company’s website or one maintained on its behalf for such purpose shall be deemed to satisfy the Company’s delivery obligations to the Trustee and the Holders. In addition, availability of the foregoing materials on the SEC’s EDGAR service shall be deemed to satisfy the Company’s delivery obligations to the Trustee and the Holders.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of them will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s and/or the Company’s compliance with any of its covenants in the Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Condition for Release of the Issuer

The Indenture provides that the Issuer may be released from its obligations under the Indenture and the Notes, without the consent of the Holders of the Notes, if (1) the Company or any successor to the Company has assumed the obligations of the Issuer under the Indenture and the Notes, (2) the Company delivers an opinion of counsel to the Trustee to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the release and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise and (3) the Issuer becomes a Guarantor of the Notes at such time, until such time, if any, as such Guarantee may be released as described above under the caption “— The Guarantees.”

Events of default

The following are Events of Default under the Indenture:

(1) the failure by the Company, the Issuer and the Guarantors to pay interest on any Note when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

(2) the failure by the Company, the Issuer and the Guarantors to pay the principal or premium of any Note when the same becomes due and payable at maturity, upon acceleration or otherwise;

(3) the failure by the Company, the Issuer or any Restricted Subsidiary to comply with any of its agreements or covenants in, or provisions of, the Notes, the Guarantees or the Indenture and such failure continues for the period and after the notice specified below (except in the case of a default under covenants described under “— Certain covenants — Repurchase of Notes upon Change of Control” and “— Certain covenants — Limitations on mergers, consolidations and sales of assets,” which will constitute Events of Default with notice but without passage of time);

(4) the acceleration of any Indebtedness (other than Non-Recourse Indebtedness) of the Company, the Issuer or any Restricted Subsidiary that has an outstanding principal amount of $10 million or more, individually or in the aggregate, and such acceleration does not cease to exist, or such Indebtedness is not satisfied, in either case within 30 days after such acceleration;

(5) the failure by the Company, the Issuer or any Restricted Subsidiary to make any principal or interest payment in an amount of $10 million or more, individually or in the aggregate, in respect of Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Restricted Subsidiary within 30 days of such principal or interest becoming due and payable (after giving effect to any applicable grace period set forth in the documents governing such Indebtedness);

(6) a final judgment or judgments that exceed $10 million or more, individually or in the aggregate, for the payment of money having been entered by a court or courts of competent jurisdiction against the Company, the Issuer or any of its Restricted Subsidiaries and such judgment or judgments is not satisfied, stayed, annulled or rescinded within 60 days of being entered;

(7) the Company, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(a) commences a voluntary case,

(b) consents to the entry of an order for relief against it in an involuntary case,

(c) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(d) makes a general assignment for the benefit of its creditors;

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a) is for relief against the Company, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary as debtor in an involuntary case,

(b) appoints a Custodian of the Company, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or a Custodian for all or substantially all of the property of the Company or any Restricted Subsidiary that is a Significant Subsidiary, or

(c) orders the liquidation of the Company, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary,

and the order or decree remains unstayed and in effect for 60 days;

(9) any Guarantee of a Guarantor which is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of the Indenture and the Guarantee); or

(10) the Liens created by the Security Documents shall at any time not constitute valid and perfected Liens on any material portion of the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required by the Indenture or the Security Documents) other than in accordance with the terms of the relevant Security Document and the Indenture and other than the satisfaction in full of all Obligations under the Indenture or the release or amendment of any such Lien in accordance with the terms of the Indenture or the Security Documents, or, except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of the Indenture and the relevant Security Document, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, if in either case, such default continues for 30 days after notice, or the enforceability thereof shall be contested by the Issuer or any Guarantor.

A Default as described in subclause (3) above will not be deemed an Event of Default until the Trustee notifies the Company, or the Holders of at least 25 percent in principal amount of the then outstanding Notes notify the Company and the Trustee, of the Default and (except in the case of a default with respect to covenants described under “— Certain covenants — Repurchase of Notes upon Change of Control” and “— Certain covenants — Limitations on mergers, consolidations and sales of assets”) the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If such a Default is cured within such time period, it ceases.

If an Event of Default (other than an Event of Default with respect to the Company or the Issuer resulting from subclauses (7) or (8) above), shall have occurred and be continuing under the Indenture, the Trustee by notice to the Company, or the Holders of at least 25 percent in principal amount of the Notes then outstanding by notice to the Company and the Trustee, may declare all Notes to be due and payable immediately. Upon such declaration of acceleration, the amounts due and payable on the Notes will be due and payable immediately. If an Event of Default with respect to the Company or the Issuer specified in subclauses (7) or (8) above occurs, such an amount will ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee and the Company or any Holder.

The Holders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee and the Company may waive any Default or Event of Default (other than any Default or Event of Default in payment of principal or interest) on the Notes under the Indenture. Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequence (except an acceleration due to nonpayment of principal or interest on the Notes) if the rescission would not conflict with any judgment or decree, if the Issuer has paid or deposited with the Trustee a sum sufficient to pay the reasonable compensation, disbursements, expenses and advancements of the Trustee and if all existing Events of Default (other than the non-payment of accelerated principal) have been cured or waived.

The Holders may not enforce the provisions of the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power, provided, however, that such direction does not conflict with the terms of the Indenture. The Trustee may withhold from the Holders notice of any continuing Default or Event of Default (except any Default or Event of Default in payment of principal or interest on the Notes or that resulted from the failure to comply with the covenant entitled “— Certain covenants — Repurchase of Notes upon Change of Control”) if the Trustee determines that withholding such notice is in the Holders’ interest.

The Company is required to deliver to the Trustee an annual statement regarding compliance with the Indenture and include in such statement if any officer of the Company is aware of any Default or Event of Default, a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. In addition, the Company is required to deliver to the Trustee prompt written notice of the occurrence of any Default or Event of Default.

Discharge and defeasance of Indenture

The Company, the Issuer and the Guarantors may discharge their obligations under the Notes, the Guarantees, the Indenture and the Security Documents and cause the release of all Liens on the Collateral granted under the Security Documents by irrevocably depositing in trust with the Trustee money or U.S. Government Obligations sufficient to pay principal of, premium and interest on the Notes to maturity or redemption and the Notes mature or are to be called for redemption within one year, subject to meeting certain other conditions.

The Indenture will permit the Company, the Issuer and the Guarantors to terminate all of their respective obligations under the Indenture with respect to the Notes and the Guarantees and under the Security Documents and cause the release of all Liens on the Collateral granted under the Security Documents, other than the obligation to pay interest on and the principal of the Notes and certain other obligations (“legal defeasance”), at any time by:

(1) depositing in trust with the Trustee, under an irrevocable trust agreement, money or U.S. government obligations in an amount sufficient to pay principal of and premium and interest on the Notes to their maturity or redemption, as the case may be, and

(2) complying with certain other conditions, including delivery to the Trustee of an opinion of counsel or a ruling received from the Internal Revenue Service, to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise, which opinion of counsel is based upon a change in the applicable federal tax law since the Issue Date.

In addition, the Indenture will permit the Company, the Issuer and the Guarantors to terminate all of their obligations under the Indenture with respect to certain covenants and Events of Default specified in the Indenture, and the Guarantors and the Liens on the Collateral granted under the Security Documents will be released (“covenant defeasance”), at any time by

(1) depositing in trust with the Trustee, under an irrevocable trust agreement, money or U.S. government obligations in an amount sufficient to pay principal of, premium and interest on the Notes to their maturity or redemption, as the case may be, and

(2) complying with certain other conditions, including delivery to the Trustee of an opinion of counsel or a ruling received from the Internal Revenue Service, to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

Notwithstanding the foregoing, no discharge, legal defeasance or covenant defeasance described above will affect the following obligations to, or rights of, the Holders of the Notes:

•	rights of registration of transfer and exchange of Notes;

•	rights of substitution of mutilated, defaced, destroyed, lost or stolen Notes;

•	rights of Holders of the Notes to receive payments of principal thereof, premium, if any, and interest thereon, upon the original due dates therefor, but not upon acceleration;

•	rights, obligations, duties and immunities of the Trustee;

•	rights of Holders of Notes that are beneficiaries with respect to property so deposited with the Trustee payable to all or any of them; and

•	obligations of the Company, the Issuer or the Guarantors to maintain an office or agency in respect of the Notes.

The Company, the Issuer or the Guarantors may exercise the legal defeasance option with respect to the Notes notwithstanding the prior exercise of the covenant defeasance option with respect to the Notes. If the Company, the Issuer or the Guarantors exercise the legal defeasance option with respect to the Notes, payment of the Notes may not be accelerated due to an Event of Default with respect to the Notes. If the Company, the Issuer or the Guarantors exercise the covenant defeasance option with respect to the Notes, payment of the Notes may not be accelerated due to an Event of Default with respect to the covenants to which such covenant defeasance is applicable. However, if acceleration were to occur by reason of another Event of Default, the realizable value at the acceleration date of the cash and U.S. Government Obligations in the defeasance trust could be less than the principal of, premium, if any, and interest then due on the Notes, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Transfer and exchange

A Holder may transfer or exchange Notes only in accordance with the provisions of the Indenture. The Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

Amendment, supplement and waiver

Subject to certain exceptions, the Indenture, the Notes, the Guarantees or the Security Documents may be amended or supplemented with the consent (which may include written consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and future compliance with any provision of the Indenture, the Notes, the Guarantees or the Security Documents may be waived (other than any continuing Default or Event of Default in the payment of interest on or the principal of the Notes) with the consent (which may include waivers obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding.

Without the consent of, or notice to, any Holder, the Company, the Issuer, the Guarantors, the Trustee, the Collateral Agent and Wilmington Trust Company may amend or supplement the Indenture, the Notes, the Guarantees or the Security Documents:

(a) to cure any ambiguity, defect or inconsistency;

(b) to comply with the “Limitations on mergers, consolidations and sales of assets” covenant set forth in the Indenture;

(c) to comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

(d) to evidence and provide for the acceptance of appointment under the Indenture by a successor or replacement Trustee or under the Security Documents of a successor or replacement Collateral Agent;

(e) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(f) to provide for any Guarantee of the Notes;

(g) to add security to or for the benefit of the Notes and, in the case of the Security Documents, to or for the benefit of the other secured parties named therein or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by the Indenture and the Security Documents;

(h) to make any change that does not adversely affect the legal rights of any Holder;

(i) to evidence the assumption by the Company (or its successor entity) or a successor entity of the Issuer of the obligations of the Issuer under the Indenture and the Notes;

(j) to add covenants or new events of default for the protection of the Holders of the Notes; or

(k) to conform any provision of the Indenture, the Notes, the Guarantees or the Security Documents to the “Description of Notes” contained in the Issuer’s Confidential Offering Circular dated October 5, 2009 to the extent that the “Description of Notes” was intended to be a verbatim recitation of a provision in the Indenture, the Notes, the Guarantees or the Security Documents.

In addition, the Collateral Agent, the Trustee and Wilmington Trust Company will be authorized to amend the Security Documents to add additional secured parties to the extent Liens securing Indebtedness and other Obligations held by such parties are permitted under the Indenture and that after so securing any such additional secured parties, the amount of First-Priority Lien Obligations does not exceed the amount set forth under clause 9 of the definition of “Permitted Liens”.

Without the consent of each Holder affected, the Company, the Issuer, the Guarantors, the Trustee, the Collateral Agent and Wilmington Trust Company (when acting with respect to the Notes) may not:

(1) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver,

(2) reduce the rate of or extend the time for payment of interest, including default interest, on any Note,

(3) reduce the principal of or change the fixed maturity of any Note or alter the provisions (including related definitions) with respect to redemptions described under “— Redemption” or with respect to mandatory offers to repurchase Notes described under “— Certain covenants — Limitations on dispositions of assets” or “— Certain covenants — Repurchase of Notes upon Change of Control,”

(4) make any Note payable in money other than that stated in the Note,

(5) make any change in the “Waiver of Defaults by Majority of Holders” or the “Proceedings by Holders” sections set forth in the Indenture,

(6) modify the ranking or priority of the Notes or any Guarantee,

(7) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the Indenture,

(8) waive a continuing Default or Event of Default in the payment of principal of or interest on the Notes, or

(9) effect a release of all or substantially all of the Collateral other than pursuant to the terms of the Security Documents or as otherwise permitted by the Indenture.

The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and our obligation to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Notes with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of the Indenture.

Governing law

The Indenture, the Notes, the Guarantees, the Intercreditor Agreements and the Security Documents are governed by the laws of the State of New York.

Definitions of certain terms used in the Indenture

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all terms used in the Indenture.

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary (or is merged into the Company, the Issuer or any Restricted Subsidiary) after the Issue Date, Indebtedness of such Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into the Company, the Issuer or any Restricted Subsidiary) that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into the Company, the Issuer or any Restricted Subsidiary) and (2) with respect to the Company, the Issuer or any Restricted Subsidiary, any Indebtedness expressly assumed by the Company, the Issuer or any Restricted Subsidiary in connection with the acquisition of any assets from another Person (other than the Company, the Issuer or any Restricted Subsidiary), which Indebtedness was not incurred by such other Person in connection with or in contemplation of such acquisition. Indebtedness incurred in connection with or in contemplation of any transaction described in clause (1) or (2) of the preceding sentence shall be deemed to have been incurred by the Company or a Restricted Subsidiary, as the case may be, at the time such Person becomes a Restricted Subsidiary (or is merged into the Company, the Issuer or any Restricted Subsidiary) in the case of clause (1) or at the time of the acquisition of such assets in the case of clause (2), but shall not be deemed Acquired Indebtedness.

“Affiliate” means, when used with reference to a specified Person, any Person directly or indirectly controlling, or controlled by or under direct or indirect common control with the Person specified.

“Asset Acquisition” means (1) an Investment by the Company, the Issuer or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary or shall be consolidated or merged with or into the Company, the Issuer or any Restricted Subsidiary or (2) the

acquisition by the Company, the Issuer or any Restricted Subsidiary of the assets of any Person, which constitute all or substantially all of the assets or of an operating unit or line of business of such Person or which is otherwise outside the ordinary course of business.

“Asset Disposition” means any sale, transfer, conveyance, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback or sale of shares of Capital Stock in any Subsidiary) (each, a “transaction”) by the Company, the Issuer or any Restricted Subsidiary to any Person of any Property having a Fair Market Value in any transaction or series of related transactions of at least $5 million. The term “Asset Disposition” shall not include:

(1) a transaction between the Company, the Issuer and any Restricted Subsidiary or a transaction between Restricted Subsidiaries,

(2) a transaction in the ordinary course of business, including, without limitation, sales (directly or indirectly), dedications and other donations to governmental authorities, leases and sales and leasebacks of (A) homes, improved land and unimproved land and (B) real estate (including related amenities and improvements),

(3) a transaction involving the sale of Capital Stock of, or the disposition of assets in, an Unrestricted Subsidiary,

(4) any exchange or swap of assets of the Company, the Issuer or any Restricted Subsidiary for assets (including Capital Stock of any Person that is or will be a Restricted Subsidiary following receipt thereof) that (x) are to be used by the Company, the Issuer or any Restricted Subsidiary in the ordinary course of its Real Estate Business and (y) have a Fair Market Value not less than the Fair Market Value of the assets exchanged or swapped (provided that (except as permitted by clause (3) under the definition of “Permitted Investments”) to the extent that the assets exchanged or swapped were Collateral, the assets received are pledged as Collateral under the Security Documents substantially simultaneously with such exchange or swap, with the Lien on such assets received being of the same priority with respect to the Notes as the Lien on the assets disposed of),

(5) any sale, transfer, conveyance, lease or other disposition of assets and properties that is governed by the provisions set forth under “— Certain covenants — Limitations on mergers, consolidation and sales of assets,”

(6) dispositions of mortgage loans and related assets and mortgage-backed securities in the ordinary course of a mortgage lending business, or

(7) the creation of a Permitted Lien and dispositions in connection with Permitted Liens.

“Attributable Debt” means, with respect to any Capitalized Lease Obligations, the capitalized amount thereof determined in accordance with GAAP.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of or in such Person’s capital stock or other equity interests, and options, rights or warrants to purchase such capital stock or other equity interests, whether now outstanding or issued after the Issue Date, including, without limitation, all Disqualified Stock and Preferred Stock.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means

(1) U.S. dollars;

(2) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of one year or less from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper rated P-1, A-1 or the equivalent thereof by Moody’s or S&P, respectively, and in each case maturing within six months after the date of acquisition; and

(6) investments in money market funds substantially all of the assets of which consist of securities described in the foregoing clauses (1) through (5).

“Change of Control” means

(1) any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of the Company and its Restricted Subsidiaries to any Person (other than a Restricted Subsidiary); provided, however, that a transaction where the holders of all classes of Common Equity of the Company immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of such Person immediately after such transaction shall not be a Change of Control;

(2) a “person” or “group” (within the meaning of Section 13(d) of the Exchange Act (other than (x) the Company or (y) the Permitted Hovnanian Holders)) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of Common Equity of the Company representing more than 50% of the voting power of the Common Equity of the Company;

(3) Continuing Directors cease to constitute at least a majority of the Board of Directors of the Company;

(4) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; provided, however, that a liquidation or dissolution of the Company which is part of a transaction that does not constitute a Change of Control under the proviso contained in clause (1) above shall not constitute a Change of Control; or

(5) a change of control shall occur as defined in the instrument governing any publicly traded debt securities of the Company or the Issuer which requires the Company or the Issuer to repay or repurchase such debt securities.

“Collateralized Debt” means (i) the aggregate principal amount of all Indebtedness and all letters of credit secured by Liens on the Collateral plus (ii) the aggregate amount of all unfunded commitments under all revolving credit facilities or revolving lines of credit secured by Liens on the Collateral plus (iii) without duplication, the aggregate principal amount of Indebtedness that at such time would be permitted to be incurred under the Indenture and secured by Liens on the Collateral pursuant to clauses 9(a) and 9(b) of the definition of “Permitted Liens” but excluding Indebtedness, letters of credit and unfunded commitments secured by Liens on the Collateral that rank junior to the Liens on the Collateral securing the Notes.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled to (1) vote in the election of directors of such Person or (2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Consolidated Cash Flow Available for Fixed Charges” means, for any period, Consolidated Net Income for such period plus (each to the extent deducted in calculating such Consolidated Net Income and determined in accordance with GAAP) the sum for such period, without duplication, of:

(1) income taxes,

(2) Consolidated Interest Expense,

(3) depreciation and amortization expenses and other non-cash charges to earnings, and

(4) interest and financing fees and expenses which were previously capitalized and which are amortized to cost of sales, minus all other non-cash items (other than the receipt of notes receivable) increasing such Consolidated Net Income.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any determination date, the ratio of (x) Consolidated Cash Flow Available for Fixed Charges for the prior four full fiscal quarters (the “Four Quarter Period”) for which financial results have been reported immediately preceding the determination date (the “Transaction Date”), to (y) the aggregate Consolidated Interest Incurred for the Four Quarter Period. For purposes of this definition, “Consolidated Cash Flow Available for Fixed Charges” and “Consolidated Interest Incurred” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence or the repayment, repurchase, defeasance or other discharge or the assumption by another Person that is not an Affiliate (collectively, “repayment”) of any Indebtedness of the Company, the Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) giving rise to the need to make such calculation, and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period, except that Indebtedness under revolving credit facilities shall be deemed to be the average daily balance of such Indebtedness during the Four Quarter Period (as reduced on such pro forma basis by the application of any proceeds of the incurrence of Indebtedness giving rise to the need to make such calculation);

(2) any Asset Disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company, the Issuer or any Restricted Subsidiary (including any Person that becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring Acquired Indebtedness at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date), as if such Asset Disposition or Asset Acquisition (including the incurrence or repayment of any such Indebtedness) and the inclusion, notwithstanding clause (2) of the definition of “Consolidated Net Income,” of any Consolidated Cash Flow Available for Fixed Charges associated with such Asset Acquisition as if it occurred on the first day of the Four Quarter Period; provided, however, that the Consolidated Cash Flow Available for Fixed Charges associated with any Asset Acquisition shall not be included to the extent the net income so associated would be excluded pursuant to the definition of “Consolidated Net Income,” other than clause (2) thereof, as if it applied to the Person or assets involved before they were acquired; and

(3) the Consolidated Cash Flow Available for Fixed Charges and the Consolidated Interest Incurred attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded.

Furthermore, in calculating “Consolidated Cash Flow Available for Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio,”

(a) interest on Indebtedness in respect of which a pro forma calculation is required that is determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually incurred on the Transaction Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date, and

(b) notwithstanding clause (a) above, interest on such Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Protection Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Interest Expense” of the Company for any period means the Interest Expense of the Company, the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Incurred” for any period means the Interest Incurred of the Company, the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” for any period means the aggregate net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that there will be excluded from such net income (loss) (to the extent otherwise included therein), without duplication:

(1) the net income (or loss) of (x) any Unrestricted Subsidiary (other than a Mortgage Subsidiary) or (y) any Person (other than a Restricted Subsidiary or a Mortgage Subsidiary) in which any Person other than the Company, the Issuer or any Restricted Subsidiary has an ownership interest, except, in each case, to the extent that any such income has actually been received by the Company, the Issuer or any Restricted Subsidiary in the form of cash dividends or similar cash distributions during such period, which dividends or distributions are not in excess of the Company’s, the Issuer’s or such Restricted Subsidiary’s (as applicable) pro rata share of such Unrestricted Subsidiary’s or such other Person’s net income earned during such period,

(2) except to the extent includable in Consolidated Net Income pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company, the Issuer or any of its Restricted Subsidiaries (except, in the case of an Unrestricted Subsidiary that is redesignated a Restricted Subsidiary during such period, to the extent of its retained earnings from the beginning of such period to the date of such redesignation) or (b) the assets of such Person are acquired by the Company or any Restricted Subsidiary,

(3) the net income of any Restricted Subsidiary to the extent that (but only so long as) the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary during such period,

(4) the gains or losses, together with any related provision for taxes, realized during such period by the Company, the Issuer or any Restricted Subsidiary resulting from (a) the acquisition of securities, or extinguishment of Indebtedness, of the Company or any Restricted Subsidiary or (b) any Asset Disposition by the Company or any Restricted Subsidiary, and

(5) any extraordinary gain or loss together with any related provision for taxes, realized by the Company, the Issuer or any Restricted Subsidiary;

provided, further, that for purposes of calculating Consolidated Net Income solely as it relates to clause (3) of the first paragraph of the “— Certain covenants — Limitations on Restricted Payments” covenant, clause (4)(b) above shall not be applicable.

“Continuing Director” means a director who either was a member of the Board of Directors of the Company on the Issue Date or who became a director of the Company subsequent to such date and whose election or nomination for election by the Company’s stockholders, was duly approved by a majority of the Continuing Directors on the Board of Directors of the Company at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors of the Company in which such individual is named as nominee for director.

“control” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Credit Facilities” means, collectively, one or more credit facilities and lines of credit among or between the Company or one or more Restricted Subsidiaries and one or more lenders pursuant to which the Company or one or more Restricted Subsidiaries may incur indebtedness for working capital and general corporate purposes (including acquisitions), as any such facility or line of credit may be amended, restated, supplemented or otherwise modified from time to time, and includes any agreement extending the maturity of, increasing the amount of, or restructuring, all or any portion of the Indebtedness under such facility or line of credit or any successor facilities or lines of credit and includes any facility or line of credit with one or more lenders refinancing or replacing all or any portion of the Indebtedness under such facility or line of credit or any successor facility or line of credit.

“Currency Agreement” of any Person means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

“Designation Amount” has the meaning provided in the definition of Unrestricted Subsidiary.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Notes or (2) is convertible into or exchangeable or exercisable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in (1) above, in each case, at any time prior to the final maturity date of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change in control or asset disposition occurring prior to the final maturity date of the Notes shall not constitute Disqualified Stock if the change in control or asset disposition provision applicable to such Capital Stock are no more favorable to such holders than the provisions described under the captions “— Certain covenants — Repurchase of Notes upon Change of Control” or “— Certain covenants — Limitations on dispositions of assets,” as applicable, and such Capital Stock specifically provides that the Company will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company’s repurchase of the Notes as are required pursuant to the provisions described under the captions “— Certain covenants — Repurchase of Notes upon Change of Control” or “— Certain covenants — Limitations on dispositions of assets,” as applicable.

“Equity Offering” means any public or private sale, after the Issue Date, of Qualified Stock of the Company, other than (i) an Excluded Contribution, (ii) public offerings registered on Form S-4 or S-8 or any successor form thereto or (iii) any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees.

“Event of Default” has the meaning set forth in “— Events of Default.”

“Excluded Contribution” means cash or Cash Equivalents received by the Company as capital contributions to its equity (other than through the issuance of Disqualified Stock) or from the issuance or sale (other than to a Subsidiary) of Qualified Stock of the Company, in each case, after January 31, 2008 and to the extent designated as an Excluded Contribution pursuant to an Officer’s Certificate of the Company.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Company or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee.

“First-Priority Lien Obligations” means all Indebtedness secured by First Priority Liens on the Collateral, as permitted by clauses (9)(a) and (b) of the definition of “Permitted Liens”, and all Obligations in respect thereof.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person: (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term “guarantee” does not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“Guarantee” means the guarantee of the Notes by the Company and each other Guarantor under the Indenture.

“Guarantors” means (i) initially, the Company and each of the Company’s Restricted Subsidiaries in existence on the Issue Date, other than the Issuer and K. Hovnanian Poland, sp.zo.o., and (ii) each of the Company’s Subsidiaries that becomes a Guarantor of the Notes pursuant to the provisions of the Indenture, and their successors, in each case until released from its respective Guarantee pursuant to the Indenture.

“Holder” or “Holders of Notes” means the Person in whose name a Note is registered in the books of the Registrar for the Notes.

“Indebtedness” of any Person means, without duplication,

(1) any liability of such Person (a) for borrowed money or under any reimbursement obligation relating to a letter of credit or other similar instruments (other than standby letters of credit or similar instruments issued for the benefit of, or surety, performance, completion or payment bonds, earnest money notes or similar purpose undertakings or indemnifications issued by, such Person in the ordinary course of business), (b) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with capital expenditures (other than any obligation to pay a contingent purchase price which, as of the date of incurrence thereof, is not required to be recorded as a liability in accordance with GAAP), or (c) in respect of Capitalized Lease Obligations (to the extent of the Attributable Debt in respect thereof),

(2) any Indebtedness of others that such Person has guaranteed to the extent of the guarantee; provided, however, that Indebtedness of the Company and its Restricted Subsidiaries will not include the obligations of the Company or a Restricted Subsidiary under warehouse lines of credit of Mortgage Subsidiaries to repurchase mortgages at prices no greater than 98% of the principal amount thereof, and upon any such purchase the excess, if any, of the purchase price thereof over the Fair Market Value of the mortgages acquired, will constitute Restricted Payments subject to the “— Certain covenants — Limitations on restricted payments” covenant,

(3) to the extent not otherwise included, the obligations of such Person under Currency Agreements or Interest Protection Agreements to the extent recorded as liabilities not constituting Interest Incurred, net of amounts recorded as assets in respect of such agreements, in accordance with GAAP, and

(4) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

provided, that Indebtedness shall not include accounts payable, liabilities to trade creditors of such Person or other accrued expenses arising in the ordinary course of business. The amount of Indebtedness of any Person at any date shall be (a) the outstanding balance at such date of all unconditional obligations as described above, net of any unamortized discount to be accounted for as Interest Expense, in accordance with GAAP, (b) the maximum liability of such Person for any contingent obligations under clause (1) above at such date, net of an unamortized discount to be accounted for as Interest Expense in accordance with GAAP, and (c) in the case of clause (4) above, the lesser of (x) the fair market value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (y) the amount of the Indebtedness secured.

“Intercreditor Agreements” mean the Intercreditor Agreements as amended as of the Issue Date among the Collateral Agent, Wilmington Trust Company, the Junior Collateral Agents, the Trustee, the Junior Trustees, the Issuer, the Company and each other Guarantor named therein, as applicable, as such agreements may be amended, restated, supplemented or otherwise modified from time to time.

“Interest Expense” of any Person for any period means, without duplication, the aggregate amount of (i) interest which, in conformity with GAAP, would be set opposite the caption “interest expense” or any like caption on an income statement for such Person (including, without limitation, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, the net costs (but reduced by net gains) associated with Currency Agreements and Interest Protection Agreements, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense (other than interest and other charges amortized to cost of sales)), and (ii) all interest actually paid by the Company or a Restricted Subsidiary under any guarantee of Indebtedness (including, without limitation, a guarantee of principal, interest or any combination thereof) of any Person other than the Company, the Issuer or any Restricted Subsidiary during such period; provided, that Interest Expense shall exclude any expense associated with the complete write-off of financing fees and expenses in connection with the repayment of any Indebtedness.

“Interest Incurred” of any Person for any period means, without duplication, the aggregate amount of (1) Interest Expense and (2) all capitalized interest and amortized debt issuance costs.

“Interest Protection Agreement” of any Person means any interest rate swap agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates with respect to Indebtedness permitted to be incurred under the Indenture.

“Investments” of any Person means (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions, (ii) all guarantees of Indebtedness or other obligations of any other Person by such Person, (iii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (iv) all other items that would be classified as investments in any other Person (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

“Issue Date” means October 20, 2009.

“Junior-Priority Lien Obligations” means all Indebtedness and other obligations permitted to be incurred and secured by Liens on the Collateral ranking junior to the First-Priority Liens pursuant to clause 9(c) of the definition of “Permitted Liens”.

“Lien” means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this definition, a Person shall be deemed to own, subject to a Lien, any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

“Marketable Securities” means (a) equity securities that are listed on the New York Stock Exchange, the American Stock Exchange or The Nasdaq Stock Market and (b) debt securities that are rated by a nationally recognized rating agency, listed on the New York Stock Exchange or the American Stock Exchange or covered by at least two reputable market makers.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to its debt rating business.

“Mortgage Subsidiary” means any Subsidiary of the Company substantially all of whose operations consist of the mortgage lending business.

“Net Cash Proceeds” means with respect to an Asset Disposition, payments received in cash (including any such payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise (including any cash received upon sale or disposition of such note or receivable), but only as and when received), excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the Property disposed of in such Asset Disposition or received in any other non-cash form unless and until such non-cash consideration is converted into cash therefrom, in each case, net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state and local taxes required to be accrued as a liability under GAAP as a consequence of such Asset Disposition, and in each case net of a reasonable reserve for the after-tax cost of any indemnification or other payments (fixed and contingent) attributable to the seller’s indemnities or other obligations to the purchaser undertaken by the Company, the Issuer or any of its Restricted Subsidiaries in connection with such Asset Disposition, and net of all payments made on any Indebtedness which is secured by or relates to such Property (other than Indebtedness secured by Liens on the Collateral) in accordance with the terms of any Lien or agreement upon or with respect to such Property or which such Indebtedness must by its terms or by applicable law be repaid out of the proceeds from such Asset Disposition, and net of all contractually required distributions and payments made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Disposition.

“Non-Recourse Indebtedness” with respect to any Person means Indebtedness of such Person for which (1) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 90 days after the acquisition of such property and (2) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness. Indebtedness which is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse to the borrower, any guarantor or any other Person for (a) environmental warranties and indemnities, or (b) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the borrower from secured assets to be paid to the lender, waste and mechanics’ liens.

“Obligations” means with respect to any Indebtedness, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Indebtedness, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“Permitted Hovnanian Holders” means, collectively, Ara K. Hovnanian, the members of his immediate family and the members of the immediate family of the late Kevork S. Hovnanian, the respective estates, spouses, heirs, ancestors, lineal descendants, legatees and legal representatives of any of the foregoing and the trustee of any bona fide trust of which one or more of the foregoing are the sole beneficiaries or the grantors thereof, or any entity of which any of the foregoing, individually or collectively, beneficially own more than 50% of the Common Equity.

“Permitted Indebtedness” means

(1) Indebtedness under the Notes (and Exchange Notes and Guarantees thereof), other than Additional Notes;

(2) Indebtedness of the Company, the Issuer or any Guarantor that is (A) secured by Liens permitted by clause 9(a) of the definition of Permitted Liens, in an aggregate principal amount that, after giving effect to the incurrence of such Indebtedness, does not result in outstanding Indebtedness, so secured, in excess of the amount permitted by the proviso in clause 9(a)(ii) of the definition of Permitted Liens and (B) scheduled to mature on or after the maturity date of the Notes (except with respect to Indebtedness incurred pursuant to this clause (2) under Credit Facilities, which may be scheduled to mature on or prior to the maturity date of the Notes; provided that such Indebtedness, together with any Refinancing Indebtedness permitted by the proviso of paragraph (2) of the definition thereof then outstanding, does not exceed $150.0 million in aggregate principal amount);

(3) Indebtedness in respect of obligations of the Company and its Subsidiaries to the trustees under indentures for debt securities;

(4) intercompany debt obligations of (i) the Company to the Issuer, (ii) the Issuer to the Company, (iii) the Company or the Issuer to any Restricted Subsidiary and (iv) any Restricted Subsidiary to the Company or the Issuer or any other Restricted Subsidiary; provided, however, that any Indebtedness of any Restricted Subsidiary or the Issuer or the Company owed to any Restricted Subsidiary or the Issuer that ceases to be a Restricted Subsidiary shall be deemed to be incurred and shall be treated as an incurrence for purposes of the first paragraph of the covenant described under “— Certain covenants — Limitations on indebtedness” at the time the Restricted Subsidiary in question ceases to be a Restricted Subsidiary;

(5) Indebtedness of the Company or the Issuer or any Restricted Subsidiary under any Currency Agreements or Interest Protection Agreements in a notional amount no greater than the payments due (at the time the related Currency Agreement or Interest Protection Agreement is entered into) with respect to the Indebtedness or currency being hedged;

(6) Purchase Money Indebtedness and Capitalized Lease Obligations in an aggregate principal amount outstanding at any one time not to exceed $25.0 million;

(7) obligations for, pledge of assets in respect of, and guaranties of, bond financings of political subdivisions or enterprises thereof in the ordinary course of business;

(8) Indebtedness secured only by office buildings owned or occupied by the Company or any Restricted Subsidiary, which Indebtedness does not exceed $10 million aggregate principal amount outstanding at any one time;

(9) Indebtedness under warehouse lines of credit, repurchase agreements and Indebtedness secured by mortgage loans and related assets of mortgage lending Subsidiaries in the ordinary course of a mortgage lending business; and

(10) Indebtedness of the Company or any Restricted Subsidiary which, together with all other Indebtedness under this clause (10), does not exceed $50 million aggregate principal amount outstanding at any one time.

“Permitted Investment” means

(1) Cash Equivalents;

(2) any Investment in the Company, the Issuer or any Restricted Subsidiary or any Person that becomes a Restricted Subsidiary as a result of such Investment or that is consolidated or merged with or into, or transfers all or substantially all of the assets of it or an operating unit or line of business to, the Company or a Restricted Subsidiary;

(3) any receivables, loans or other consideration taken by the Company, the Issuer or any Restricted Subsidiary in connection with any asset sale otherwise permitted by the Indenture; provided that non-cash consideration received in an Asset Disposition or an exchange or swap of assets shall be pledged as Collateral under the Security Documents to the extent the assets subject to such Asset Disposition or exchange or swap of assets constituted Collateral, with the Lien on such Collateral securing the Notes being of the same priority with respect to the Notes as the Lien on the assets disposed of; provided further that notwithstanding the foregoing clause, up to an aggregate of $50.0 million of (x) non-cash consideration and consideration received as referred to in clause (ii) of the second paragraph under “— Certain covenants — Limitations on dispositions of assets,” (y) assets invested in pursuant to the third paragraph under “— Certain covenants — Limitations on dispositions of assets” and (z) assets received pursuant to clause (4) under the definition of “Asset Disposition” may be designated by the Company or the Issuer as Excluded Property not required to be pledged as Collateral;

(4) Investments received in connection with any bankruptcy or reorganization proceeding, or as a result of foreclosure, perfection or enforcement of any Lien or any judgment or settlement of any Person in exchange for or satisfaction of Indebtedness or other obligations or other property received from such Person, or for other liabilities or obligations of such Person created, in accordance with the terms of the Indenture;

(5) Investments in Currency Agreements or Interest Protection Agreements described in the definition of “Permitted Indebtedness;”

(6) any loan or advance to an executive officer, director or employee of the Company or any Restricted Subsidiary made in the ordinary course of business or in accordance with past practice; provided, however, that any such loan or advance exceeding $1 million shall have been approved by the Board of Directors of the Company or a committee thereof consisting of disinterested members;

(7) Investments in interests in issuances of collateralized mortgage obligations, mortgages, mortgage loan servicing, or other mortgage related assets;

(8) obligations of the Company or a Restricted Subsidiary under warehouse lines of credit of Mortgage Subsidiaries to repurchase mortgages; and

(9) Investments in an aggregate amount outstanding not to exceed $10 million.

“Permitted Liens” means

(1) Liens for taxes, assessments or governmental or quasi-government charges or claims that (a) are not yet delinquent, (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required, or (c) encumber solely property abandoned or in the process of being abandoned,

(2) statutory Liens of landlords and carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s, repairmen’s or other Liens imposed by law and arising in the ordinary course of business and with respect to amounts that, to the extent applicable, either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required,

(3) Liens (other than any Lien imposed by the Employer Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security,

(4) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, development obligations, progress payments, government contacts, utility services, developer’s or other obligations to make on-site or off-site improvements and other obligations of like nature (exclusive of obligations for the payment of borrowed money but including the items referred to in the parenthetical in clause (1)(a) of the definition of “Indebtedness”), in each case incurred in the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries,

(5) attachment or judgment Liens not giving rise to a Default or an Event of Default,

(6) easements, dedications, assessment district or similar Liens in connection with municipal or special district financing, rights-of-way, restrictions, reservations and other similar charges, burdens, and other similar charges or encumbrances not materially interfering with the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries,

(7) zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries,

(8) Liens securing Indebtedness incurred pursuant to clause (8) or (9) of the definition of Permitted Indebtedness,

(9) Liens on the Collateral and other assets not constituting Collateral pursuant to clause (a) of the definition of “Excluded Property” securing:

(a) (i) the Notes (other than Additional Notes) and Exchange Notes, the Guarantees thereof and other Obligations under the Indenture and the Security Documents and in respect thereof and any obligations owing to the Trustee or the Collateral Agent under the Indenture or the Security Documents, (ii) other Indebtedness otherwise permitted to be incurred under the Indenture (and all Obligations in respect thereof), provided that the Indebtedness so secured pursuant to this clause (a)(ii), when taken together with any Indebtedness secured pursuant to this clause (a) outstanding at the time such other Indebtedness is incurred and so secured, does not exceed $785.0 million and (iii) any Refinancing Indebtedness (including pursuant to Credit Facilities) in respect of clauses (a)(i) and (a)(ii);

(b) (i) up to an additional $25.0 million of Indebtedness otherwise permitted to be incurred under the Indenture (and all Obligations arising thereunder) and any Refinancing Indebtedness in respect thereof (including pursuant to Credit Facilities) and (ii) Refinancing Indebtedness (including pursuant to Credit Facilities) in respect of Outstanding Junior Secured Notes and any Refinancing Indebtedness in respect thereof (including pursuant to Credit Facilities), which Liens incurred under this clause (b) may be on a first-lien priority basis ranking equally with the Liens securing the Indebtedness and other Obligations referred to in clause (a) above; and

(c) (i) any Outstanding Junior Secured Notes, the Guarantees thereof and other Obligations under the related indentures and security documents and in respect thereof and any obligations owing to the Junior Trustees or the Junior Collateral Agents under the applicable indentures and security documents and (ii) any other Indebtedness permitted to be incurred under the Indenture (and all Obligations in respect thereof); and any Refinancing Indebtedness (including pursuant to Credit Facilities) in respect of the Indebtedness referred to in this clause (c), provided that the Liens securing Indebtedness referred to in this clause (c) rank junior to the Liens on the Collateral securing the Notes pursuant to the Intercreditor Agreements,

(10) Liens securing Non-Recourse Indebtedness of the Company, the Issuer or any Restricted Subsidiary; provided, that such Liens apply only to the property financed out of the net proceeds of such Non-Recourse Indebtedness within 90 days after the incurrence of such Non-Recourse Indebtedness,

(11) Liens securing Purchase Money Indebtedness; provided, that such Liens apply only to the property acquired, constructed or improved with the proceeds of such Purchase Money Indebtedness within 90 days after the incurrence of such Purchase Money Indebtedness,

(12) Liens on property or assets of the Company, the Issuer or any Restricted Subsidiary securing Indebtedness of the Company, the Issuer or any Restricted Subsidiary owing to the Company, the Issuer or one or more Restricted Subsidiaries (other than K. Hovnanian Poland, sp.z.o.o.),

(13) leases or subleases granted to others not materially interfering with the ordinary course of business of the Company and the Restricted Subsidiaries,

(14) purchase money security interests (including, without limitation, Capitalized Lease Obligations); provided, that such Liens apply only to the Property acquired and the related Indebtedness is incurred within 90 days after the acquisition of such Property,

(15) any right of first refusal, right of first offer, option, contract or other agreement to sell an asset; provided that such sale is not otherwise prohibited under the Indenture,

(16) any right of a lender or lenders to which the Company, the Issuer or a Restricted Subsidiary may be indebted to offset against, or appropriate and apply to the payment of such, Indebtedness any and all balances, credits, deposits, accounts or money of the Company, the Issuer or a Restricted Subsidiary with or held by such lender or lenders or its Affiliates,

(17) any pledge or deposit of cash or property in conjunction with obtaining surety, performance, completion or payment bonds and letters of credit or other similar instruments or providing earnest money obligations, escrows or similar purpose undertakings or indemnifications in the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries,

(18) Liens for homeowner and property owner association developments and assessments,

(19) Liens securing Refinancing Indebtedness; provided, that such Liens extend only to the assets securing the Indebtedness being refinanced and have the same or junior priority as the initial Liens; provided further that no Liens may be incurred under this clause (19) in respect of Refinancing Indebtedness incurred to refinance Indebtedness that is secured by Liens incurred under clause (9) above,

(20) Liens incurred in the ordinary course of business as security for the obligations of the Company, the Issuer and the Restricted Subsidiaries with respect to indemnification in respect of title insurance providers,

(21) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company; provided, that such Liens were in existence prior to the contemplation of such merger or consolidation or acquisition and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary or acquired by the Company or its Subsidiaries,

(22) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided, that such Liens were in existence prior to the contemplation of such acquisition,

(23) Liens existing on the Issue Date (other than Liens securing Obligations under the Notes and the Outstanding Junior Secured Notes) and any extensions, renewals or replacements thereof, and

(24) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock” of any Person means all Capital Stock of such Person which has a preference in liquidation or with respect to the payment of dividends.

“Property” of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person, whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

“Purchase Money Indebtedness” means Indebtedness of the Company, the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement, of any property to be used in the ordinary course of business by the Company, the Issuer and the Restricted Subsidiaries; provided, however, that (1) the aggregate principal amount of such Indebtedness shall not exceed such purchase price or cost and (2) such Indebtedness shall be incurred no later than 90 days after the acquisition of such property or completion of such construction or improvement.

“Qualified Stock” means Capital Stock of the Company other than Disqualified Stock.

“Real Estate Business” means homebuilding, housing construction, real estate development or construction and the sale of homes and related real estate activities, including the provision of mortgage financing or title insurance.

“Refinancing Indebtedness” means Indebtedness (to the extent not Permitted Indebtedness) that refunds, refinances or extends any Indebtedness of the Company, the Issuer or any Restricted Subsidiary (to the extent not Permitted Indebtedness) outstanding on the Issue Date or other Indebtedness (to the extent not Permitted Indebtedness) permitted to be incurred by the Company, the Issuer or any Restricted Subsidiary pursuant to the terms of the Indenture, but only to the extent that:

(1) the Refinancing Indebtedness is subordinated, if at all, to the Notes or the Guarantees, as the case may be, to the same extent as the Indebtedness being refunded, refinanced or extended (provided that Refinancing Indebtedness issued to refund, refinance or extend Subordinated Indebtedness outstanding as of the Issue Date (such Subordinated Indebtedness, excluding the Outstanding Junior Secured Notes, “Existing Subordinated Debt”) need not be subordinated to the Notes or the Guarantees, as the case may, so long as any Liens securing such Indebtedness are junior to the Liens securing the Notes or the Guarantees, as the case may be),

(2) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended or (b) after the maturity date of the Notes (unless the Refinancing Indebtedness is in respect of (i) Existing Subordinated Debt and is secured by Liens on the Collateral in which case the Refinancing Indebtedness must be scheduled to mature after the maturity date of the Notes or (ii) Outstanding Junior Secured Notes (which Refinancing Indebtedness will be secured on a first-lien priority basis by Liens on the Collateral) in which case the Refinancing Indebtedness must be scheduled to mature on or after the maturity date of the Notes), provided that up to a total of $150.0 million at any one time outstanding of Indebtedness under Credit Facilities incurred pursuant to clause (2) under the definition of Permitted Indebtedness, together with any Refinancing Indebtedness that refinances the First-Priority Lien Obligations or Outstanding Junior Secured Notes (which Refinancing Indebtedness will be secured on a first-lien priority basis by Liens on the Collateral) pursuant to Credit Facilities, may be scheduled to mature on or prior to the maturity date of the Notes,

(3) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, and

(4) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended (plus all accrued interest thereon and the amount of any premiums (including tender premiums) and expenses incurred in connection with the refinancing thereof).

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Payment” means any of the following:

(1) the declaration or payment of any dividend or any other distribution on Capital Stock of the Company, the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company, the Issuer or any Restricted Subsidiary (other than (a) dividends or distributions payable solely in Qualified Stock and (b) in the case of the Issuer or Restricted Subsidiaries, dividends or distributions payable to the Company, the Issuer or a Restricted Subsidiary);

(2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company, the Issuer or any Restricted Subsidiary (other than a payment made to the Company, the Issuer or any Restricted Subsidiary);

(3) any Investment (other than any Permitted Investment), including any Investment in an Unrestricted Subsidiary (including by the designation of a Subsidiary of the Company as an Unrestricted Subsidiary) and any amounts paid in accordance with clause (2) of the definition of Indebtedness; and

(4) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other principal installment payment, of any Subordinated Indebtedness (other than (a) Indebtedness permitted under clause (4) of the definition of Permitted Indebtedness or (b) the purchase, repurchase, redemption, defeasance, or other acquisition or retirement of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, amortization or principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement).

“Restricted Subsidiary” means any Subsidiary of the Company which is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., a New York corporation, or any successor to its debt rating business.

“Security Documents” means (i) the Intercreditor Agreement and (ii) the security documents granting a security interest in any assets of any Person to secure the Indebtedness and related Obligations under the Notes and the Guarantees as each may be amended, restated, supplemented or otherwise modified from time to time.

“Significant Subsidiary” means any Subsidiary of the Company which would constitute a “significant subsidiary” as defined in Rule 1-02(w)(1) or (2) of Regulation S-X under the Securities Act and the Exchange Act as in effect on the Issue Date.

“Subordinated Indebtedness” means Indebtedness subordinated in right of payment to the Notes pursuant to a written agreement and includes any Indebtedness ranking equally in right of payment to the Notes but unsecured or secured by the Collateral on a basis entirely junior to that of the Notes.

“Subsidiary” of any Person means any corporation or other entity of which a majority of the Capital Stock having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions is at the time directly or indirectly owned or controlled by such Person.

“Trustee” means the party named as such above until such time, if any, a successor replaces such party in accordance with the applicable provisions of the Indenture and thereafter means the successor serving as trustee under the Indenture in respect of the Notes.

“Unrestricted Subsidiary” means any Subsidiary of the Company so designated by a resolution adopted by the Board of Directors of the Company or a duly authorized committee thereof as provided below; provided that (a) the holders of Indebtedness thereof do not have direct or indirect recourse against the Company, the Issuer or any Restricted Subsidiary, and neither the Company, the Issuer nor any Restricted Subsidiary otherwise has liability for, any payment obligations in respect of such Indebtedness (including any undertaking, agreement or instrument evidencing such Indebtedness), except, in each case, to the extent that the amount thereof constitutes a Restricted Payment permitted by the Indenture, in the case of Non-Recourse Indebtedness, to the extent such recourse or liability is for the matters discussed in the last sentence of the definition of “Non-Recourse Indebtedness,” or to the extent such Indebtedness is a guarantee by such Subsidiary of Indebtedness of the Company, the Issuer or a Restricted Subsidiary and (b) no holder of any Indebtedness of such Subsidiary shall have a right to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity as a result of a default on any Indebtedness of the Company, the Issuer or any Restricted Subsidiary. As of the Issue Date, our home mortgage subsidiaries, our joint ventures and certain of our title insurance subsidiaries are designated as Unrestricted Subsidiaries under the Indenture.

Subject to the foregoing, the Board of Directors of the Company or a duly authorized committee thereof may designate any Subsidiary in addition to those named above to be an Unrestricted Subsidiary; provided, however, that (1) the net amount (the “Designation Amount”) then outstanding of all previous Investments by the Company and the Restricted Subsidiaries in such Subsidiary will be deemed to be a Restricted Payment at the time of such designation and will reduce the amount available for Restricted Payments under the “Limitations on restricted payments” covenant set forth in the Indenture, to the extent provided therein, (2) the Company must be permitted under the “Limitations on restricted payments” covenant set forth in the Indenture to make the Restricted Payment deemed to have been made pursuant to clause (1), and (3) after giving effect to such designation, no Default or Event of Default shall have occurred or be continuing. In accordance with the foregoing, and not in limitation thereof, Investments made by any Person in any Subsidiary of such Person prior to such Person’s merger with the Company or any Restricted Subsidiary (but not in contemplation or anticipation of such merger) shall not be counted as an Investment by the Company or such Restricted Subsidiary if such Subsidiary of such Person is designated as an Unrestricted Subsidiary.

The Board of Directors of the Company or a duly authorized committee thereof may also redesignate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that (1) the Indebtedness of such Unrestricted Subsidiary as of the date of such redesignation could then be incurred under the “Limitations on indebtedness” covenant and (2) immediately after giving effect to such redesignation and the incurrence of any such additional Indebtedness, the Company and the Restricted Subsidiaries could incur $1.00 of additional Indebtedness under the first paragraph of the “— Certain covenants — Limitations on indebtedness” covenant. Any such designation or redesignation by the Board of Directors of the Company or a committee thereof will be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Board of Directors of the Company or a committee thereof giving effect to such designation or redesignation and an Officers’ Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations of such Officers’ Certificate. The designation of any Person as an Unrestricted Subsidiary shall be deemed to include a designation of all Subsidiaries of such Person as Unrestricted Subsidiaries; provided, however, that the ownership of the general partnership interest (or a similar member’s interest in a limited liability company) by an Unrestricted Subsidiary shall not cause a Subsidiary of the Company of which more than 95% of the equity interest is held by the Company or one or more Restricted Subsidiaries to be deemed an Unrestricted Subsidiary.

“U.S. Government Obligations” means non-callable, non-payable bonds, notes, bills or other similar obligations issued or guaranteed by the United States government or any agency thereof the full and timely payment of which are backed by the full faith and credit of the United States.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or portion thereof at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including, without limitation, payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the sum of all such payments described in clause (i)(a) above.

Concerning the Trustee

The Trustee is also the trustee with respect to the Outstanding Junior Secured Notes. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest during the continuance of any Default, it must, so long as such Default has not been cured or duly waived, eliminate that conflicting interest within 90 days, apply to the Commission for permission to continue or resign.

The holders of a majority in principal amount of the Notes then outstanding will have the right to direct the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless that holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

EXCHANGE OFFER; REGISTRATION RIGHTS

The Issuer, the Company and the other guarantors party thereto entered into a registration rights agreement on October 20, 2009, which we refer to as the “Registration Rights Agreement.” Pursuant to the Registration Rights Agreement, the Issuer, the Company and the guarantors party thereto agreed to file with the SEC the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the exchange offer. Upon the effectiveness of the Exchange Offer Registration Statement and pursuant to the exchange offer, the Issuer will offer to the holders of Transfer Restricted Securities (as defined below) who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for exchange notes. Capitalized terms used in this section but not otherwise defined have the meanings given to them in the Registration Rights Agreement.

Under the Registration Rights Agreement:

(1) the Issuer, the Company and the guarantors agreed to file an Exchange Offer Registration Statement with the SEC on or prior to 120 days after October 20, 2009;

(2) unless the exchange offer would not be permitted by applicable law or SEC policy, the Issuer, the Company and the guarantors agreed to commence the exchange offer, keep the exchange offer open for a period of not less than 20 business days and consummate the exchange offer on or prior to 235 days after October 20, 2009, which we refer to as the “Consummation Deadline”; and

(3) if obligated to file the Shelf Registration Statement, the Issuer, the Company and the guarantors will file the Shelf Registration Statement with the SEC on or prior to 30 days after that filing obligation arises and use their reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the SEC on or prior to 90 days after that obligation arises.

In the event that:

(1) the Issuer is not required to file the Exchange Offer Registration Statement or permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy; or

(2) any holder of Transfer Restricted Securities notifies the Issuer in writing prior to the 20th business day following consummation of the exchange offer that:

(a) based on an opinion of counsel, it is prohibited by law or SEC policy from participating in the exchange offer; or

(b) it is a broker-dealer and owns notes acquired directly from the Issuer,

then, the Issuer, the Company and the guarantors have agreed to file with the SEC a Shelf Registration Statement to cover resales of the notes by the holders thereof who satisfy certain conditions relating to the provisions of information in connection with the Shelf Registration Statement.

The Company, the Issuer and the guarantors have agreed to use their reasonable best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the SEC.

For purposes of the preceding, “Transfer Restricted Securities” means:

(1) each outstanding note, until the earliest to occur of:

(a) the date on which that outstanding note is exchanged in the exchange offer for an exchange note which is entitled to be resold to the public by the holder thereof without complying with the prospectus delivery requirements of the Securities Act;

(b) the date on which that outstanding note has been disposed of in accordance with a Shelf Registration Statement (and purchasers thereof have been issued new exchange notes); or

(c) the date on which the outstanding note is distributed to the public pursuant to Rule 144 or Regulation S under the Securities Act (and purchasers thereof have been issued new exchange notes); and

(2) exchange notes issued to a broker-dealer until the date on which those exchange notes are disposed of by that broker-dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including the delivery of the prospectus contained therein).

The Issuer, the Company and guarantors have agreed to pay additional interest to each holder of Transfer Restricted Securities upon the occurrence of any of the following:

(1) the Issuer, the Company and the guarantors fail to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for that filing;

(2) any Shelf Registration Statement is not declared effective by the SEC on or prior to the date specified for that effectiveness, which we refer to as the “Effectiveness Target Date”;

(3) the Issuer fails to consummate the exchange offer on or prior to the Consummation Deadline; or

(4) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable (without being succeeded immediately by a post-effective amendment to such Registration Statement) in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement.

We refer to each event referred to in clauses (1) through (4) above as a “Registration Default.”

Such additional interest shall be:

(1) with respect to the first 90-day period immediately following the occurrence of the first Registration Default, an amount equal to $0.05 per week per $1,000 principal amount of Transfer Restricted Securities held by that holder; and

(2) an additional $0.05 per week per $1,000 principal amount of Transfer Restricted Securities held by that holder with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of additional interest for all Registration Defaults of $0.25 per week per $1,000 principal amount of Transfer Restricted Securities.

All accrued additional interest will be paid on each Interest Payment Date at the same time and in the same manner as interest. Following the cure of all Registration Defaults, the accrual of additional interest will cease. Additional interest will only be payable in respect of one Registration Default at any time.

Holders of Transfer Restricted Securities will be required to make certain representations to the Issuer, the Company and the guarantors (as described in the Registration Rights Agreement) in order to participate in the exchange offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their notes included in the Shelf Registration Statement and to benefit from the provisions regarding additional interest set forth above with respect to the Shelf Registration Statement.

The outstanding notes and the exchange notes will constitute a single series of debt securities under the Indenture. If an exchange offer is consummated, holders of outstanding notes who do not exchange their outstanding notes in that exchange offer will vote together with the holders of the exchange notes for all relevant purposes under the Indenture. Accordingly, when determining whether the required holders have given notice, consent or waiver or taken any other action permitted under the Indenture, any outstanding notes that remain outstanding after the exchange offer will be aggregated with the exchange notes. All references herein to specified percentages in aggregate principal amount of notes outstanding shall be deemed to mean, at any time after the exchange offer is consummated, percentages in aggregate principal amount of outstanding notes and exchange notes outstanding.

BOOK-ENTRY, DELIVERY AND FORM

Book-Entry Procedures for the Global Notes

The exchange notes will initially be represented in the form of one or more global notes in fully-registered book-entry form without interest coupons that will be deposited upon issuance with the trustee under the indenture, Wilmington Trust Company, as custodian for The Depository Trust Company, or “DTC,” and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant as described below.

Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.” In addition, transfer of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time. The notes may be presented for registration of transfer and exchange at the Corporate Trust Office of the trustee.

Depositary Procedures

DTC has advised the Issuer that it is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Issuer that, pursuant to procedures established by it,

(1) upon deposit of the global notes, DTC will credit the accounts of Participants with an interest in the global notes; and

(2) ownership of such interests in the global notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to Participants) or by Participants and the Indirect Participants (with respect to other owners of beneficial interests in the global notes).

The laws of some states require that certain persons take physical delivery in definitive form of securities they own. Consequently, the ability to transfer beneficial interest in a global note to such persons may be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having a beneficial interest in a global note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of physical certificate evidencing such interests. For certain other restrictions on the transferability of the notes, see “— Exchange of Global Notes for Certificated Notes.”

Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.

Payments in respect of the principal and premium and additional interest, if any, and interest on a global note registered in the name of DTC or its nominee will be payable by the trustee to DTC or its nominee in its capacity as the registered holder under the indenture. Under the terms of the indenture, the indenture and the trustee will treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever.

Consequently, none of the Issuer, the trustee nor any agent of the Issuer or the trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the global notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Issuer that its current practice, upon receipt of any payment in respect of securities such as the exchange notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by Participants and the Indirect Participants to the beneficial owners of exchange notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Issuer. Neither the Issuer nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the exchange notes, and the Issuer and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Except for trades involving only Euroclear and Clearstream participants, interests in the global notes will trade in DTC’s Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the notes described herein, crossmarket transfers between Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

Because of time zone differences, the securities accounts of a Euroclear or Clearstream Participant purchasing an interest in a note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream Participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in an exchange note by or through a Euroclear or Clearstream Participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date. DTC has advised the Issuer that it will take any action permitted to be taken by a holder of exchange notes only at the direction of one or more Participants to whose account DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange global notes for legended exchange notes in certificated form, and to distribute such exchange notes to its Participants.

The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that the Issuer believes to be reliable, but the Issuer takes no responsibility for the accuracy thereof.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among Participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Issuer nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A global note is exchangeable for a certificated exchange note if:

(1) DTC (a) notifies the Issuer that it is unwilling or unable to continue as depositary for the global notes and the Issuer thereupon fails to appoint a successor depositary within 90 days or (b) has ceased to be a clearing agency registered under the Exchange Act;

(2) the Issuer, at its option, notifies the trustee in writing that it elects to cause the issuance of the notes in certificated form (provided that the Issuer understands that under current industry practices, DTC would notify Participants of the Issuer’s determination in this clause (2), but would only withdraw beneficial interests from a global note at the request of Participants); or

(3) there shall have occurred and be continuing to occur a default or an event of default with respect to the notes.

In addition, beneficial interests in a global note may be exchanged for certificated exchange notes upon request but only upon at least 20 days’ prior written notice given to the trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated exchange notes delivered in exchange for any global note or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement And Payment

The indenture requires that payments in respect of notes represented by the global notes (including principal, premium, if any, interest and additional interest, if any) be made by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. With respect to certificated notes, we will make all payments of principal, premium, if any, interest and additional interest, if any, by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the global notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.

CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES

Exchange Offer

The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders for United States federal income tax purposes. Consequently, no gain or loss will be recognized by a holder upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note exchanged therefor, and the basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange.

Persons considering the exchange of outstanding notes for exchange notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

Ownership of the Notes

The following is a summary of certain United States federal income and, in the case of non-U.S. holders (as defined below), estate tax consequences of the purchase, ownership and disposition of the notes as of the date hereof. Unless otherwise stated, this summary deals only with notes held as capital assets.

As used herein, a “U.S. holder” means a beneficial owner of the notes that is for United States federal income tax purposes any of the following:

•	an individual citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

The term “non-U.S. holder” means a beneficial owner of the notes (other than a partnership or any other entity treated as a partnership for United States federal income tax purposes) that is not a U.S. holder.

This summary does not represent a detailed description of the United States federal income tax consequences applicable to you if you are a person subject to special tax treatment under the United States federal income tax laws, including, without limitation:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt organization;

•	an insurance company;

•	a person holding the notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for your securities;

•	a person liable for alternative minimum tax;

•	a partnership or other pass-through entity for United States federal income tax purposes;

•	a U.S. holder whose “functional currency” is not the U.S. dollar;

•	a “controlled foreign corporation”;

•	a “passive foreign investment company”; or

•	a United States expatriate.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), United States Treasury regulations, administrative rulings and judicial decisions as of the date hereof. Those authorities may be changed, possibly on a retroactive basis, so as to result in United States federal income and estate tax consequences different from those summarized below.

If a partnership (including any entity classified as a partnership for United States federal income tax purposes) holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership holding notes, you should consult your own tax advisors.

This summary does not represent a detailed description of the United States federal income and estate tax consequences to you in light of your particular circumstances and does not address the effects of any state, local or non-United States tax laws. It is not intended to be, and should not be construed to be, legal or tax advice to any particular purchaser of notes. You should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the ownership of the notes, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Certain Tax Consequences to U.S. Holders

The following is a summary of certain United States federal income tax consequences that will apply to U.S. holders of the notes.

Payments of Interest.  Except as set forth below, “qualified stated interest” (as defined below) on a note generally will be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for tax purposes.

Original Issue Discount.  Because the outstanding notes were issued with original issue discount (“OID”), you will be subject to special tax accounting rules, as described in greater detail below. You generally must include OID in gross income in advance of the receipt of cash attributable to that income.

The outstanding notes were issued with OID in an amount equal to the excess of their stated principal amount over their “issue price.” The “issue price” of a note is the first price at which a substantial amount of the notes was sold to investors for cash (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriter, placement agent or wholesaler).

The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and meets all of the following conditions:

•	it is payable at least once per year;

•	it is payable over the entire term of the note; and

•	it is payable at a single fixed rate or, subject to certain conditions, based on one or more interest indices.

The stated interest payments on the notes are qualified stated interest, and are treated as described above under “— Payments of Interest.”

You generally must include OID in income using the “constant yield method.” The amount of OID that you must include in income each taxable year is the sum of the “daily portions” of OID with respect to the note for each day during such taxable year or portion of such taxable year in which you held that note

(“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for a note may be of any length and may vary in length over the term of the note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of:

•	the note’s “adjusted issue price” at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

•	the aggregate of all qualified stated interest allocable to the accrual period.

OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of a note at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period. Under these rules, you will have to include in income increasingly greater amounts of OID in successive accrual periods.

You may elect to treat all interest on any note as OID and calculate the amount includible in gross income under the constant yield method described above. The election is to be made for the taxable year in which you acquired the note, and may not be revoked without the consent of the Internal Revenue Service (the “IRS”). You should consult with your own tax advisors about this election.

Market Discount.  If you purchase a note for an amount that is less than its principal amount, the amount of the difference will be treated as “market discount” for United States federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the note at the time of the payment or disposition.

In addition, you may be required to defer, until the maturity of the note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the note. You may elect, on a note-by-note basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply.

Acquisition Premium, Amortizable Bond Premium.  If you purchase a note for an amount that is greater than its adjusted issue price but equal to or less than its principal amount, you will be considered to have purchased that note at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the note for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

If you purchase a note for an amount in excess of its principal amount, you will be considered to have purchased the note at a premium and you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the note on a constant yield method as an offset to interest when includible in income under your regular accounting method. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the note.

Sale, Exchange, Retirement, or Other Disposition of Notes.  Upon the sale, exchange, retirement, or other taxable disposition of a note, you generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement, or other taxable disposition (less an amount equal to any accrued and unpaid interest, which will be taxable as interest income to the extent not previously included in income) and the adjusted tax basis of the note. Your adjusted tax basis in a note will, in general, be your cost for the note increased by any OID or market discount previously included in income with respect to the note and reduced by any amortized premium. Except as described above with respect to market discount, any gain or loss will be capital gain or loss. Capital gains of non-corporate U.S. holders derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Certain Tax Consequences to Non-U.S. Holders

The following is a summary of certain United States federal income and estate tax consequences that will apply to non-U.S. holders of the notes.

United States Federal Withholding Tax.  The 30% United States federal withholding tax will not apply to any payment of interest (which, for purposes of this discussion, includes any OID) on the notes under the “portfolio interest rule,” provided that:

•	interest paid on the notes is not effectively connected with your conduct of a trade or business in the United States;

•	you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

•	you are not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership;

•	you are not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and

•	either (a) you provide your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest (including any OID) made to you will be subject to the 30% United States federal withholding tax, unless you provide us with a properly executed:

•	IRS Form W-8BEN (or other applicable form) certifying an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•	IRS Form W-8ECI (or other applicable form) certifying interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “— United States Federal Income Tax”).

The 30% United States federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other disposition of a note.

United States Federal Income Tax.  If you are engaged in a trade or business in the United States and interest (including any OID) on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then you will be subject to United States federal income tax on that interest (including any OID) on a net income basis (although you will be exempt from the 30% United States federal withholding tax, provided the certification requirements discussed above in “— United States Federal Withholding Tax” are satisfied) in generally the same manner as if you were a United States person as defined under the Code, subject to an applicable income tax treaty providing otherwise. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of your effectively connected earnings and profits, subject to certain adjustments.

Any gain realized on the disposition of a note generally will not be subject to United States federal income tax unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

United States Federal Estate Tax.  Your estate will not be subject to United States federal estate tax on notes beneficially owned by you at the time of your death, provided that any payment to you on the notes would be eligible for exemption from the 30% United States federal withholding tax under the “portfolio interest rule” described above under “— United States Federal Withholding Tax” without regard to the statement requirement described in the fifth bullet point of that section.

Information Reporting and Backup Withholding

U.S. Holders.  In general, information reporting requirements will apply to certain payments of principal and interest (including any OID) paid on the notes and to the proceeds of the sale or other disposition of a note paid to you (unless you are an exempt recipient such as a corporation). Backup withholding may apply to such payments if you fail to provide a correct taxpayer identification number or a certification that you are not subject to backup withholding.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders.  Generally, we must report to the IRS and to you the amount of interest (including any OID) paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments of interest (including any OID) on the notes that we make to you provided that we do not have actual knowledge or reason to know that you are a United States person as defined under the Code, and we have received from you the required certification that you are a non-U.S. holder described above in the fifth bullet point under “— Certain Tax Consequences To Non-U.S. Holders — United States Federal Withholding Tax.”

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition (including a redemption) of notes within the United States or conducted through certain United States-related financial intermediaries, unless you certify to the payor under penalties of perjury that you are a non-U.S. holder (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired as a result of market-making activities or other trading activities. To the extent that any such broker-dealer participates in the exchange offer and so notifies us, or causes us to be so notified in writing, we have agreed that for a period of up to 180 days after the consummation of this offer to use our best efforts to make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale and will deliver as many additional copies of this prospectus and each amendment or supplement to this prospectus and any documents incorporated by reference in this prospectus as such broker-dealer may reasonably request.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale at market prices prevailing at the time of resale, at prices related to the prevailing market prices or at negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have also agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of all of the sellers of the outstanding notes, and will indemnify the holders of the outstanding notes, including any broker-dealers, against certain liabilities under the Securities Act.

LEGAL MATTERS

The validity and the legally binding effect of the exchange notes and related guarantees offered hereby will be passed upon for us by Peter S. Reinhart Esq., Senior Vice President and General Counsel for the Issuer and the Guarantors. Peter S. Reinhart, Esq. will rely, as to matters of New York law, on the opinion of Simpson Thacher & Bartlett LLP.

EXPERTS

The consolidated financial statements as of for the year ended October 31, 2009 incorporated by reference in this prospectus from the Company’s Annual Report on Form 10-K for the year ended October 31, 2009 and the effectiveness of Hovnanian Enterprises, Inc.’s internal control over financial reporting as of October 31, 2009, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon the reports of such firm given on their authority as experts in accounting and auditing.

The consolidated financial statements of Hovnanian Enterprises, Inc. as of October 31, 2008 and for the years ended October 31, 2008 and 2007 appearing in Hovnanian Enterprises, Inc.’s Annual Report (Form 10-K) for the year ended October 31, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Exchange Act, and file reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-4 with the SEC. This prospectus, which forms a part of the registration statement, does not have all the information contained in the registration statement. You may read, free of charge, and copy, at the prescribed rates, any reports, proxy statements and other information, including the registration statement, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Copies of such material also can be obtained by mail from the Public Reference Section of the SEC, at 100 F Street, N.E., Washington, D.C. 20549, at the prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information, including the registration statement. The website address is: http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” selected documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below filed by Hovnanian under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

•	Annual Report on Form 10-K for the fiscal year ended October 31, 2009, Registration File No. 1-8551; and

•	Current Report on Form 8-K filed on December 21, 2009, Registration File No. 1-8551.

All documents filed by Hovnanian pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering made by this prospectus are to be incorporated herein by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

$785,000,000

K. Hovnanian Enterprises, Inc.

Guaranteed by

Hovnanian Enterprises, Inc.

Offer to Exchange All Outstanding
10 5/8% Senior Secured Notes due 2016
($785,000,000 aggregate principal amount outstanding)
for 10 5/8% Senior Secured Notes due 2016, which have been registered under the Securities Act of 1933

Until          , 2010, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

PROSPECTUS

          , 2010.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Hovnanian is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 102(b)(7) of the General Corporation Law of the State of Delaware enables a corporation in its certificate of incorporation or an amendment thereto validly approved by stockholders to limit or eliminate the personal liability of the members of its board of directors for violations of the directors’ fiduciary duty of care.

Article FOUR of Hovnanian’s Restated By-Laws contains the following provisions with respect to indemnification:

The Corporation shall indemnify any current or former Director or officer of the Corporation and his heirs, executors and administrators, and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Corporation and his heirs, executors and administers, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by him or by his heirs, executors and administrators in connection with any threatened, pending or completed action, suit or proceeding (brought by or in tire right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, to which he was or is a party or is threatened to be made a party by reason of his current or former position with the Corporation or by reason of the fact that he is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

K. Hovnanian is a California corporation. Section 317 of the California Corporations Code provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than in an action by or on behalf of the corporation to obtain a favorable judgment for itself, because such person is or was an agent of the corporation, against expenses actually and reasonably incurred in connection with the proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of criminal proceedings, had no reasonable cause to believe that the conduct was unlawful. In the case of suits by or on behalf of a corporation to obtain a judgment in its favor, a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to such proceeding because such person is or was the corporation’s agent, against expenses actually and reasonably incurred if the person acted in good faith in a manner the person believed to be in the best interests of the corporation and its shareholders, except that no such indemnification may be made for claims as to which the person shall have been adjudged to be liable to the corporation in the performance of that person’s duty to the corporation, unless and then only to the extent a court determines otherwise.

Article SEVENTH of K. Hovnanian’s Articles of Incorporation contains the following provisions with respect to indemnification:

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, wither civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Any indemnification pursuant to the provisions above shall be made by the Corporation unless a determination (as provided for in the bylaws) is made that indemnification is not proper because the person has not met the applicable standards of conduct as set forth therein.

Hovnanian maintains a liability insurance policy providing coverage for its directors and officers, the directors and officers of K. Hovnanian and the directors and officers of certain of its other subsidiaries in an amount up to $50,000,000.

Item 21.	Exhibits.

3.1	Articles of Incorporation of K. Hovnanian Enterprises, Inc.(1)
3.2	By-Laws of K. Hovnanian Enterprises, Inc.(5)
3.3	Certificate of Incorporation of Hovnanian Enterprises, Inc.(14)
3.4	Certificate of Amendment of Certificate of Incorporation of Hovnanian Enterprises, Inc.(17)
3.5	Amended and Restated By-Laws of Hovnanian Enterprises, Inc.(8)
3.6	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in New Jersey.(1)
3.7	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in New York.(1)
3.8	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Pennsylvania.(1)
3.9	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in North Carolina.(1)
3.10	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in South Carolina.(1)
3.11	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Virginia.(1)
3.12	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Maryland.(1)
3.13	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Delaware.(1)
3.14	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in California.(1)
3.15	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Texas.(1)
3.16	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Arizona.(1)
3.17	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Ohio.(1)
3.18	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in West Virginia.(1)
3.19	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Florida.(1)
3.20	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Michigan.(1)
3.21	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Tennessee.(1)
3.22	Form of Articles of Organization for Subsidiary Registrant limited liability companies.(1)
3.23	Form of Certificate of Limited Partnership for Subsidiary Registrant limited partnerships.(1)
3.24	Form of By-Laws for Subsidiary Registrant corporations incorporated in New Jersey.(1)
3.25	Form of By-Laws for Subsidiary Registrant corporations incorporated in New York.(1)
3.26	Form of By-Laws for Subsidiary Registrant corporations incorporated in Pennsylvania.(1)
3.27	Form of By-Laws for Subsidiary Registrant corporations incorporated in North Carolina.(1)
3.28	Form of By-Laws for Subsidiary Registrant corporations incorporated in South Carolina.(1)
3.29	Form of By-Laws for Subsidiary Registrant corporations incorporated in Maryland.(1)
3.30	Form of By-Laws for Subsidiary Registrant corporations incorporated in Virginia.(1)
3.31	Form of By-Laws for Subsidiary Registrant corporations incorporated in Delaware.(1)
3.32	Form of By-Laws for Subsidiary Registrant corporations incorporated in California.(1)
3.33	Form of By-Laws for Subsidiary Registrant corporations incorporated in Texas.(1)
3.34	Form of By-Laws for Subsidiary Registrant corporations incorporated in Arizona.(1)
3.35	Form of By-Laws for Subsidiary Registrant corporations incorporated in Ohio.(1)
3.36	Form of By-Laws for Subsidiary Registrant corporations incorporated in West Virginia.(1)
3.37	Form of By-Laws for Subsidiary Registrant corporations incorporated in Florida.(1)
3.38	Form of By-Laws for Subsidiary Registrant corporations incorporated in Michigan.(1)
3.39	Form of By-Laws for Subsidiary Registrant corporations incorporated in Tennessee.(1)
3.40	Form of Limited Liability Company Agreement for Subsidiary Registrant limited liability companies.(1)
3.41	Form of Limited Partnership Agreement for Subsidiary Registrant limited partnerships.(1)
3.42	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Minnesota.(4)
3.43	Form of Certificate of Incorporation for Subsidiary Registrant corporations incorporated in Connecticut.(5)
3.44	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Georgia.(5)

3.45	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Illinois.(5)
3.46	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Indiana.(5)
3.47	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Kentucky.(5)
3.48	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Washington, DC.(5)
3.49	Form of By-Laws for Subsidiary Registrant corporations incorporated in Connecticut.(5)
3.50	Form of By-Laws for Subsidiary Registrant corporations incorporated in Georgia.(5)
3.51	Form of By-Laws for Subsidiary Registrant corporations incorporated in Illinois.(5)
3.52	Form of By-Laws for Subsidiary Registrant corporations incorporated in Indiana.(5)
3.53	Form of By-Laws for Subsidiary Registrant corporations incorporated in Kentucky.(5)
3.54	Form of By-Laws for Subsidiary Registrant corporations incorporated in Washington, DC.(5)
3.55	Form of By-Laws for Subsidiary Registrant corporations incorporated in Minnesota.(5)
4.1	Certificate of Designations, Powers, Preferences and Rights of the 7.625% Series A Preferred Stock of Hovnanian Enterprises, Inc., dated July 12, 2005.(7)
4.2	Certificate of Designations of the Series B Junior Preferred Stock of Hovnanian Enterprises, Inc., dated August 14, 2008.(14)
4.3	Rights Agreement, dated as of August 14, 2008, between Hovnanian Enterprises, Inc. and National City Bank, as Rights Agent, which includes the Form of Certificate of Designation as Exhibit A, Form of Right Certificate as Exhibit B and the Summary of Rights as Exhibit C.(3)
4.4	Registration Rights Agreement, dated as of October 20, 2009, by and among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc. certain of its subsidiaries and Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc., as dealer managers.(filed herewith)
4.5	Indenture dated as of October 20, 2009, relating to 10 5/8% Senior Secured Notes due 2016, among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc., the other Guarantors named therein and Wilmington Trust Company, as Trustee, including form of 10 5/8% Senior Secured Notes due 2016.(17)
5.1	Opinion of Peter S. Reinhart, Esq., Senior Vice President and General Counsel for the Issuer and the Guarantors.(filed herewith)
10.1	Intercreditor Agreement, dated as of May 27, 2008.(10)
10.2	First Amendment, dated as of October 20, 2009, to the Intercreditor Agreement dated as of May 27, 2008.(17)
10.3	Intercreditor Agreement, dated as of December 3, 2008.(16)
10.4	First Amendment, dated as of October 20, 2009, to the Intercreditor Agreement dated as of December 3, 2008.(17)
10.5	Second Lien Pledge Agreement, relating to the 11 1/2% Senior Secured Notes due 2013, dated as of May 27, 2008.(10)
10.6	First Amendment, dated as of October 20, 2009, to the Second Lien Pledge Agreement dated as of May 27, 2008.(18)
10.7	Second Lien Security Agreement, relating to the 11 1/2% Senior Secured Notes due 2013, dated as of May 27, 2008.(10)
10.8	First Amendment, dated as of October 20, 2009, to the Second Lien Security Agreement dated as of May 27, 2008.(18)
10.9	Intellectual Property Security Agreement, relating to the 11 1/2% Senior Secured Notes due 2013, dated as of May 27, 2008.(10)
10.10	Third Lien Pledge Agreement, relating to the 18.0% Senior Secured Notes due 2017, dated as of December 3, 2008.(16)
10.11	First Amendment, dated as of October 20, 2009, to the Third Lien Pledge Agreement dated as of December 3, 2008.(18)
10.12	Third Lien Security Agreement, relating to the 18.0% Senior Secured Notes due 2017, dated as of December 3, 2008.(16)

10.13	First Amendment, dated as of October 20, 2009, to the Third Lien Security Agreement dated as of December 3, 2008.(18)
10.14	Intellectual Property Security Agreement, relating to the 18.0% Senior Secured Notes due 2017, dated as of December 3, 2008.(16)
10.15	First Lien Pledge Agreement, dated as of October 20, 2009, relating to the 10 5/8% Senior Secured Notes due 2016.(17)
10.16	First Lien Security Agreement, dated as of October 20, 2009, relating to the 10 5/8% Senior Secured Notes due 2016.(17)
10.17	Form of Intellectual Property Security Agreement, dated as of October 20, 2009, relating to the 10 5/8% Senior Secured Notes due 2016.(17)
10.18	Senior Executive Short-Term Incentive Plan (as amended and restated).(11)
10.19	Amended and Restated 2008 Hovnanian Enterprises, Inc. Stock Incentive Plan.(11)
10.20	1983 Stock Option Plan (as amended and restated).(13)
10.21	Description of Non-Employee Director Compensation.(14)
10.22	Base Salaries of Executive Officers.(18)
10.23	Form of Non-Qualified Stock Option Agreement (Class A Shares).(18)
10.24	Management Agreement, dated August 12, 1983, for the management of properties by K. Hovnanian Investment Properties, Inc.(2)
10.25	Management Agreement, dated December 15, 1985, for the management of properties by K. Hovnanian Investment Properties, Inc. (9)
10.26	Executive Deferred Compensation Plan as amended and restated on December 19, 2008.(6)
10.27	Death and Disability Agreement between Hovnanian Enterprises, Inc. and Ara K. Hovnanian, dated February 2, 2006.(15)
10.28	Form of Hovnanian Deferred Share Policy for Senior Executives.(6)
10.29	Form of Hovnanian Deferred Share Policy.(6)
10.30	Form of Non-Qualified Stock Option Agreement (Class B Shares).(6)
10.31	Form of Incentive Stock Option Agreement.(6)
10.32	Form of Stock Option Agreement for Directors.(6)
10.33	Form of Restricted Share Unit Agreement.(6)
10.34	Form of Incentive Stock Option Agreement.(12)
10.35	Form of Restricted Share Unit Agreement.(12)
10.36	Form of Performance Vesting Incentive Stock Option Agreement.(12)
10.37	Form of Performance Vesting Non-Qualified Stock Option Agreement.(12)
10.38	Form of Restricted Share Unit Agreement for Directors.(12)
12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges.(filed herewith)
21.1	Subsidiaries of Hovnanian Enterprises, Inc.(18)
23.1	Consent of Peter S. Reinhart, Esq.(contained in Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP.(filed herewith)
23.3	Consent of Ernst & Young LLP.(filed herewith)
25.1	Statement of Eligibility of Trustee under the Indenture filed as Exhibit 4.25 hereto.(filed herewith)
99.1	Form of Letter of Transmittal.(filed herewith)
99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.(filed herewith)
99.3	Form of Letter to Clients.(filed herewith)
99.4	Form of Notice of Guaranteed Delivery.(filed herewith)

(1)	Incorporated by reference to Exhibits to the Registration Statement (No. 333-106761) on Form S-3 of Hovnanian Enterprises, Inc.

(2)	Incorporated by reference to Exhibits to the Registration Statement (No. 2-85198) on Form S-1 of Hovnanian Enterprises, Inc.

(3)	Incorporated by reference to Exhibits to the Registration Statement (No. 001-08551) on Form 8-A of Hovnanian Enterprises, Inc. filed August 14, 2008.

(4)	Incorporated by reference to Exhibits to the Registration Statement (No. 333-122175) on Form S-4 of Hovnanian Enterprises, Inc.

(5)	Incorporated by reference to Exhibits to the Registration Statement (No. 333-153587) on Form S-4 of Hovnanian Enterprises, Inc.

(6)	Incorporated by reference to Exhibits to Annual Report on Form 10-K of Hovnanian Enterprises, Inc. for the year ended October 31, 2008.

(7)	Incorporated by reference to Exhibits to Current Report on Form 8-K of Hovnanian Enterprises, Inc. filed on July 13, 2005.

(8)	Incorporated by reference to Exhibits to Current Report on Form 8-K of Hovnanian Enterprises, Inc. filed on December 21, 2009.

(9)	Incorporated by reference to Exhibits to Annual Report on Form 10-K for the year ended October 31, 2003 of Hovnanian Enterprises, Inc.

(10)	Incorporated by reference to Exhibits to Current Report on Form 8-K of Hovnanian Enterprises, Inc. filed on June 2, 2008.

(11)	Incorporated by reference to Exhibits to Quarterly Report on Form 10-Q of Hovnanian Enterprises, Inc. filed on July 31, 2009.

(12)	Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended July 31, 2009 of Hovnanian Enterprises, Inc.

(13)	Incorporated by reference to Appendix C of the definitive Proxy Statement of Hovnanian Enterprises, Inc. on Schedule 14A filed on February 19, 2008.

(14)	Incorporated by reference to Exhibits to Quarterly Report on Form 10-Q of Hovnanian Enterprises, Inc. for the quarter ended July 31, 2008.

(15)	Incorporated by reference to Exhibits to Quarterly Report on Form 10-Q of Hovnanian Enterprises, Inc. for the quarter ended January 31, 2006.

(16)	Incorporated by reference to Exhibits to Current Report on Form 8-K of Hovnanian Enterprises, Inc. filed on December 8, 2008.

(17)	Incorporated by reference to Exhibits to Current Report on Form 8-K of Hovnanian Enterprises, Inc. filed on October 26, 2009.

(18)	Incorporated by reference to Exhibits to Annual Report on Form 10-K for the year ended October 31, 2009 of Hovnanian Enterprises, Inc.

Item 22.	Undertakings.

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Hovnanian Enterprises, Inc.’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, K. Hovnanian Enterprises, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on December 23, 2009.

K. HOVNANIAN ENTERPRISES, INC.

By:	/s/ J. Larry Sorsby
J. Larry Sorsby
Executive Vice President and
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints J. Larry Sorsby and Paul W. Buchanan and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on December 23, 2009.

Signature	Title

/s/ Ara K. Hovnanian Ara K. Hovnanian	Chairman of the Board, President, Chief Executive Officer and Director

/s/ Paul W. Buchanan Paul W. Buchanan	Senior Vice President, Chief Accounting Officer and Director

/s/ Jim Perry Jim Perry	Division President, Southern California and Director

/s/ J. Larry Sorsby J. Larry Sorsby	Executive Vice President, Chief Financial Officer and Director

/s/ Joseph Manisco Joseph Manisco	Assistant Secretary and Director

/s/ John Hadley John Hadley	Vice President, Finance & Administration and Director

/s/ Jim Rex Jim Rex	Region President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Hovnanian Enterprises, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on December 23, 2009.

HOVNANIAN ENTERPRISES, INC.

By:	/s/ J. Larry Sorsby
J. Larry Sorsby
Executive Vice President and
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints J. Larry Sorsby and Paul W. Buchanan and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on December 23, 2009.

Signature	Title

/s/ Ara K. Hovnanian Ara K. Hovnanian	Chairman of the Board, President and Chief Executive Officer

/s/ J. Larry Sorsby J. Larry Sorsby	Executive Vice President, Chief Financial Officer, Treasurer and Director

/s/ Paul W. Buchanan Paul W. Buchanan	Senior Vice President and Chief Accounting Officer

/s/ Joseph A. Marengi Joseph A. Marengi	Director

/s/ Robert B. Coutts Robert B. Coutts	Director

/s/ Edward A. Kangas Edward A. Kangas	Director

/s/ John J. Robbins John J. Robbins	Director

/s/ Stephen D. Weinroth Stephen D. Weinroth	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, K HOV IP, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on December 23, 2009.

K HOV IP, INC.

By:	/s/ Paul W. Buchanan
Paul W. Buchanan
Senior Vice President, Chief Financial Officer,
Chief Accounting Officer, Treasurer and Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints J. Larry Sorsby and Paul W. Buchanan and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on December 23, 2009.

Signature	Title

/s/ Jim Rex Jim Rex	President, Chief Executive Officer and Director

/s/ Paul W. Buchanan Paul W. Buchanan	Senior Vice President, Chief Financial Officer, Chief Accounting Officer, Treasurer, Secretary and Director

/s/ John Hadley John Hadley	Vice President — Finance & Administration and Director

/s/ Joseph Manisco Joseph Manisco	Assistant Secretary and Director

/s/ Marcia Wines Marcia Wines	Vice President — Tax and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, K HOV IP, II, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on December 23, 2009.

K HOV IP, II, INC.

By:	/s/ Paul W. Buchanan
Paul W. Buchanan
Senior Vice President, Chief Financial Officer,
Chief Accounting Officer, Treasurer and Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints J. Larry Sorsby and Paul W. Buchanan and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on December 23, 2009.

Signature	Title

/s/ Jim Rex Jim Rex	President, Chief Executive Officer and Director

/s/ Paul W. Buchanan Paul W. Buchanan	Senior Vice President, Chief Financial Officer, Chief Accounting Officer, Treasurer, Secretary and Director

/s/ John Hadley John Hadley	Vice President — Finance & Administration and Director

/s/ Joseph Manisco Joseph Manisco	Assistant Secretary and Director

/s/ Marcia Wines Marcia Wines	Vice President — Tax and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the Registrants, as listed on the attached Schedule of Subsidiary Registrants, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on December 23, 2009.

REGISTRANTS (as listed on the attached Schedule of Subsidiary Registrants)

By:	/s/ J. Larry Sorsby
J. Larry Sorsby
Executive Vice President and
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints J. Larry Sorsby and Paul W. Buchanan and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on the date and in the capacities indicated on December 23, 2009.

Signature	Title

/s/ Ara K. Hovnanian Ara K. Hovnanian	Chairman of the Board, President, Chief Executive Officer and Director

/s/ Paul W. Buchanan Paul W. Buchanan	Senior Vice President and Chief Accounting Officer and Director

/s/ Peter S. Reinhart Peter S. Reinhart	Senior Vice President, General Counsel and Director

/s/ J. Larry Sorsby J. Larry Sorsby	Executive Vice President, Chief Financial Officer, and Director

SCHEDULE OF SUBSIDIARY REGISTRANTS

Exact Name of Registrant As Specified in Its Charter

AUDDIE ENTERPRISES, L.L.C.
BUILDER SERVICES NJ, L.L.C.
BUILDER SERVICES NY, L.L.C.
BUILDER SERVICES PA, L.L.C.
DULLES COPPERMINE, L.L.C.
EASTERN TITLE AGENCY, INC.
F&W MECHANICAL SERVICES, L.L.C.
FOUNDERS TITLE AGENCY OF MARYLAND, L.L.C.
FOUNDERS TITLE AGENCY, INC.
GOVERNOR’S ABSTRACT CO., INC.
HOMEBUYERS FINANCIAL SERVICES, L.L.C.
HOVNANIAN DEVELOPMENTS OF FLORIDA, INC.
HOVNANIAN LAND INVESTMENT GROUP OF CALIFORNIA, L.L.C.
HOVNANIAN LAND INVESTMENT GROUP OF FLORIDA, L.L.C.
HOVNANIAN LAND INVESTMENT GROUP OF GEORGIA, L.L.C.
HOVNANIAN LAND INVESTMENT GROUP OF MARYLAND, L.L.C.
HOVNANIAN LAND INVESTMENT GROUP OF NEW JERSEY, L.L.C.
HOVNANIAN LAND INVESTMENT GROUP OF NORTH CAROLINA, L.L.C.
HOVNANIAN LAND INVESTMENT GROUP OF PENNSYLVANIA, L.L.C.
HOVNANIAN LAND INVESTMENT GROUP OF TEXAS LLC
HOVNANIAN LAND INVESTMENT GROUP OF VIRGINIA, L.L.C.
HOVNANIAN LAND INVESTMENT GROUP, L.L.C.
K. H. SAN MARCOS CONSERVANCY HOLDINGS, L.L.C.
K. HOV INTERNATIONAL, INC.
K. HOVNANIAN ACQUISITIONS, INC.
K. HOVNANIAN AT 4S, LLC
K. HOVNANIAN AT ACQUA VISTA, LLC
K. HOVNANIAN AT ALISO, LLC
K. HOVNANIAN AT ALLENBERRY, L.L.C.
K. HOVNANIAN AT ALLENTOWN, L.L.C.
K. HOVNANIAN AT ALMOND ESTATES, LLC
K. HOVNANIAN AT ARBOR HEIGHTS, LLC
K. HOVNANIAN AT AVENUE ONE, L.L.C.
K. HOVNANIAN AT BAKERSFIELD 463, L.L.C.
K. HOVNANIAN AT BARNEGAT I, L.L.C.
K. HOVNANIAN AT BARNEGAT II, L.L.C.
K. HOVNANIAN AT BELLA LAGO, LLC
K. HOVNANIAN AT BERKELEY, L.L.C.
K. HOVNANIAN AT BERNARDS IV, INC.
K. HOVNANIAN AT BERNARDS V, L.L.C.
K. HOVNANIAN AT BLUE HERON PINES, L.L.C.
K. HOVNANIAN AT BRIDGEPORT, INC.
K. HOVNANIAN AT BRIDGEWATER I, L.L.C.
K. HOVNANIAN AT BRIDGEWATER VI, INC.
K. HOVNANIAN AT BROAD AND WALNUT, L.L.C.
K. HOVNANIAN AT CALABRIA, INC.
K. HOVNANIAN AT CAMDEN I, L.L.C.
K. HOVNANIAN AT CAMERON CHASE, INC.
K. HOVNANIAN AT CAMP HILL, L.L.C.
K. HOVNANIAN AT CAPISTRANO, L.L.C.

K. HOVNANIAN AT CARMEL DEL MAR, INC.
K. HOVNANIAN AT CARMEL VILLAGE, LLC
K. HOVNANIAN AT CASTILE, INC.
K. HOVNANIAN AT CEDAR GROVE III, L.L.C.
K. HOVNANIAN AT CEDAR GROVE IV, L.L.C.
K. HOVNANIAN AT CHAPARRAL, INC.
K. HOVNANIAN AT CHARTER WAY, LLC
K. HOVNANIAN AT CHESTER I, L.L.C.
K. HOVNANIAN AT CHESTERFIELD, L.L.C.
K. HOVNANIAN AT CIELO, L.L.C.
K. HOVNANIAN AT CLARKSTOWN, INC.
K. HOVNANIAN AT CLIFTON, L.L.C.
K. HOVNANIAN AT COASTLINE, L.L.C.
K. HOVNANIAN AT CORTEZ HILL, LLC
K. HOVNANIAN AT CRANBURY, L.L.C.
K. HOVNANIAN AT CRESTLINE, INC.
K. HOVNANIAN AT CURRIES WOODS, L.L.C.
K. HOVNANIAN AT DENVILLE, L.L.C.
K. HOVNANIAN AT DEPTFORD TOWNSHIP, L.L.C.
K. HOVNANIAN AT DOMINGUEZ HILLS, INC.
K. HOVNANIAN AT DOVER, L.L.C.
K. HOVNANIAN AT EAST BRANDYWINE, L.L.C.
K. HOVNANIAN AT EAST WHITELAND I, INC.
K. HOVNANIAN AT EASTLAKE, LLC
K. HOVNANIAN AT EDGEWATER II, L.L.C.
K. HOVNANIAN AT EDGEWATER, L.L.C.
K. HOVNANIAN AT EGG HARBOR TOWNSHIP II, L.L.C.
K. HOVNANIAN AT EGG HARBOR TOWNSHIP, L.L.C.
K. HOVNANIAN AT EL DORADO RANCH II, L.L.C.
K. HOVNANIAN AT EL DORADO RANCH, L.L.C.
K. HOVNANIAN AT ELK TOWNSHIP, L.L.C.
K. HOVNANIAN AT ENCINITAS RANCH, LLC
K. HOVNANIAN AT EVERGREEN, L.L.C.
K. HOVNANIAN AT EWING, L.L.C.
K. HOVNANIAN AT FIDDYMENT RANCH, LLC
K. HOVNANIAN AT FIFTH AVENUE, L.L.C.
K. HOVNANIAN AT FLORENCE I, L.L.C.
K. HOVNANIAN AT FLORENCE II, L.L.C.
K. HOVNANIAN AT FOREST MEADOWS, L.L.C.
K. HOVNANIAN AT FORKS TWP. I, L.L.C.
K. HOVNANIAN AT FRANKLIN, L.L.C.
K. HOVNANIAN AT FREEHOLD TOWNSHIP I, INC.
K. HOVNANIAN AT FREEHOLD TOWNSHIP, L.L.C.
K. HOVNANIAN AT FRESNO, LLC
K. HOVNANIAN AT GALLOWAY, L.L.C.
K. HOVNANIAN AT GASLAMP SQUARE, L.L.C.
K. HOVNANIAN AT GREAT NOTCH, L.L.C.
K. HOVNANIAN AT GRIDLEY, LLC
K. HOVNANIAN AT GUTTENBERG, L.L.C.
K. HOVNANIAN AT HACKETTSTOWN II, L.L.C.
K. HOVNANIAN AT HACKETTSTOWN, INC.
K. HOVNANIAN AT HAMBURG CONTRACTORS, L.L.C.
K. HOVNANIAN AT HAMBURG, L.L.C.
K. HOVNANIAN AT HAWTHORNE, L.L.C.

K. HOVNANIAN AT HAZLET, L.L.C.
K. HOVNANIAN AT HERSHEY’S MILL, INC.
K. HOVNANIAN AT HIGHLAND SHORES, L.L.C.
K. HOVNANIAN AT HIGHLAND VINEYARDS, INC.
K. HOVNANIAN AT HILLTOP, L.L.C.
K. HOVNANIAN AT HUDSON POINTE, L.L.C.
K. HOVNANIAN AT JACKSON I, L.L.C.
K. HOVNANIAN AT JACKSON, L.L.C.
K. HOVNANIAN AT JAEGER RANCH, LLC
K. HOVNANIAN AT JERSEY CITY IV, L.L.C.
K. HOVNANIAN AT JERSEY CITY V URBAN RENEWAL COMPANY, L.L.C.
K. HOVNANIAN AT KEYPORT, L.L.C.
K. HOVNANIAN AT KING FARM, L.L.C.
K. HOVNANIAN AT LA COSTA GREENS, L.L.C.
K. HOVNANIAN AT LA COSTA, LLC
K. HOVNANIAN AT LA HABRA KNOLLS, LLC
K. HOVNANIAN AT LA LAGUNA, L.L.C.
K. HOVNANIAN AT LA PAZ, LLC
K. HOVNANIAN AT LA TERRAZA, INC.
K. HOVNANIAN AT LAFAYETTE ESTATES, L.L.C.
K. HOVNANIAN AT LAKE RANCHO VIEJO, LLC
K. HOVNANIAN AT LAKE RIDGE CROSSING, L.L.C.
K. HOVNANIAN AT LAKE TERRAPIN, L.L.C.
K. HOVNANIAN AT LAKEWOOD, INC.
K. HOVNANIAN AT LANDMARK, LLC
K. HOVNANIAN AT LARKSPUR, LLC
K. HOVNANIAN AT LAWRENCE V, L.L.C.
K. HOVNANIAN AT LEE SQUARE, L.L.C.
K. HOVNANIAN AT LINWOOD, L.L.C.
K. HOVNANIAN AT LITTLE EGG HARBOR CONTRACTORS, L.L.C.
K. HOVNANIAN AT LITTLE EGG HARBOR III, L.L.C.
K. HOVNANIAN AT LITTLE EGG HARBOR TOWNSHIP II, L.L.C.
K. HOVNANIAN AT LITTLE EGG HARBOR, L.L.C
K. HOVNANIAN AT LIVE OAK II, LLC
K. HOVNANIAN AT LONG BRANCH I, L.L.C.
K. HOVNANIAN AT LOWER MACUNGIE TOWNSHIP I, L.L.C.
K. HOVNANIAN AT LOWER MACUNGIE TOWNSHIP II, L.L.C.
K. HOVNANIAN AT LOWER MAKEFIELD TOWNSHIP I, L.L.C.
K. HOVNANIAN AT LOWER MORELAND I, L.L.C.
K. HOVNANIAN AT LOWER MORELAND II, L.L.C.
K. HOVNANIAN AT LOWER MORELAND III, L.L.C.
K. HOVNANIAN AT MACUNGIE, L.L.C.
K. HOVNANIAN AT MAHWAH VI, INC.
K. HOVNANIAN AT MALAN PARK, L.L.C.
K. HOVNANIAN AT MANALAPAN III, L.L.C.
K. HOVNANIAN AT MANALAPAN, INC.
K. HOVNANIAN AT MANSFIELD I, L.L.C.
K. HOVNANIAN AT MANSFIELD II, L.L.C.
K. HOVNANIAN AT MANSFIELD III, L.L.C.
K. HOVNANIAN AT MAPLE AVENUE, L.L.C.
K. HOVNANIAN AT MARLBORO TOWNSHIP III, INC.
K. HOVNANIAN AT MARLBORO TOWNSHIP IV, INC.
K. HOVNANIAN AT MARLBORO TOWNSHIP IX, L.L.C.
K. HOVNANIAN AT MARLBORO TOWNSHIP V, L.L.C.

K. HOVNANIAN AT MARLBORO TOWNSHIP VIII, L.L.C.
K. HOVNANIAN AT MARLBORO VI, L.L.C.
K. HOVNANIAN AT MARLBORO VII, L.L.C.
K. HOVNANIAN AT MATSU, L.L.C.
K. HOVNANIAN AT MELANIE MEADOWS, LLC
K. HOVNANIAN AT MENDHAM TOWNSHIP, L.L.C.
K. HOVNANIAN AT MENIFEE, LLC
K. HOVNANIAN AT MIDDLE TOWNSHIP II, L.L.C.
K. HOVNANIAN AT MIDDLE TOWNSHIP, L.L.C.
K. HOVNANIAN AT MIDDLETOWN II, L.L.C.
K. HOVNANIAN AT MILLVILLE I, L.L.C.
K. HOVNANIAN AT MILLVILLE II, L.L.C.
K. HOVNANIAN AT MONROE II, INC.
K. HOVNANIAN AT MONROE III, L.L.C.
K. HOVNANIAN AT MONROE IV, L.L.C.
K. HOVNANIAN AT MONROE NJ, L.L.C.
K. HOVNANIAN AT MONTGOMERY I, INC.
K. HOVNANIAN AT MONTVALE, L.L.C.
K. HOVNANIAN AT MOSAIC, LLC
K. HOVNANIAN AT MT. OLIVE TOWNSHIP, L.L.C.
K. HOVNANIAN AT MUIRFIELD, LLC
K. HOVNANIAN AT NEW BRUNSWICK URBAN RENEWAL, L.L.C.
K. HOVNANIAN AT NEW WINDSOR, L.L.C.
K. HOVNANIAN AT NORTH BERGEN. L.L.C.
K. HOVNANIAN AT NORTH BRUNSWICK VI, L.L.C.
K. HOVNANIAN AT NORTH CALDWELL II, L.L.C.
K. HOVNANIAN AT NORTH CALDWELL III, L.L.C.
K. HOVNANIAN AT NORTH CALDWELL, L.L.C.
K. HOVNANIAN AT NORTH HALEDON, L.L.C.
K. HOVNANIAN AT NORTH WILDWOOD, L.L.C.
K. HOVNANIAN AT NORTHAMPTON, L.L.C.
K. HOVNANIAN AT NORTHERN WESTCHESTER, INC.
K. HOVNANIAN AT NORTHFIELD, L.L.C.
K. HOVNANIAN AT NORTHLAKE, INC.
K. HOVNANIAN AT OCEAN TOWNSHIP, INC
K. HOVNANIAN AT OCEAN WALK, INC.
K. HOVNANIAN AT OCEANPORT, L.L.C.
K. HOVNANIAN AT OLD BRIDGE, L.L.C.
K. HOVNANIAN AT OLDE ORCHARD, LLC
K. HOVNANIAN AT PACIFIC BLUFFS, LLC
K. HOVNANIAN AT PARAMUS, L.L.C.
K. HOVNANIAN AT PARK LANE, LLC
K. HOVNANIAN AT PARKSIDE, LLC
K. HOVNANIAN AT PARSIPPANY-TROY HILLS, L.L.C.
K. HOVNANIAN AT PERKIOMEN I, INC.
K. HOVNANIAN AT PERKIOMEN II, INC.
K. HOVNANIAN AT PHILADELPHIA II, L.L.C.
K. HOVNANIAN AT PHILADELPHIA III, L.L.C.
K. HOVNANIAN AT PHILADELPHIA IV, L.L.C.
K. HOVNANIAN AT PIAZZA D’ORO, L.L.C.
K. HOVNANIAN AT PIAZZA SERENA, L.L.C
K. HOVNANIAN AT PITTSGROVE, L.L.C.
K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL IV, L.L.C.
K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL V, L.L.C.

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL VI, L.L.C.
K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL VII, L.L.C.
K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL VIII, L.L.C.
K. HOVNANIAN AT PRADO, L.L.C.
K. HOVNANIAN AT RANCHO CRISTIANITOS, INC.
K. HOVNANIAN AT RANCHO SANTA MARGARITA, LLC
K. HOVNANIAN AT RANDOLPH I, L.L.C.
K. HOVNANIAN AT RAPHO, L.L.C
K. HOVNANIAN AT READINGTON II, L.L.C.
K. HOVNANIAN AT RED BANK, L.L.C.
K. HOVNANIAN AT RESERVOIR RIDGE, INC.
K. HOVNANIAN AT RIDGEMONT, L.L.C.
K. HOVNANIAN AT RIDGESTONE, L.L.C.
K. HOVNANIAN AT RIVERBEND, LLC
K. HOVNANIAN AT RIVERCREST, LLC
K. HOVNANIAN AT RODERUCK, L.L.C.
K. HOVNANIAN AT ROSEMARY LANTANA, L.L.C.
K. HOVNANIAN AT ROWLAND HEIGHTS, LLC
K. HOVNANIAN AT SAGE, L.L.C.
K. HOVNANIAN AT SAN SEVAINE, INC.
K. HOVNANIAN AT SANTA NELLA, LLC
K. HOVNANIAN AT SARATOGA, INC.
K. HOVNANIAN AT SAWMILL, INC.
K. HOVNANIAN AT SAYREVILLE, L.L.C.
K. HOVNANIAN AT SCOTCH PLAINS II, INC.
K. HOVNANIAN AT SCOTCH PLAINS, L.L.C.
K. HOVNANIAN AT SIERRA ESTATES, LLC
K. HOVNANIAN AT SILVER SPRING, L.L.C.
K. HOVNANIAN AT SKYE ISLE, LLC
K. HOVNANIAN AT SMITHVILLE III, L.L.C.
K. HOVNANIAN AT SMITHVILLE, INC.
K. HOVNANIAN AT SOMERS POINT, L.L.C.
K. HOVNANIAN AT SOUTH BRUNSWICK, L.L.C.
K. HOVNANIAN AT SPARTA, L.L.C.
K. HOVNANIAN AT SPRINGCO, L.L.C.
K. HOVNANIAN AT STONE CANYON, INC.
K. HOVNANIAN AT SUNSETS, LLC
K. HOVNANIAN AT SYCAMORE, INC.
K. HOVNANIAN AT TANNERY HILL, INC.
K. HOVNANIAN AT TEANECK, L.L.C.
K. HOVNANIAN AT THE BLUFF, INC.
K. HOVNANIAN AT THE CROSBY, LLC
K. HOVNANIAN AT THE GABLES, LLC
K. HOVNANIAN AT THE MONARCH, L.L.C.
K. HOVNANIAN AT THE PRESERVE, LLC
K. HOVNANIAN AT THOMPSON RANCH, LLC
K. HOVNANIAN AT THORNBURY, INC.
K. HOVNANIAN AT TIERRASANTA, INC.
K. HOVNANIAN AT TRAIL RIDGE, LLC
K. HOVNANIAN AT TRENTON, L.L.C.
K. HOVNANIAN AT TROVATA, INC.
K. HOVNANIAN AT UNION TOWNSHIP I, INC.
K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP I, INC.
K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP II, L.L.C.

K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP III, L.L.C.
K. HOVNANIAN AT UPPER MAKEFIELD I, INC.
K. HOVNANIAN AT UPPER UWCHLAN II, L.L.C.
K. HOVNANIAN AT UPPER UWCHLAN, L.L.C.
K. HOVNANIAN AT VAIL RANCH, INC.
K. HOVNANIAN AT VALLE DEL SOL, LLC
K. HOVNANIAN AT VERONA URBAN RENEWAL, L.L.C.
K. HOVNANIAN AT VICTORVILLE, L.L.C.
K. HOVNANIAN AT VINELAND, L.L.C.
K. HOVNANIAN AT VISTA DEL SOL, L.L.C.
K. HOVNANIAN AT WALL TOWNSHIP VI, INC.
K. HOVNANIAN AT WALL TOWNSHIP VIII, INC.
K. HOVNANIAN AT WANAQUE, L.L.C.
K. HOVNANIAN AT WARREN TOWNSHIP, L.L.C.
K. HOVNANIAN AT WASHINGTON, L.L.C.
K. HOVNANIAN AT WASHINGTONVILLE, INC.
K. HOVNANIAN AT WAYNE IX, L.L.C.
K. HOVNANIAN AT WAYNE V, INC.
K. HOVNANIAN AT WAYNE, VIII, L.L.C.
K. HOVNANIAN AT WEST BRADFORD, L.L.C.
K. HOVNANIAN AT WEST VIEW ESTATES, L.L.C.
K. HOVNANIAN AT WEST WINDSOR, L.L.C.
K. HOVNANIAN AT WESTSHORE, LLC
K. HOVNANIAN AT WHEELER RANCH, LLC
K. HOVNANIAN AT WILDROSE, INC.
K. HOVNANIAN AT WILDWOOD BAYSIDE, L.L.C.
K. HOVNANIAN AT WILLOW BROOK, L.L.C.
K. HOVNANIAN AT WINCHESTER, LLC
K. HOVNANIAN AT WOODCREEK WEST, LLC
K. HOVNANIAN AT WOODHILL ESTATES, L.L.C.
K. HOVNANIAN AT WOOLWICH I, L.L.C.
K. HOVNANIAN CAMBRIDGE HOMES, L.L.C.
K. HOVNANIAN CENTRAL ACQUISITIONS, L.L.C.
K. HOVNANIAN CLASSICS CIP, L.L.C.
K. HOVNANIAN CLASSICS, L.L.C.
K. HOVNANIAN COMMUNITIES, INC.
K. HOVNANIAN COMPANIES METRO D.C. NORTH, L.L.C.
K. HOVNANIAN COMPANIES NORTHEAST, INC.
K. HOVNANIAN COMPANIES OF CALIFORNIA, INC.
K. HOVNANIAN COMPANIES OF MARYLAND, INC.
K. HOVNANIAN COMPANIES OF NEW YORK, INC.
K. HOVNANIAN COMPANIES OF PENNSYLVANIA, INC.
K. HOVNANIAN COMPANIES OF SOUTHERN CALIFORNIA, INC.
K. HOVNANIAN COMPANIES OF VIRGINIA, INC.
K. HOVNANIAN COMPANIES, LLC
K. HOVNANIAN CONNECTICUT ACQUISITIONS, L.L.C.
K. HOVNANIAN CONSTRUCTION II, INC
K. HOVNANIAN CONSTRUCTION III, INC
K. HOVNANIAN CONSTRUCTION MANAGEMENT, INC.
K. HOVNANIAN CRAFTBUILT HOMES OF SOUTH CAROLINA, L.L.C.
K. HOVNANIAN DELAWARE ACQUISITIONS, L.L.C.
K. HOVNANIAN DEVELOPMENTS OF ARIZONA, INC.
K. HOVNANIAN DEVELOPMENTS OF CALIFORNIA, INC.
K. HOVNANIAN DEVELOPMENTS OF CONNECTICUT, INC.

K. HOVNANIAN DEVELOPMENTS OF D.C., INC.
K. HOVNANIAN DEVELOPMENTS OF DELAWARE, INC.
K. HOVNANIAN DEVELOPMENTS OF GEORGIA, INC.
K. HOVNANIAN DEVELOPMENTS OF ILLINOIS, INC.
K. HOVNANIAN DEVELOPMENTS OF INDIANA, INC.
K. HOVNANIAN DEVELOPMENTS OF KENTUCKY, INC.
K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC.
K. HOVNANIAN DEVELOPMENTS OF MICHIGAN, INC.
K. HOVNANIAN DEVELOPMENTS OF MINNESOTA, INC.
K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY II, INC.
K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.
K. HOVNANIAN DEVELOPMENTS OF NEW YORK, INC.
K. HOVNANIAN DEVELOPMENTS OF NORTH CAROLINA, INC.
K. HOVNANIAN DEVELOPMENTS OF OHIO, INC.
K. HOVNANIAN DEVELOPMENTS OF PENNSYLVANIA, INC.
K. HOVNANIAN DEVELOPMENTS OF SOUTH CAROLINA, INC.
K. HOVNANIAN DEVELOPMENTS OF TEXAS, INC.
K. HOVNANIAN DEVELOPMENTS OF VIRGINIA, INC.
K. HOVNANIAN DEVELOPMENTS OF WEST VIRGINIA, INC.
K. HOVNANIAN EASTERN PENNSYLVANIA, L.L.C.
K. HOVNANIAN FIRST HOMES, L.L.C.
K. HOVNANIAN FLORIDA REALTY, L.L.C.
K. HOVNANIAN FOUR SEASONS @ HISTORIC VIRGINIA, LLC
K. HOVNANIAN FOUR SEASONS AT GOLD HILL, LLC
K. HOVNANIAN GREAT WESTERN BUILDING COMPANY, LLC
K. HOVNANIAN GREAT WESTERN HOMES, LLC
K. HOVNANIAN HOLDINGS NJ, L.L.C.
K. HOVNANIAN HOMES — DFW, L.L.C.
K. HOVNANIAN HOMES AT CAMERON STATION, LLC
K. HOVNANIAN HOMES AT CAMP SPRINGS, L.L.C.
K. HOVNANIAN HOMES AT FAIRWOOD, L.L.C.
K. HOVNANIAN HOMES AT FOREST RUN, L.L.C.
K. HOVNANIAN HOMES AT GREENWAY FARM PARK TOWNS, L.L.C.
K. HOVNANIAN HOMES AT GREENWAY FARM, L.L.C.
K. HOVNANIAN HOMES AT JONES STATION 1, L.L.C.
K. HOVNANIAN HOMES AT JONES STATION 2, L.L.C.
K. HOVNANIAN HOMES AT MAXWELL PLACE, L.L.C.
K. HOVNANIAN HOMES AT PAYNE STREET, L.L.C.
K. HOVNANIAN HOMES AT PRIMERA, L.L.C.
K. HOVNANIAN HOMES AT RENAISSANCE PLAZA, L.L.C.
K. HOVNANIAN HOMES AT RUSSETT, L.L.C.
K. HOVNANIAN HOMES NORTHERN CALIFORNIA, INC.
K. HOVNANIAN HOMES OF D.C., L.L.C.
K. HOVNANIAN HOMES OF DELAWARE, L.L.C.
K. HOVNANIAN HOMES OF GEORGIA, L.L.C.
K. HOVNANIAN HOMES OF HOUSTON, L.L.C.
K. HOVNANIAN HOMES OF INDIANA, L.L.C.
K. HOVNANIAN HOMES OF MARYLAND, L.L.C.
K. HOVNANIAN HOMES OF MINNESOTA, L.L.C.
K. HOVNANIAN HOMES OF NORTH CAROLINA, INC.
K. HOVNANIAN HOMES OF PENNSYLVANIA, L.L.C.
K. HOVNANIAN HOMES OF SOUTH CAROLINA, LLC
K. HOVNANIAN HOMES OF VIRGINIA, INC.
K. HOVNANIAN HOMES OF WEST VIRGINIA, L.L.C.

K. HOVNANIAN LIBERTY ON BLUFF CREEK, LLC
K. HOVNANIAN NORTH CENTRAL ACQUISITIONS, L.L.C.
K. HOVNANIAN NORTH JERSEY ACQUISITIONS, L.L.C.
K. HOVNANIAN NORTHEAST SERVICES, L.L.C.
K. HOVNANIAN OF HOUSTON II, L.L.C.
K. HOVNANIAN OHIO REALTY, L.L.C.
K. HOVNANIAN OSTER HOMES, L.L.C.
K. HOVNANIAN PA REAL ESTATE, INC.
K. HOVNANIAN PENNSYLVANIA ACQUISITIONS, L.L.C.
K. HOVNANIAN POLAND, SP .Z.O.O.
K. HOVNANIAN PORT IMPERIAL URBAN RENEWAL, INC.
K. HOVNANIAN PROPERTIES OF RED BANK, INC.
K. HOVNANIAN SHORE ACQUISITIONS, L.L.C.
K. HOVNANIAN SOUTH JERSEY ACQUISITIONS, L.L.C.
K. HOVNANIAN SOUTHERN NEW JERSEY, L.L.C.
K. HOVNANIAN STANDING ENTITY, L.L.C.
K. HOVNANIAN SUMMIT HOLDINGS, L.L.C.
K. HOVNANIAN SUMMIT HOMES OF KENTUCKY, L.L.C.
K. HOVNANIAN SUMMIT HOMES OF MICHIGAN, L.L.C.
K. HOVNANIAN SUMMIT HOMES OF PENNSYLVANIA, L.L.C.
K. HOVNANIAN SUMMIT HOMES OF WEST VIRGINIA, L.L.C.
K. HOVNANIAN SUMMIT HOMES, L.L.C.
K. HOVNANIAN T&C HOMES AT FLORIDA, L.L.C.
K. HOVNANIAN T&C HOMES AT ILLINOIS, L.L.C.
K. HOVNANIAN T&C HOMES AT MINNESOTA, L.L.C.
K. HOVNANIAN T&C INVESTMENT, L.L.C.
K. HOVNANIAN T&C MANAGEMENT CO., L.L.C.
K. HOVNANIAN TIMBRES AT ELM CREEK, LLC
K. HOVNANIAN VENTURE I, L.L.C.
K. HOVNANIAN WINDWARD HOMES, LLC
K. HOVNANIAN’S FOUR SEASONS AT ASHBURN VILLAGE, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT BAILEY’S GLENN, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT BAKERSFIELD, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT BEAUMONT, LLC
K. HOVNANIAN’S FOUR SEASONS AT CHARLOTTESVILLE, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT DULLES DISCOVERY CONDOMINIUM, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT DULLES DISCOVERY, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT HAMPTONBURGH, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT HEMET, LLC
K. HOVNANIAN’S FOUR SEASONS AT HUNTFIELD,L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT KENT ISLAND CONDOMINIUMS, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT KENT ISLAND, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT LOS BANOS, LLC
K. HOVNANIAN’S FOUR SEASONS AT MORENO VALLEY, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT NEW KENT VINEYARDS, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT PALM SPRINGS, LLC
K. HOVNANIAN’S FOUR SEASONS AT RENAISSANCE, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT RUSH CREEK II, LLC
K. HOVNANIAN’S FOUR SEASONS AT RUSH CREEK, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT ST. MARGARETS LANDING, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT VINT HILL, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT WESTSHORE, LLC
K. HOVNANIAN’S FOUR SEASONS, LLC
K. HOVNANIAN’S PARKSIDE AT TOWNGATE, L.L.C.

K. HOVNANIAN’S PRIVATE HOME PORTFOLIO, L.L.C.
KHIP, L.L.C.
LANDARAMA, INC.
M & M AT LONG BRANCH, INC
M&M AT CHESTERFIELD, LLC
M&M AT COPPER BEECH, L.L.C.
M&M AT CRESCENT COURT, L.L.C.
M&M AT EAST RUTHERFORD, L.L.C.
M&M AT MORRISTOWN, L.L.C.
M&M AT SPINNAKER POINTE, L.L.C.
M&M AT SPRUCE HOLLOW, L.L.C.
M&M AT SPRUCE RUN, L.L.C.
M&M AT STATION SQUARE, L.L.C.
M&M AT TAMARACK HOLLOW, L.L.C.
M&M AT UNION, L.L.C.
M&M AT WEST ORANGE, L.L.C.
M&M AT WHEATENA URBAN RENEWAL, L.L.C.
M&M INVESTMENTS, L.P.
MATZEL & MUMFORD AT EGG HARBOR, L.L.C.
MATZEL & MUMFORD AT MONTGOMERY, L.L.C.
MATZEL & MUMFORD AT SOUTH BOUND BROOK URBAN RENEWAL, L.L.C.
MCNJ, INC.
MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES OF KENTUCKY, L.L.C.
MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES OF MICHIGAN, L.L.C.
MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES OF PENNSYLVANIA, L.L.C.
MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES OF WEST VIRGINIA, L.L.C.
MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES, L.L.C.
MMIP, L.L.C.
NATOMAS CENTRAL NEIGHBORHOOD HOUSING, L.L.C.
NEW LAND TITLE AGENCY, L.L.C.
PADDOCKS, L.L.C.
PARK TITLE COMPANY, LLC
PINE AYR, LLC
RIDGEMORE UTILITY ASSOCIATES OF PENNSYLVANIA, L.L.C.
RIDGEMORE UTILITY, L.L.C.
SEABROOK ACCUMULATION CORPORATION
STONEBROOK HOMES, INC.
TERRAPIN REALTY, L.L.C.
THE MATZEL & MUMFORD ORGANIZATION, INC
WASHINGTON HOMES AT COLUMBIA TOWN CENTER, L.L.C.
WASHINGTON HOMES, INC.
WESTMINSTER HOMES OF ALABAMA, L.L.C.
WESTMINSTER HOMES OF MISSISSIPPI, LLC
WESTMINSTER HOMES OF TENNESSEE, INC.
WESTMINSTER HOMES, INC.
WH LAND I, INC.
WH PROPERTIES, INC.
WH/PR LAND COMPANY, L.L.C.
WOODLAND LAKE CONDOMINIUMS AT BOWIE NEW TOWN, L.L.C.

EXHIBIT INDEX

3.1	Articles of Incorporation of K. Hovnanian Enterprises, Inc.(1)
3.2	By-Laws of K. Hovnanian Enterprises, Inc.(5)
3.3	Certificate of Incorporation of Hovnanian Enterprises, Inc.(14)
3.4	Certificate of Amendment of Certificate of Incorporation of Hovnanian Enterprises, Inc.(17)
3.5	Amended and Restated By-Laws of Hovnanian Enterprises, Inc.(8)
3.6	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in New Jersey.(1)
3.7	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in New York.(1)
3.8	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Pennsylvania.(1)
3.9	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in North Carolina.(1)
3.10	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in South Carolina.(1)
3.11	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Virginia.(1)
3.12	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Maryland.(1)
3.13	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Delaware.(1)
3.14	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in California.(1)
3.15	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Texas.(1)
3.16	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Arizona.(1)
3.17	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Ohio.(1)
3.18	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in West Virginia.(1)
3.19	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Florida.(1)
3.20	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Michigan.(1)
3.21	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Tennessee.(1)
3.22	Form of Articles of Organization for Subsidiary Registrant limited liability companies.(1)
3.23	Form of Certificate of Limited Partnership for Subsidiary Registrant limited partnerships.(1)
3.24	Form of By-Laws for Subsidiary Registrant corporations incorporated in New Jersey.(1)
3.25	Form of By-Laws for Subsidiary Registrant corporations incorporated in New York.(1)
3.26	Form of By-Laws for Subsidiary Registrant corporations incorporated in Pennsylvania.(1)
3.27	Form of By-Laws for Subsidiary Registrant corporations incorporated in North Carolina.(1)
3.28	Form of By-Laws for Subsidiary Registrant corporations incorporated in South Carolina.(1)
3.29	Form of By-Laws for Subsidiary Registrant corporations incorporated in Maryland.(1)
3.30	Form of By-Laws for Subsidiary Registrant corporations incorporated in Virginia.(1)
3.31	Form of By-Laws for Subsidiary Registrant corporations incorporated in Delaware.(1)
3.32	Form of By-Laws for Subsidiary Registrant corporations incorporated in California.(1)
3.33	Form of By-Laws for Subsidiary Registrant corporations incorporated in Texas.(1)
3.34	Form of By-Laws for Subsidiary Registrant corporations incorporated in Arizona.(1)
3.35	Form of By-Laws for Subsidiary Registrant corporations incorporated in Ohio.(1)
3.36	Form of By-Laws for Subsidiary Registrant corporations incorporated in West Virginia.(1)
3.37	Form of By-Laws for Subsidiary Registrant corporations incorporated in Florida.(1)
3.38	Form of By-Laws for Subsidiary Registrant corporations incorporated in Michigan.(1)
3.39	Form of By-Laws for Subsidiary Registrant corporations incorporated in Tennessee.(1)
3.40	Form of Limited Liability Company Agreement for Subsidiary Registrant limited liability companies.(1)
3.41	Form of Limited Partnership Agreement for Subsidiary Registrant limited partnerships.(1)
3.42	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Minnesota.(4)
3.43	Form of Certificate of Incorporation for Subsidiary Registrant corporations incorporated in Connecticut.(5)
3.44	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Georgia.(5)
3.45	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Illinois.(5)
3.46	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Indiana.(5)

3.47	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Kentucky.(5)
3.48	Form of Articles of Incorporation for Subsidiary Registrant corporations incorporated in Washington, DC.(5)
3.49	Form of By-Laws for Subsidiary Registrant corporations incorporated in Connecticut.(5)
3.50	Form of By-Laws for Subsidiary Registrant corporations incorporated in Georgia.(5)
3.51	Form of By-Laws for Subsidiary Registrant corporations incorporated in Illinois.(5)
3.52	Form of By-Laws for Subsidiary Registrant corporations incorporated in Indiana.(5)
3.53	Form of By-Laws for Subsidiary Registrant corporations incorporated in Kentucky.(5)
3.54	Form of By-Laws for Subsidiary Registrant corporations incorporated in Washington, DC.(5)
3.55	Form of By-Laws for Subsidiary Registrant corporations incorporated in Minnesota.(5)
4.1	Certificate of Designations, Powers, Preferences and Rights of the 7.625% Series A Preferred Stock of Hovnanian Enterprises, Inc., dated July 12, 2005.(7)
4.2	Certificate of Designations of the Series B Junior Preferred Stock of Hovnanian Enterprises, Inc., dated August 14, 2008.(14)
4.3	Rights Agreement, dated as of August 14, 2008, between Hovnanian Enterprises, Inc. and National City Bank, as Rights Agent, which includes the Form of Certificate of Designation as Exhibit A, Form of Right Certificate as Exhibit B and the Summary of Rights as Exhibit C.(3)
4.4	Registration Rights Agreement, dated as of October 20, 2009, by and among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc. certain of its subsidiaries and Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc., as dealer managers.(filed herewith)
4.5	Indenture dated as of October 20, 2009, relating to 10 5/8% Senior Secured Notes due 2016, among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc., the other Guarantors named therein and Wilmington Trust Company, as Trustee, including form of 10 5/8% Senior Secured Notes due 2016.(17)
5.1	Opinion of Peter S. Reinhart, Esq., Senior Vice President and General Counsel for the Issuer and the Guarantors.(filed herewith)
10.1	Intercreditor Agreement, dated as of May 27, 2008.(10)
10.2	First Amendment, dated as of October 20, 2009, to the Intercreditor Agreement dated as of May 27, 2008.(17)
10.3	Intercreditor Agreement, dated as of December 3, 2008.(16)
10.4	First Amendment, dated as of October 20, 2009, to the Intercreditor Agreement dated as of December 3, 2008.(17)
10.5	Second Lien Pledge Agreement, relating to the 11 1/2% Senior Secured Notes due 2013, dated as of May 27, 2008.(10)
10.6	First Amendment, dated as of October 20, 2009, to the Second Lien Pledge Agreement dated as of May 27, 2008.(18)
10.7	Second Lien Security Agreement, relating to the 11 1/2% Senior Secured Notes due 2013, dated as of May 27, 2008.(10)
10.8	First Amendment, dated as of October 20, 2009, to the Second Lien Security Agreement dated as of May 27, 2008.(18)
10.9	Intellectual Property Security Agreement, relating to the 11 1/2% Senior Secured Notes due 2013, dated as of May 27, 2008.(10)
10.10	Third Lien Pledge Agreement, relating to the 18.0% Senior Secured Notes due 2017, dated as of December 3, 2008.(16)
10.11	First Amendment, dated as of October 20, 2009, to the Third Lien Pledge Agreement dated as of December 3, 2008.(18)
10.12	Third Lien Security Agreement, relating to the 18.0% Senior Secured Notes due 2017, dated as of December 3, 2008.(16)
10.13	First Amendment, dated as of October 20, 2009, to the Third Lien Security Agreement dated as of December 3, 2008.(18)
10.14	Intellectual Property Security Agreement, relating to the 18.0% Senior Secured Notes due 2017, dated as of December 3, 2008.(16)
10.15	First Lien Pledge Agreement, dated as of October 20, 2009, relating to the 10 5/8% Senior Secured Notes due 2016.(17)

10.16	First Lien Security Agreement, dated as of October 20, 2009, relating to the 10 5/8% Senior Secured Notes due 2016.(17)
10.17	Form of Intellectual Property Security Agreement, dated as of October 20, 2009, relating to the 10 5/8% Senior Secured Notes due 2016.(17)
10.18	Senior Executive Short-Term Incentive Plan (as amended and restated).(11)
10.19	Amended and Restated 2008 Hovnanian Enterprises, Inc. Stock Incentive Plan.(11)
10.20	1983 Stock Option Plan (as amended and restated).(13)
10.21	Description of Non-Employee Director Compensation.(14)
10.22	Base Salaries of Executive Officers.(18)
10.23	Form of Non-Qualified Stock Option Agreement (Class A Shares).(18)
10.24	Management Agreement, dated August 12, 1983, for the management of properties by K. Hovnanian Investment Properties, Inc.(2)
10.25	Management Agreement, dated December 15, 1985, for the management of properties by K. Hovnanian Investment Properties, Inc. (9)
10.26	Executive Deferred Compensation Plan as amended and restated on December 19, 2008.(6)
10.27	Death and Disability Agreement between Hovnanian Enterprises, Inc. and Ara K. Hovnanian, dated February 2, 2006.(15)
10.28	Form of Hovnanian Deferred Share Policy for Senior Executives.(6)
10.29	Form of Hovnanian Deferred Share Policy.(6)
10.30	Form of Non-Qualified Stock Option Agreement (Class B Shares).(6)
10.31	Form of Incentive Stock Option Agreement.(6)
10.32	Form of Stock Option Agreement for Directors.(6)
10.33	Form of Restricted Share Unit Agreement.(6)
10.34	Form of Incentive Stock Option Agreement.(12)
10.35	Form of Restricted Share Unit Agreement.(12)
10.36	Form of Performance Vesting Incentive Stock Option Agreement.(12)
10.37	Form of Performance Vesting Non-Qualified Stock Option Agreement.(12)
10.38	Form of Restricted Share Unit Agreement for Directors.(12)
12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges.(filed herewith)
21.1	Subsidiaries of Hovnanian Enterprises, Inc.(18)
23.1	Consent of Peter S. Reinhart, Esq.(contained in Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP.(filed herewith)
23.3	Consent of Ernst & Young LLP.(filed herewith)
25.1	Statement of Eligibility of Trustee under the Indenture filed as Exhibit 4.25 hereto.(filed herewith)
99.1	Form of Letter of Transmittal.(filed herewith)
99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.(filed herewith)
99.3	Form of Letter to Clients.(filed herewith)
99.4	Form of Notice of Guaranteed Delivery.(filed herewith)

(1)	Incorporated by reference to Exhibits to the Registration Statement (No. 333-106761) on Form S-3 of Hovnanian Enterprises, Inc.

(2)	Incorporated by reference to Exhibits to the Registration Statement (No. 2-85198) on Form S-1 of Hovnanian Enterprises, Inc.

(3)	Incorporated by reference to Exhibits to the Registration Statement (No. 001-08551) on Form 8-A of Hovnanian Enterprises, Inc. filed August 14, 2008.

(4)	Incorporated by reference to Exhibits to the Registration Statement (No. 333-122175) on Form S-4 of Hovnanian Enterprises, Inc.

(5)	Incorporated by reference to Exhibits to the Registration Statement (No. 333-153587) on Form S-4 of Hovnanian Enterprises, Inc.

(6)	Incorporated by reference to Exhibits to Annual Report on Form 10-K of Hovnanian Enterprises, Inc. for the year ended October 31, 2008.

(7)	Incorporated by reference to Exhibits to Current Report on Form 8-K of Hovnanian Enterprises, Inc. filed on July 13, 2005.

(8)	Incorporated by reference to Exhibits to Current Report on Form 8-K of Hovnanian Enterprises, Inc. filed on December 21, 2009.

(9)	Incorporated by reference to Exhibits to Annual Report on Form 10-K for the year ended October 31, 2003 of Hovnanian Enterprises, Inc.

(10)	Incorporated by reference to Exhibits to Current Report on Form 8-K of Hovnanian Enterprises, Inc. filed on June 2, 2008.

(11)	Incorporated by reference to Exhibits to Quarterly Report on Form 10-Q of Hovnanian Enterprises, Inc. filed on July 31, 2009.

(12)	Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended July 31, 2009 of Hovnanian Enterprises, Inc.

(13)	Incorporated by reference to Appendix C of the definitive Proxy Statement of Hovnanian Enterprises, Inc. on Schedule 14A filed on February 19, 2008.

(14)	Incorporated by reference to Exhibits to Quarterly Report on Form 10-Q of Hovnanian Enterprises, Inc. for the quarter ended July 31, 2008.

(15)	Incorporated by reference to Exhibits to Quarterly Report on Form 10-Q of Hovnanian Enterprises, Inc. for the quarter ended January 31, 2006.

(16)	Incorporated by reference to Exhibits to Current Report on Form 8-K of Hovnanian Enterprises, Inc. filed on December 8, 2008.

(17)	Incorporated by reference to Exhibits to Current Report on Form 8-K of Hovnanian Enterprises, Inc. filed on October 26, 2009.

(18)	Incorporated by reference to Exhibits to Annual Report on Form 10-K for the year ended October 31, 2009 of Hovnanian Enterprises, Inc.